As filed with the Securities and Exchange Commission on April 30, 2021

File No. 811-09869

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

Amendment No.	41	[X]

FRANKLIN FLOATING RATE MASTER TRUST
(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Address of Principal Executive Offices) (Zip Code)

(650) 312-2000
Registrant's Telephone Number, Including Area Code

Craig S. Tyle, One Franklin Parkway San Mateo, CA 94403-1906
(Name and Address of Agent for Service of Process)

Please send Copy of Communications to:
Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19102

EXPLANATORY NOTE

This Amendment No. 41 (Amendment) to the Registration Statement of Franklin Floating Rate Master Trust (Registrant) on Form N-1A (File No. 811-09869) relates only to Part A and Part B of Franklin Floating Rate Income Fund, a series of the Registrant, and does not otherwise delete, amend, or supersede any other information relating to Part A or Part B of any other series of the Registrant.

Franklin Floating Rate Master Trust

Franklin Floating Rate Income Fund

(formerly, Franklin Middle Tier Floating Rate Fund)

Offering Circular

April 30, 2021

FORM N-1A, Part A:

The responses to Items 1 through 4 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5. Management

Investment Manager:	Franklin Advisers, Inc. (Advisers) (see "Item 10. Management, Organization, and Capital Structure" for more information)

Portfolio Managers:
Reema Agarwal, CFA
Senior Vice President of Advisers and portfolio manager of the Fund since 2019.
Margaret Chiu, CFA
Portfolio Manager of Advisers and portfolio manager of the Fund since 2019.
Justin Ma, CFA
Portfolio Manager of Advisers and portfolio manager of the Fund since inception (2015).

See Item 10 for details.

Item 6. Purchase and Sale of Fund Shares

Franklin Floating Rate Income Fund (Fund) is a non-diversified series of Franklin Floating Rate Master Trust (Trust), an open-end management investment company, registered under the Investment Company Act of 1940 (1940 Act). The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933 (1933 Act). Shares of the Fund are sold only to "accredited investors," as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies, and other institutional investors. The Fund's shares are redeemable. Purchases and redemptions are processed by written request, telephone or wire transfer on any day the Fund is open for business. There are no investment minimums for the purchase of Fund shares.

The Fund is offered exclusively to other U.S. registered Franklin Templeton open-end funds (FT Funds) as an investment vehicle for efficient portfolio management by which such other FT Funds will be able to obtain exposure to floating rate instruments.

Item 7. Tax Information

The Fund’s distributions are generally taxable to its shareholders as ordinary income.

Item 8. Financial Intermediary Compensation

Not applicable.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings

Investment Objective

The Fund's investment goal is to provide a high level of current income.

Principal Investment Strategies

The Fund normally invests at least 80% of its net assets in income-producing floating interest rate corporate loans and corporate debt securities made to or issued by U.S. companies, non-U.S. entities and U.S. subsidiaries of non-U.S. entities. Shareholders will be given at least 60 days’ advance notice of any change to this 80% policy. The Fund includes investments that provide exposure to such corporate loans and debt securities, such as collateralized loan obligations, for purpose of compliance with such 80% test. The Fund is a “non-diversified” fund, which means it generally invests a greater portion of its assets in the securities of one or more issuers and invests overall in a smaller number of issuers than a diversified fund.

Floating interest rates vary with and are periodically adjusted to a generally recognized base interest rate such as the London Interbank Offered Rate (LIBOR), the Secured Overnight Funding Rate (SOFR) or the Prime Rate. The Fund may invest in companies whose financial condition is troubled or uncertain and that may be involved in bankruptcy proceedings, reorganizations or financial restructurings.

Floating interest rate corporate loans and debt securities, also called bank loans or senior floating rate interests (together, floating rate investments), generally have credit ratings below investment grade and may be subject to restrictions on resale. The Fund may invest up to 25% of its net assets in floating rate investments that are rated below B- by a nationally recognized statistical rating organization (NRSRO) or, if unrated, are determined to be of comparable quality by the investment manager.

The Fund’s floating rate investments typically hold the most senior position in the capitalization structure of a company and are generally secured by specific collateral. Such senior position means that, in case the company becomes insolvent, the lenders or security holders in a senior position like the Fund’s position will typically be paid from the assets of the company before other creditors of the company. When a company pledges specific collateral, it has agreed to deliver, or has actually delivered, to the lenders or security holders assets it owns that legally become the property of the lenders or security holders in case the company defaults in paying interest or principal. Additionally, the obligations of the borrower or issuer are generally subject to certain restrictive covenants in favor of the lenders or security holders that invest in them. As a result, the floating rate investments in which the Fund generally invests are typically subject to less credit risk than subordinated and/or unsecured positions of such issuers.

The Fund limits its investments in debt obligations of non-U.S. entities to no more than 50% of its total assets. The Fund invests predominantly in debt obligations that are U.S. dollar-denominated or otherwise provide for payment in U.S. dollars. The Fund may invest in illiquid investments; however, the Fund will not acquire any illiquid investment if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments that are assets.

Description of Floating Rate Investments

The rate of interest payable on floating rate investments is generally established as the sum of a base lending rate plus a specified margin. The base lending rates generally are the London Interbank Offered Rate (LIBOR), the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by lenders loaning money to companies, so-called commercial lenders. The interest rate on Prime Rate-based loans and securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based loans and securities is reset periodically, typically at regular intervals ranging between one week to one year.

Certain of the Fund’s floating rate investments may permit the borrower to select an interest rate reset period of up to one year. A portion of the Fund’s investments may consist of loans with interest rates that are fixed for the term of the loan. Investments with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund’s share price as a result of changes in interest rates. Fixed rate corporate loans and debt securities that are effectively converted from fixed rate investments to floating rate investments through interest rate swaps or other derivative transactions are considered to be floating interest rate loans and corporate debt securities for purposes of the Fund’s policy of normally investing at least 80% of its net assets in floating rate investments.

Some of the Fund's floating rate investments may have the additional feature of converting into a fixed rate instrument after certain periods of time or under certain circumstances. Upon conversion of any such floating rate investments to fixed rate instruments, the Fund's investment manager will typically rebalance the Fund's investments, if needed, to meet the 80% level described above, as promptly as is reasonable.

Generally, corporate loans and corporate debt securities require that the borrower or issuer comply with various restrictive covenants that accompany the loan or security. A restrictive covenant is a promise by the borrower to take certain actions that protect, or not to take certain actions that may impair, the rights of lenders. These covenants, in addition to requiring the scheduled payment of interest and principal, may (1) restrict dividend payments and other distributions to shareholders, (2) require the borrower to prepay the corporate loan or corporate debt security with any excess cash flow, (3) require the borrower to maintain specific financial ratios or relationships regarding, or limits on, total debt, or (4) limit the borrower’s ability to take on new acquisitions and investments. These restrictions tend to conserve collateral held by the borrower that supports the loan or security as described above.

The Fund may invest in "covenant lite" loans and debt securities. These loans or securities, which have varied terms and conditions, contain fewer or no restrictive covenants. A covenant lite loan or debt security typically does not include the legal clauses which allow an investor to proactively enforce financial covenants or prevent undesired actions by the borrower/issuer. Covenant-lite loans and debt securities also generally give the borrower/issuer more flexibility, including the ability to make an acquisition, pay dividends or issue additional debt, if they have met certain loan terms. Covenant lite loans and debt securities also generally do not permit an investor to declare a default, and therefore receive collateral, if certain criteria are breached or to force restructurings and other capital changes on struggling borrowers/issuers. The Fund may experience relatively greater difficulty or delays in enforcing its rights on its holdings of covenant lite loans and debt securities than its holdings of loans or securities with the usual covenants.

The floating rate investments in which the Fund invests may be issued in transactions involving refinancings, recapitalizations, mergers and acquisitions, and other financings for general corporate purposes. The Fund’s investments also may include senior obligations of a borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code, provided that such senior obligations are determined by the Fund’s investment manager, based upon its credit analysis, to be a suitable investment by the Fund. In such highly leveraged transactions, the borrower assumes large amounts of debt in order to have the financial resources to attempt to achieve its business objectives. Such business objectives may include: management's removal of a company from the public market (leveraged buyout); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Loans or securities that are part of highly leveraged transactions may involve a greater risk of default by the borrower.

The Fund may also invest in collateralized loan obligations (CLOs). CLOs represent interests in a special purpose, bankruptcy-remote vehicle, typically a trust, collateralized by a pool generally comprised of corporate and/or sovereign loans, which may include, among others, senior secured loans, senior unsecured loans, and subordinate corporate loans made to domestic and foreign borrowers, including loans that may be rated below investment grade or equivalent unrated loans. The interests in the trust are split into two or more portions, called tranches, varying in risk, maturity, payment priority and yield. The riskiest portion is the “equity” tranche, which is the first loss position to observe defaults from the collateral in the trust or to trade at a loss. Because senior tranches of a CLO trust are partially protected from defaults and, potentially, trading losses, as a result of the subordinate tranches, such senior tranches typically have higher ratings and lower yields than the underlying collateral securities held by the trust and can be rated investment grade. The Fund may invest in any tranche of a CLO excluding the “equity” tranche.

Maturities

The Fund has no restrictions on portfolio maturity. The Fund anticipates, however, that a majority of its investments will have stated maturities ranging from three to seven years. This means that the borrower is required to fully repay the obligation within that time period. The expected average life of most floating rate investments is less than their stated maturities because the borrowers may choose to pay off such obligations early, which is usually permitted – i.e., such investments are callable. Prepayment is likely because such corporate obligations generally provide that the lenders will have priority in prepayment in case of sales of assets of the borrowers, or from excess cash flow. From time to time, a borrower may choose to refinance, which will result in prepayment as well. As a result, the Fund also anticipates that its investments will generally have an expected average life of five years or less.

Other Investments

In addition to the Fund’s main investments, the Fund may invest up to 20% of its net assets in certain other types of debt obligations or securities, including other secured, second lien, subordinated or unsecured corporate loans and corporate debt securities, and fixed rate obligations of U.S. companies, non-U.S. entities and U.S. subsidiaries of non-U.S. entities.

To pursue its investment goals, the Fund may enter into certain derivative instruments, such as fixed income total return swaps. Swap agreements are contracts between the Fund and another party (the swap counterparty) involving the exchange of payments on specified terms over periods ranging from a few days to multiple years. A swap agreement may be negotiated bilaterally and traded over-the-counter (OTC) between two parties (for an uncleared swap) or, in some instances, must be transacted through a futures commission merchant (FCM) and cleared through a clearinghouse that serves as a central counterparty (for a cleared swap). In a basic swap transaction, the Fund agrees with the swap counterparty to exchange the returns (or differentials in rates of return) and/or cash flows earned or realized on a particular “notional amount” of underlying instruments. The notional amount is the set amount selected by the parties as the basis on which to calculate the obligations that they have agreed to exchange. The parties typically do not actually exchange the notional amount. Instead, they agree to exchange the returns that would be earned or realized if the notional amount were invested in given instruments or at given interest rates.

A total return swap is an agreement between two parties, pursuant to which one pays (and the other receives) an amount equal to the total return (including, typically, income and capital gains distributions, principal prepayment or credit losses) of an underlying reference asset (e.g., a note, bond or securities index) in exchange for a regular payment, at a floating rate based on a designated reference rate, or alternatively at a fixed rate or the total rate of return on another financial instrument. The Fund may take either position in a total return swap (i.e., the Fund may receive or pay the total return on the underlying reference asset).

Portfolio Selection

The Fund typically invests in a corporate loan or corporate debt security if the investment manager judges that the borrower can meet the scheduled payments of interest and principal on the obligation. The investment manager performs its own independent credit analysis of each borrower/issuer, and of the collateral structure securing the Fund's investment. The investment manager generally determines the value of the collateral backing the Fund's investment by customary valuation techniques that it considers appropriate, including reference to financial statements, third-party appraisal, or obtaining the market value of collateral (e.g., cash or securities), if it is readily ascertainable. The investment manager also considers the nature of the industry in which the borrower operates, the nature of the borrower's assets, and the general quality and creditworthiness of the borrower and of any shareholder or other entity providing credit support to the borrower. The investment manager evaluates the credit quality of the Fund’s investments on an ongoing basis. The value assigned to the collateral by the investment manager may be higher or lower than the value at which the borrower values the collateral on the borrower's books. An agent bank (as described below in the section entitled "Industry Concentration") may rely on third-party appraisals as to the value of specific collateral, but may not obtain a third-party appraisal in all cases.

The collateral may consist of various types of assets or interests. It may include working capital assets, such as accounts receivable or inventory. Inventory is the goods a company has in stock, including finished goods, goods in the process of being manufactured and the supplies used in the process of manufacturing. Accounts receivable are the monies due to a company for merchandise or securities that it has sold, or for the services it has provided. The collateral also may include tangible fixed assets, such as real property, buildings and equipment, or intangible assets, such as trademarks, copyrights and patent rights, or securities of subsidiaries or affiliates. Where the borrower is a privately held company, the company's owners may provide additional security. They may do this by giving personal guarantees of performance or by agreeing to transfer other securities that they own to the lenders in the event that the obligations are not repaid. In addition, the Fund may invest in corporate loans that are fully collateralized by assets of such shareholders or owners, rather than by assets of the borrower.

In addition, the investment manager considers other factors it believes are appropriate to the analysis of the borrower and the corporate loan or corporate debt security. Such factors may include financial ratios of the borrower, such as the interest coverage ratio and leverage ratio, the borrower's other outstanding debt, if any, and any related maturity schedules. The investment manager also considers the nature of the industry in which the borrower is engaged, the nature of the borrower's assets and the general quality of the borrower, including the quality of the management and other personnel. The investment manager considers developing political, diplomatic, legal, regulatory and operational impacts on the nature of the industry and economy in which the borrower is engaged. Particularly, with respect to foreign borrowers and U.S. subsidiaries of foreign borrowers, the investment manager may consider the nature of the foreign countries, economies and markets in which the foreign borrower is located and operates. These factors are extremely difficult, if not impossible, to predict. Consequently, the investment manager may be unable to assess effectively any adverse impact on the creditworthiness of borrowers arising from such factors.

Industry Concentration

The Fund does not intend to invest more than 25% of its net assets in the obligations of borrowers in any single industry, except that, under normal market conditions, the Fund invests more than 25% of its net assets in debt obligations of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies. These firms, or agent banks, may serve as administrators of these corporate loans issued by other companies. For purposes of this restriction, the Fund currently considers such companies to include the borrower, the agent bank and any intermediate participant. The Fund may invest up to 100% of its total assets in loans where firms in such industry group are borrowers, agent banks or intermediate participants. As a result of this concentration of its investments in companies operating in such industry group, the Fund is subject to certain risks associated with such institutions, both individually and as a group.

Exclusion of Investment Manager from Commodity Pool Operator Definition

With respect to the Fund, the investment manager has claimed an exclusion from the definition of “commodity pool operator” (CPO) under the Commodity Exchange Act (CEA) and the rules of the Commodity Futures Trading Commission (CFTC) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, with respect to the Fund, the investment manager is relying upon a related exclusion from the definition of “commodity trading advisor” (CTA) under the CEA and the rules of the CFTC.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in commodity futures, commodity options and swaps, which in turn include non-deliverable currency forward contracts, as further described in the Fund’s Part B. Because the investment manager and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment goal, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options, or swaps markets. The CFTC has neither reviewed nor approved the investment manager’s reliance on these exclusions, or the Fund, its investment strategies or this Offering Circular.

Temporary Investments

When the investment manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund’s assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments (either directly or through exchange-traded funds). Temporary defensive investments generally may include money market fund shares (including shares of an affiliated money market fund), short-term U.S. government securities, high-grade commercial paper, bank obligations, repurchase agreements and other money market instruments. The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities, to maintain liquidity or to segregate on the Fund's books in connection with its derivative strategies. In these circumstances, the Fund may be unable to achieve its investment goal.

Risks Related to Principal Investment Strategies

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.

Credit

The Fund could lose money on a debt security if the issuer or borrower is unable or fails to meet its obligations, including failing to make interest payments and/or to repay principal when due. Changes in an issuer's financial strength, the market's perception of the issuer's financial strength or an issuer's or security's credit rating, which reflects a third party's assessment of the credit risk presented by a particular issuer or security, may affect debt securities' values. The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk by the market, the investment manager or the rating agencies than such securities actually do.

Floating Rate Corporate Investments

Certain corporate loans may not be considered “securities,” and investors, such as the Fund, therefore may not be entitled to rely on the antifraud protections of the federal securities laws and may have limited legal remedies.

The senior secured corporate loans and corporate debt securities in which the Fund invests are often issued in connection with highly leveraged transactions. Such transactions include leveraged buyout loans, leveraged recapitalization loans, and other types of acquisition financing. Loan investments issued in such transactions are subject to greater credit risks than other investments including a greater possibility that the borrower may default or enter bankruptcy. Such floating rate investments may be rated below investment grade (i.e., also known as "junk bonds"). Although loan investments are generally subject to certain restrictive covenants in favor of the investors, many of these loans may from time to time be reissued or offered as “covenant lite” loans, which may entail potentially increased risk, because they may have fewer or no financial maintenance covenants or restrictions that would normally allow for early intervention and proactive mitigation of credit risk.

In the event of a breach of a covenant in non-covenant lite loans or debt securities, lenders may have the ability to intervene and either prevent or restrict actions that may potentially compromise the company's ability to pay or lenders may be in a position to obtain concessions from the borrowers in exchange for a waiver or amendment of the specific covenant(s). In contrast, covenant lite loans do not always or necessarily offer the same ability to intervene or obtain additional concessions from borrowers. This risk is offset to varying degrees by the fact that the same financial and performance information may be available with or without covenants to lenders and the public alike and can be used to detect such early warning signs as deterioration of a borrower’s financial condition or results. With such information, the portfolio managers are normally able to take appropriate actions without the help of covenants in the loans or debt securities. Covenant lite corporate loans and debt securities, however, may foster a capital structure designed to avoid defaults by giving borrowers or issuers increased financial flexibility when they need it the most.

No active trading market may exist for some corporate loans and some corporate loans may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value upon the sale of a corporate loan. In addition, the Fund may not be able to readily sell its corporate loans at prices that approximate those at which the Fund could sell such loans if they were more widely held and traded. As a result of such potential illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations.

From time to time, the investment manager may elect to receive material non-public information (MNPI) about an individual loan that is not available to other lenders of such loan who may be unwilling to enter into a non-disclosure agreement (NDA) with the borrower or company and restrict themselves from trading in the loan for a specified period of time. If the Fund elects to become restricted on any individual loan as a result of agreeing to receive MNPI about the loan and signing an NDA, such loan will be deemed illiquid and the Fund might be unable to enter into a transaction in a security of that borrower until the MNPI is made public, when it would otherwise be advantageous to do so.

High-Yield Debt Securities

High-yield debt securities (including loans) and unrated securities of similar credit quality (high-yield debt instruments or junk bonds) involve greater risk of a complete loss of the Fund's investment, or delays of interest and principal payments, than higher-quality debt securities or loans. Issuers of high-yield debt instruments are not as strong financially as those issuing securities of higher credit quality. High-yield debt instruments are generally considered predominantly speculative by the applicable rating agencies as these issuers are more likely to encounter financial difficulties because they may be more highly leveraged, or because of other considerations. In addition, high yield debt securities generally are more vulnerable to changes in the relevant economy, such as a recession or a sustained period of rising interest rates, that could affect their ability to make interest and principal payments when due. If an issuer stops making interest and/or principal payments, payments on the securities may never resume. These instruments may be worthless and the Fund could lose its entire investment.

The prices of high-yield debt instruments generally fluctuate more than higher-quality securities. Prices are especially sensitive to developments affecting the issuer's business or operations and to changes in the ratings assigned by rating agencies. In addition, the entire high-yield debt market can experience sudden and sharp price swings due to changes in economic conditions, stock market activity, large sustained sales by major investors, a high-profile default, or other factors. Prices of corporate high-yield debt instruments often are closely linked with the company's stock prices and typically rise and fall in response to factors that affect stock prices.

High-yield debt instruments are generally less liquid than higher-quality securities. Many of these securities are not registered for sale under the federal securities laws and/or do not trade frequently. When they do trade, their prices may be significantly higher or lower than expected. At times, it may be difficult to sell these securities promptly at an acceptable price, which may limit the Fund's ability to sell securities in response to specific economic events or to meet redemption requests. As a result, certain high-yield debt instruments may pose greater illiquidity and valuation risks.

Substantial declines in the prices of high-yield debt instruments can dramatically increase the yield of such instruments. The decline in market prices generally reflects an expectation that the issuer(s) may be at greater risk of defaulting on the obligation to pay interest and principal when due. Therefore, substantial increases in yield may reflect a greater risk by the Fund of losing some or part of its investment rather than reflecting any increase in income from the higher yield that the debt instrument may pay to the Fund on its investment.

Liquidity

Liquidity risk exists when the markets for particular securities or types of securities or other investments are or become relatively illiquid so that the Fund is unable, or it becomes more difficult for the Fund, to sell the security or other investment at the price at which the Fund has valued the security. Illiquidity may result from political, economic or issuer specific events; supply/demand imbalances; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions. Securities or other investments with reduced liquidity or that become illiquid may involve greater risk than securities with more liquid markets. Market prices or quotations for illiquid securities may be volatile, and there may be large spreads between bid and ask prices. Reduced liquidity may have an adverse impact on market price and the Fund's ability to sell particular securities when necessary to meet the Fund's liquidity needs, which may arise or increase in response to a specific economic event or because the investment manager wishes to purchase particular investments or believes that a higher level of liquidity would be advantageous. An investment may become illiquid if the Fund and its affiliates receive material non-public information about the issuer or the investment. To the extent that the Fund and its affiliates hold a significant portion of an issuer's outstanding securities, the Fund may be subject to greater liquidity risk than if the issuer's securities were more widely held.

Impairment of Collateral

The terms of the senior secured corporate loans and corporate debt securities in which the Fund typically invests require that collateral and/or cash flow generating capacity be maintained to support payment of the obligation. Generally, the collateral for a secured corporate loan or corporate debt security has a fair market value at least equal to 100% of the amount of such corporate loan or corporate debt security when initially syndicated. However, the value of the collateral and/or the cash flow generating capacity may decline after the Fund invests and there is a risk that the value of the collateral may not be sufficient to cover the amount owed to the Fund. In addition, collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower under applicable law or more senior claims under applicable credit agreements, or may be difficult to sell.

In the event that a borrower defaults, the Fund's access to the collateral may be limited by bankruptcy and other insolvency laws. There is also the risk that the collateral may be difficult to liquidate, or that a majority of the collateral may be illiquid. As a result, the Fund might not receive timely payments or may not ultimately receive payments to which it is entitled.

Market

The market values of securities or other investments owned by the Fund will go up or down, sometimes rapidly or unpredictably. The Fund’s investments may decline in value due to factors affecting individual issuers (such as the results of supply and demand), or sectors within the securities markets. The value of a security or other investment also may go up or down due to general market conditions that are not specifically related to a particular issuer, such as real or perceived adverse economic conditions, changes in interest rates or exchange rates, or adverse investor sentiment generally. In addition, unexpected events and their aftermaths, such as the spread of diseases; natural, environmental or man-made disasters; financial, political or social disruptions; terrorism and war; and other tragedies or catastrophes, can cause investor fear and panic, which can adversely affect the economies of many companies, sectors, nations, regions and the market in general, in ways that cannot necessarily be foreseen. During a general downturn in the securities markets, multiple asset classes may decline in value. When markets perform well, there can be no assurance that securities or other investments held by the Fund will participate in or otherwise benefit from the advance.

The current global outbreak of the novel strain of coronavirus, COVID-19, has resulted in market closures and dislocations, extreme volatility, liquidity constraints and increased trading costs. Efforts to contain the spread of COVID-19 have resulted in global travel restrictions and disruptions of healthcare systems, business operations and supply chains, layoffs, reduced consumer demand, defaults and credit ratings downgrades, and other significant economic impacts. The effects of the COVID-19 pandemic have impacted global economic activity across many industries and may heighten other pre-existing political, social and economic risks, locally or globally. The full impact of the COVID-19 pandemic, and other epidemics and pandemics that may arise in the future, on national and global economies, individual companies and the financial markets is unpredictable, may result in a high degree of uncertainty for potentially extended periods of time and may adversely affect the Fund’s performance.

Extension

The market value of some fixed rate debt securities (such as certain asset-backed and mortgage-backed securities) will be adversely affected when bond calls or prepayments on underlying mortgages or other assets are less or slower than anticipated, particularly when interest rates rise. When that occurs, the effective maturity date of the Fund's investment may be extended, resulting in an increase in interest rate sensitivity to that of a longer-term instrument. Such extension may also effectively lock-in a below market interest rate and reduce the value of the debt security.

Prepayment

Debt securities are subject to prepayment risk when the issuer can "call" the security, or repay principal, in whole or in part, prior to the security's maturity. When the Fund reinvests the prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing security, potentially lowering the Fund's income, yield and its distributions to shareholders. Securities subject to partial or complete prepayment(s) may offer less potential for gains during a declining interest rate environment and have greater price volatility. Prepayment risk is greater in periods of falling interest rates for fixed-rate investments, and for floating or variable rate securities, rising interest rates generally increase the risk of refinancings or prepayments.

Foreign Securities (non-U.S.)

Investing in foreign securities typically involves more risks than investing in U.S. securities. Certain of these risks also may apply to securities of U.S. companies with significant foreign operations.

Currency exchange rates.  Foreign securities may be issued and traded in foreign currencies. As a result, their market values in U.S. dollars may be affected by changes in exchange rates between such foreign currencies and the U.S. dollar, as well as between currencies of countries other than the U.S. For example, if the value of the U.S. dollar goes up compared to a foreign currency, an investment traded in that foreign currency will go down in value because it will be worth fewer U.S. dollars. The Fund accrues additional expenses when engaging in currency exchange transactions, and valuation of the Fund's foreign securities may be subject to greater risk because both the currency (relative to the U.S. dollar) and the security must be considered.

Political and economic developments.  The political, economic and social policies or structures of some foreign countries may be less stable and more volatile than those in the United States. Investments in these countries may be subject to greater risks of internal and external conflicts, expropriation, nationalization of assets, foreign exchange controls (such as suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, diplomatic developments, currency devaluations, foreign ownership limitations, and substantial, punitive or confiscatory tax increases. It is possible that a government may take over the assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult or expensive for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Diplomatic and political developments could affect the economies, industries, and securities and currency markets of the countries in which the Fund is invested. These developments include rapid and adverse political changes; social instability; regional conflicts; sanctions imposed by the United States, other nations or other governmental entities, including supranational entities; terrorism; and war. In addition, such developments could contribute to the devaluation of a country’s currency, a downgrade in the credit ratings of issuers in such country, or a decline in the value and liquidity of securities of issuers in that country. An imposition of sanctions upon, or other government action impacting, certain issuers in a country could result in (i) an immediate freeze of that issuer’s securities, impairing the ability of the Fund to buy, sell, receive or deliver those securities or (ii) other limitations on the Fund's ability to invest or hold such securities. These factors would affect the value of the Fund’s investments and are extremely difficult, if not impossible, to predict and take into account with respect to the Fund's investments.

Trading practices.  Brokerage commissions, withholding taxes, custodial fees, and other fees generally are higher in foreign markets. The policies and procedures followed by foreign stock exchanges, currency markets, trading systems and brokers may differ from those applicable in the United States, with possibly negative consequences to the Fund. The procedures and rules governing foreign trading, settlement and custody (holding of the Fund's assets) also may result in losses or delays in payment, delivery or recovery of money or other property. Foreign government supervision and regulation of foreign securities and currency markets and trading systems may be less than or different from government supervision in the United States, and may increase the Fund's regulatory and compliance burden and/or decrease the Fund's investor rights and protections.

Availability of information.  Foreign issuers may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. issuers. Thus, there may be less information publicly available about foreign issuers than about most U.S. issuers. In addition, information provided by foreign issuers may be less timely or less reliable than information provided by U.S. issuers.

Limited markets.  Certain foreign securities may be less liquid (harder to sell) and their prices may be more volatile than many U.S. securities. Illiquidity tends to be greater, and valuation of the Fund's foreign securities may be more difficult, due to the infrequent trading and/or delayed reporting of quotes and sales.

Regional.  Adverse conditions in a certain region or country can adversely affect securities of issuers in other countries whose economies appear to be unrelated. To the extent that the Fund invests a significant portion of its assets in a specific geographic region or a particular country, the Fund will generally have more exposure to the specific regional or country economic risks. In the event of economic or political turmoil or a deterioration of diplomatic relations in a region or country where a substantial portion of the Fund's assets are invested, the Fund may experience substantial illiquidity or reduction in the value of the Fund's investments.

Interest Rate

Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors, including government policy, monetary policy, inflation expectations, perceptions of risk, and supply of and demand for bonds. Changes in government or central bank policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates. There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed, nor that any such policy will have the desired effect on interest rates. Debt securities generally tend to lose market value when interest rates rise and increase in value when interest rates fall. A rise in interest rates also has the potential to cause investors to rapidly sell fixed income securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a debt security, especially those with longer maturities or durations. Securities with longer maturities or durations or lower coupons or that make little (or no) interest payments before maturity tend to be more sensitive to interest rate changes. During low interest rate environments, the risk that interest rates will rise is increased. Such increases may expose fixed income markets to heightened volatility and reduced liquidity for certain fixed income investments, particularly those with longer maturities. In addition, low interest rate environments may prevent a debt fund from paying expenses out of its assets if its earned income is insufficient to cover expenses.

Variable Rate Securities

Variable rate securities (which include floating rate debt securities) generally are less price sensitive to interest rate changes than fixed rate debt securities. However, the market value of variable rate debt securities may decline or not appreciate as quickly as expected when prevailing interest rates rise if the interest rates of the variable rate securities do not rise as much, or as quickly, as interest rates in general. Conversely, variable rate securities will not generally increase in market value if interest rates decline. When interest rates fall, there may be a reduction in the payments of interest received by the Fund from its variable rate securities.

The degree of volatility in the market value of the variable rate securities held by the Fund will generally increase along with the length of time between interest rate adjustments, the degree of volatility in the applicable index, benchmark or base lending rate and whether the index, benchmark or base lending rate to which it resets or floats approximates short-term or other prevailing interest rates. It will also be a function of the maximum increase or decrease of the interest rate adjustment on any one adjustment date, in any one year, and over the life of the security. These maximum increases and decreases are typically referred to as "caps" and "floors," respectively.

During periods when short-term interest rates move within the caps and floors of the security held by the Fund, the interest rate of such security will reset to prevailing rates within a short period. As a result, the fluctuation in market value of the variable rate security held by the Fund is generally expected to be limited.

In periods of substantial short-term volatility in interest rates, the market value of such debt securities may fluctuate more substantially if the caps and/or floors prevent the interest rates from adjusting to the full extent of the movements in the market rates during any one adjustment period or over the term of the security. In the event of dramatic increases in interest rates, any lifetime caps on these securities may prevent the securities from adjusting to prevailing rates over the term of the security. In either the case of caps or floors, the market value of the securities may be reduced.

The net asset value of the Fund may decline or not appreciate as expected during periods of rising interest rates until the interest rates on these securities reset to market rates.

In addition, on July 27, 2017, the United Kingdom’s Financial Conduct Authority announced its intention to cease sustaining the London Interbank Offered Rate (LIBOR) after 2021. The expected discontinuation of LIBOR could lead to disruption in the financial markets and may impact the functioning, liquidity and value of certain debt and bank loans in which the Fund invests. That year, the Alternative Reference Rates Committee, a group of large U.S. banks working with the Federal Reserve, announced a replacement for LIBOR, the Secured Overnight Funding Rate (SOFR). The Federal Reserve Bank of New York began publishing SOFR in April 2018, which is a broad measure of the cost of overnight borrowing of cash collateralized by Treasury securities. SOFR is intended to serve as a reference rate for U.S. dollar-based debt and derivatives. While regulators and market participants are taking steps to manage the transition from LIBOR to alternative reference rates, there remains uncertainty regarding the future utilization of LIBOR and whether SOFR will be broadly adopted or the nature of any other replacement rate. As such, the potential effect of a transition away from LIBOR on the Fund or the Fund’s investments that use or may use a floating rate based on LIBOR are still not certain.

Collateralized Loan Obligations (CLOs)

The risks of an investment in a CLO depend largely on the type of collateral held by the special purpose entity (SPE) and the tranche of the CLO in which the Fund invests. Investment risk may also be affected by the performance of a CLO’s collateral manager (the entity responsible for selecting and managing the pool of collateral securities held by the SPE trust), especially during a period of market volatility. CLOs may be deemed to be illiquid securities and subject to the Fund’s restrictions on investments in illiquid securities. The Fund’s investment in CLOs will not receive the same investor protection as an investment in registered securities.

In addition, prices of CLO tranches can decline considerably. In addition to the normal risks associated with debt securities and asset backed securities (e.g., interest rate risk, credit risk and default risk), CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or quality or go into default or be downgraded; (iii) the Fund may invest in tranches of a CLO that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer, difficulty in valuing the security or unexpected investment results.

Income

The Fund's distributions to shareholders may decline when prevailing interest rates fall, when the Fund experiences defaults on debt securities it holds or when the Fund realizes a loss upon the sale of a debt security. The Fund's income generally declines during periods of falling benchmark interest rates because the Fund must reinvest the proceeds it receives from existing investments (upon their maturity, prepayment, amortization, sale, call, or buy-back) at a lower rate of interest or return.

Concentration

By focusing on an industry or a group of industries, the Fund carries much greater risks of adverse developments and price movements in such industries than a fund that invests in a wider variety of industries. Because the Fund concentrates in a specific industry or group of industries, there is also the risk that the Fund will perform poorly during a slump in demand for securities of companies in such industries.

Non-Diversification

Because the Fund is non-diversified, it may be more sensitive to economic, business, political or other changes affecting individual issuers or investments than a diversified fund, which may result in greater fluctuation in the value of the Fund’s shares and greater risk of loss or in greater impairment of the Fund's overall liquidity.

Management

The Fund is actively managed and could experience losses (realized and unrealized) if the investment manager's judgment about markets, interest rates or the attractiveness, relative values, liquidity, or potential appreciation of particular investments made for the Fund's portfolio prove to be incorrect. There can be no guarantee that these techniques or the investment manager's investment decisions will produce the desired results. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.

Financial Services Companies

The Fund concentrates its investments in companies operating in the financial services industry, which means the Fund is less diversified than a fund investing in a broader range of securities. As a result, the Fund's investments and performance are particularly sensitive to general market and economic conditions as well as other risks specific to the financial services industry. For example, increases in interest rates, price competition, and the rate of corporate and consumer debt defaults can have a negative effect on the profitability of financial services companies.

Financial services companies are subject to extensive government regulation, which tends to limit product lines and operations, as well as the amount and types of loans and other financial commitments a financial services company can make, and the interest rates and fees it can charge. These limitations can have a significant impact on the profitability of a financial services company.

Insurance companies may be subject to heavy price competition, claims activity, marketing competition and general economic conditions. Certain lines of insurance can be significantly influenced by specific events. For example, property and casualty insurer profits may be affected by man-made and natural disasters (including weather catastrophes), widespread disease and pandemics, as well as terrorism; and life and health insurer profits may be affected by mortality risks and morbidity rates and regulatory and operational changes affected by the Affordable Care Act of 2010. Individual insurance companies may be subject to material risks, such as inadequate reserve funds to pay claims and the inability to collect from reinsurance carriers.

The financial services industry continues to undergo change as existing distinctions between banking, insurance and brokerage businesses become blurred. In addition, the financial services industry continues to experience consolidations, development of new products and structures and changes to its regulatory framework. These changes are likely to have a significant impact on the financial services industry and the Fund, but it is not possible to predict whether the effect will be beneficial or adverse. That depends not only upon how these changes affect the industry, but also how the particular securities in the Fund's portfolio are affected.

More detailed information about the Fund, its policies and risks can be found in Part B.

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Fund's Part B.

Item 10. Management, Organization, and Capital Structure

(a) Management

(1) Investment Adviser

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Advisers is a wholly owned subsidiary of Franklin Resources, Inc. Together, Advisers and its affiliates manage, as of March 31, 2021, over $1.49 trillion in assets, and have been in the investment management business since 1947.

The Fund pays Advisers a fee for managing the Fund’s assets. For the fiscal year ended July 31, 2020, Advisers agreed to reduce its fees to reflect reduced services resulting from the Fund’s investment in a Franklin Templeton money fund.

In addition, Advisers has contractually agreed to waive or assume certain expenses so that operating expenses (excluding acquired fund fees and expenses and certain non-routine expenses) of the Fund do not exceed 0.60% until November 30, 2021. During its term, this fee waiver and expense reimbursement agreement may not be terminated or amended without approval of the board of trustees except to add series and classes, to reflect the extension of termination dates or to lower the fee waiver and expense limitation. The management fees before and after such waivers for the fiscal year ended July 31, 2020, were 0.65% and 0.53%, respectively.

A discussion regarding the basis for the board of trustees approving the investment management contract of the Fund is available in the Fund's annual report to shareholders for the fiscal year ended July 31.

(2) Portfolio Manager

The Fund is managed by a team of dedicated professionals focused on investments in income-producing floating interest rate corporate loans and corporate debt securities. The portfolio managers of the team are as follows:

Reema Agarwal, CFA Senior Vice President of Advisers

Ms. Agarwal has been a portfolio manager of the Fund since 2019. She joined Franklin Templeton in 2004.

Margaret Chiu, CFA Portfolio Manager of Advisers

Ms. Chiu has been a portfolio manager of the Fund since 2019. She joined Franklin Templeton in 2012.

Justin Ma, CFA Portfolio Manager of Advisers

Mr. Ma has been a portfolio manager of the Fund since inception. He joined Franklin Templeton in 2006.

CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute.

The portfolio managers of the Fund are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. They have equal authority over all aspects of the Fund’s investment portfolio, including, but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated investment management requirements. The degree to which each portfolio manager may perform these functions, and the nature of these functions, may change from time to time.

Part B provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.

(3) Manager of Managers Structure

The investment manager and the Trust have received an exemptive order from the SEC that allows the Fund to operate in a “manager of managers” structure whereby the investment manager can appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors, each subject to board approval but without obtaining prior shareholder approval (“Manager of Managers Structure”). The Fund will, however, inform shareholders of the hiring of any new sub-advisor within 90 days after the hiring. The SEC exemptive order provides the Fund with greater flexibility and efficiency by preventing the Fund from incurring the expense and delays associated with obtaining shareholder approval of such sub-advisory agreements.

The use of the Manager of Managers Structure with respect to the Fund is subject to certain conditions that are set forth in the SEC exemptive order. Under the Manager of Managers Structure, the investment manager has the ultimate responsibility, subject to oversight by the Fund’s board of trustees, to oversee sub-advisors and recommend their hiring, termination and replacement. The investment manager will also, subject to the review and approval of the Fund’s board of trustees: set the Fund’s overall investment strategy; evaluate, select and recommend sub-advisors to manage all or a portion of the Fund’s assets; and implement procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Fund’s board of trustees, the investment manager will allocate and, when appropriate, reallocate the Fund’s assets among sub-advisors and monitor and evaluate the sub-advisors’ performance.

(b) Capital Stock

The Fund's shares have not been registered under the 1933 Act. See Item 6. There are no other unique or unusual restrictions on the right freely to retain or dispose of the Fund's shares or material obligations or potential liabilities associated with holding the Fund's shares (not including investment risks) that may expose investors to significant risks.

Item 11. Shareholder Information

(a) Pricing of Fund Shares

The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The Fund's NAV (net asset value) per share is calculated by dividing its net assets by the number of its shares outstanding. Expenses of the Fund, including fees payable to the investment manager, are accrued daily. The Fund calculates the NAV per share each business day as of 1 p.m. Pacific time or the regularly scheduled close of the New York Stock Exchange (NYSE), whichever is earlier. The Fund does not calculate the NAV on days the NYSE is closed for trading, which include New Year’s Day, Martin Luther King Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE has a scheduled early close, the Fund’s share price would be determined as of the time of the close of the NYSE. If, due to weather or other special or unexpected circumstances, the NYSE has an unscheduled early close on a day that it has opened for business, the Fund reserves the right to consider that day as a regular business day and accept purchase and redemption orders and calculate its share price as of the normally scheduled close of regular trading on the NYSE.

When determining its NAV, the Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date. The Fund generally utilizes two independent pricing services to assist in determining a current market value for each security. If market quotations are readily available for portfolio securities listed on a securities exchange, the Fund values those securities at the last quoted sale price or the official closing price of the day, respectively, or, if there is no reported sale, within the range of the most recent quoted bid and ask prices. The Fund values over-the-counter portfolio securities within the range of the most recent bid and ask prices. If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market. Prices received by the Fund for securities may be based on institutional "round lot" sizes, but the Fund may hold smaller, "odd lot" sizes. Odd lots may trade at lower prices than round lots.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before 1 p.m. Pacific time. The value of these securities used in computing the NAV is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and 1 p.m. Pacific time that will not be reflected in the computation of the NAV. The Fund relies on third-party pricing vendors to provide evaluated prices that reflect current fair market value at 1 p.m. Pacific time.

Fair Valuation – Individual Securities

Since the Fund may invest in securities that are restricted, unlisted, traded infrequently, thinly traded or relatively illiquid, there is the possibility of a differential between the last available market prices for one or more of those securities and the latest indications of market values for those securities. The Fund has procedures, approved by the board of trustees, to determine the fair value of individual securities and other assets for which market prices are not readily available (such as certain restricted or unlisted securities and private placements) or which may not be reliably priced (such as in the case of trade suspensions or halts, price movement limits set by certain foreign markets, and thinly traded or illiquid securities). Some methods for valuing these securities may include: fundamental analysis (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition of the securities. The board of trustees oversees the application of fair value pricing procedures.

The application of fair value pricing procedures represents a good faith determination based upon specifically applied procedures. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were able to sell the security at approximately the time at which the Fund determines its NAV per share.

Security Valuation – Corporate Debt Securities

Corporate debt securities generally trade in the over-the-counter market rather than on a securities exchange. The Fund may value these portfolio securities by utilizing quotations from bond dealers, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security. The Fund’s pricing services may utilize independent quotations from bond dealers and bond market activity to determine current value.

Security Valuation – Senior Secured Corporate Loans

Senior secured corporate loans with floating or variable interest rates generally trade in the over-the-counter market rather than on a securities exchange. The Fund may value these portfolio securities by utilizing quotations from loan dealers and other financial institutions, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security. These pricing services use independent market quotations from loan dealers or financial institutions and may incorporate valuation methodologies that incorporate multiple bond characteristics. These characteristics may include dealer quotes, issuer type, coupon, maturity, weighted average maturity, interest rate spreads and yield curves, cash flow and credit risk/quality analysis.

Security Valuation – Options  The Fund values traded call options at their market price as determined above. The current market value of any option the Fund holds is its last sale price on the relevant exchange before the Fund values its assets. If there are no sales that day or if the last sale price is outside the bid and ask prices, the Fund values options within the range of the current closing bid and ask prices if the Fund believes the valuation fairly reflects the contract’s market value.

Security Valuation – Foreign Securities – Computation of U.S. Equivalent Value  The Fund generally determines the value of a foreign security as of the close of trading on the foreign stock exchange on which the security is primarily traded, or as of 1 p.m. Pacific time. The value is then converted into its U.S. dollar equivalent at the foreign exchange rate in effect at 1 p.m. Pacific time on the day that the value of the foreign security is determined. If no sale is reported at that time, the foreign security will be valued within the range of the most recent quoted bid and ask prices. Occasionally events (such as repatriation limits or restrictions) may impact the availability or reliability of foreign exchange rates used to convert the U.S. dollar equivalent value. If such an event occurs, the foreign exchange rate will be valued at fair value using procedures established and approved by the board of trustees.

(b) Purchase of Fund Shares

The Fund engages in a continuous offering of its shares at a price equal to the NAV next determined after a purchase order is received in proper form. No sales charge is imposed on the Fund’s shares. Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment. The Fund may suspend the continuous offering of its shares at any time without prior notice. Similarly, the Fund may resume the offering at any time. If there is a suspension of the offering of the Fund’s shares, the existing shareholders will be permitted to continue to reinvest its distributions in additional shares.

The Fund's shares have not been registered under the 1933 Act, which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. This Offering Circular is not offering to sell or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act. Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at NAV. In the interest of economy and convenience, certificates for Fund shares will not be issued.

Shares of the Fund may be sold only to "accredited investors," as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors.

Funds should be wired to the Fund's bank account at The Bank of New York Mellon, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share).

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(c) Redemption of Fund Shares

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed.

The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund. The U.S. federal income tax consequences to a shareholder on receipt of a distribution in partial or complete redemption of the shareholder's shares of the Fund are described below in Item 11(f), Tax Consequences.

Additional Policies. Please note that the Fund maintains additional policies and reserves certain rights, including:

  In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

  For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

(d) Dividends and Distributions

The Fund intends to declare income dividends from its net investment income each day that its NAV is calculated and pay them monthly. The shareholder’s account begins to receive dividends on the day after the Fund receives its investment and continues to receive dividends through the day it receives a request to sell the shareholder’s shares. Capital gains, if any, may be paid at least annually. The Fund may distribute income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution will vary, and there is no guarantee the Fund will pay either income dividends or capital gain distributions. Shareholder income dividends and capital gain distributions will be automatically reinvested in additional shares at net asset value unless the shareholder elects to receive them in cash.

(e) Frequent Purchases and Redemptions of Fund Shares

The board of trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements. Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares.

(f) Tax Consequences

Income and Capital Gain Distributions

The Fund has elected and qualified to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to shareholders, as described above.

Annual statements.  After the close of each calendar year, shareholders will receive tax information from the Fund with respect to the federal income tax treatment of the Fund’s distributions and any taxable sales or exchanges of Fund shares occurring during the prior calendar year. If the Fund finds it necessary to reclassify its distributions or adjust the cost basis of any covered shares sold or exchanged after shareholders receive their tax information, the Fund will send shareholders revised tax information. Distributions declared in December to shareholders of record in such month and paid in January are taxable as if they were paid in December.

Tax Considerations

Fund distributions are generally taxable to shareholders as ordinary income. This is the case whether shareholders reinvest their distributions in additional Fund shares or receive them in cash.

Dividend income.  Income dividends are generally subject to tax at ordinary rates. For shareholders that are regulated investment companies (RICs), income dividends received from the Fund, less expenses incurred in their operations, constitute part of net investment income from which income dividends may be paid to their shareholders. Because the Fund invests primarily in debt securities, it is expected that either none or only a small portion of the Fund’s income dividends may be qualified dividends. A return-of-capital distribution is generally not taxable but will reduce the cost basis of the shareholder’s shares, and will result in a higher capital gain or a lower capital loss when the shareholder later sells its shares.

Capital gains.  Fund distributions of short-term capital gains are also subject to tax at ordinary rates. For shareholders that are RICs, net short-term capital gains will be included in computing investment company taxable income and distributions of such gains to shareholders as dividend income will generally be subject to tax at ordinary rates. RICs are subject to federal income tax on the excess, if any, of net capital gain over the amount of capital gain dividends paid to shareholders. Generally, net capital gain is the excess of net long-term capital gains for the taxable year over net short-term capital losses for that year. In computing the amount of net capital gain, generally, RICs can deduct carryovers, if any, of net capital losses from previous years. RICs must pay tax on undistributed net capital gain at the applicable corporate tax rate.

Sales of Fund shares.  When shareholders sell shares in the Fund, they will generally recognize a taxable capital gain or loss. Generally, such capital gain or loss will be treated as described above under Capital gains.

Other tax information.  This discussion of “Tax Considerations” is for general information only and is not tax advice. Shareholders should consult their tax advisors regarding their particular circumstances, and about any federal, state, local and foreign tax consequences before making an investment in the Fund. Additional information about the tax consequences of investing in the Fund may be found in Part B.

(g) Exchange-Traded Funds

Not applicable.

Item 12. Distribution Arrangements

(a) Sales Loads

Not applicable.

(b) Rule 12b-1 Fees

Not applicable.

(c) Multiple Class and Master-Feeder Funds

Not applicable.

The response to Item 13 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Franklin Floating Rate Master Trust

Franklin Floating Rate Income Fund

(formerly, Franklin Middle Tier Floating Rate Fund)

April 30, 2021

Form N-1A, Part B

Item 14. Cover Page and Table of Contents

(a) Cover Page

The Franklin Floating Rate Income Fund (the Fund) is a separate non-diversified series of the Franklin Floating Rate Master Trust (Trust), an open-end management investment company that is registered under the Investment Company Act of 1940 (1940 Act).

This Part B, also referred to as the Statement of Additional Information (SAI), is not an offering circular. It contains information in addition to the information in the Fund's Part A, which serves as the offering circular. The Offering Circular dated December 1, 2020, which we may amend from time to time, contains the basic information you should know before investing in the Fund. You should read this SAI in conjunction with the Fund's Offering Circular.

The Fund is offered exclusively to other U.S. registered Franklin Templeton open-end funds (FT Funds) as an investment vehicle for efficient portfolio management by which such other FT Funds will be able to obtain exposure to floating rate instruments.

For a free copy of the current Offering Circular or annual report for the Fund, contact the Legal Department at Franklin Templeton at (800) 632-2350, extension 1128050.

The audited financial statements and Report of Independent Registered Public Accounting Firm in the Fund's Annual Report to shareholders, for the fiscal year ended July 31, 2020, are incorporated by reference (are legally a part of this Part B).

Investment company shares, annuities, and other investment products:

  are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;
  are not deposits or obligations of, or guaranteed or endorsed by, any bank;
  are subject to investment risks, including the possible loss of principal.

(b) Table of Contents

Item 14. Cover Page and Table of Contents

Item 15. Fund History

Item 16. Description of the Fund and its Investments and Risks

Item 17. Management of the Fund

Item 18. Control Persons and Principal Holders of Securities

Item 19. Investment Advisory and Other Services

Item 20. Portfolio Managers

Item 21. Brokerage Allocation and Other Practices

Item 22. Capital Stock and Other Securities

Item 23. Purchase, Redemption and Pricing of Shares

Item 24. Taxation of the Fund

Item 25. Underwriters

Item 26. Calculation of Performance Data

Item 27. Financial Statements

Item 15. Fund History

The Trust is an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) and filed its Certificate of Trust in the State of Delaware on November 16, 1999 and was initially registered as a closed-end management investment company with the Securities and Exchange Commission (SEC). On June 11, 2002, the board of trustees voted to register the Trust as an open-end management investment company, to amend the Trust's Agreement and Declaration of Trust and By-laws for the same purpose and to submit these changes to the vote of the Trust's shareholders. The Trust's shareholders approved these changes on June 26, 2002 by an affirmative vote of 100% of the shareholders.

After the Trust converted to an open-end investment company, each of the Trust's shareholders had the same number of shares and beneficial interest with the same NAV of the Trust as each did before the conversion. In the conversion, there were no taxable events for the Trust or its shareholders.

Item 16. Description of the Fund and its Investments and Risks

(a) Classification

The Fund is a non-diversified series of an open-end management investment company.

(b) Investment Strategies and their Risks

Goals, Strategies and Risks

The following information provided with respect to the Fund is in addition to that included in the Fund's Offering Circular.

In addition to the main types of investments and strategies undertaken by the Fund as described in the Offering Circular, the Fund also may invest in other types of instruments and engage in and pursue other investment strategies, which are described in this SAI. Investments and investment strategies with respect to the Fund are discussed in greater detail in the section below entitled "Glossary of Investments, Techniques, Strategies and Their Risks."

Generally, the policies and restrictions discussed in this SAI and in the Offering Circular apply when the Fund makes an investment. In most cases, the Fund is not required to sell an investment because circumstances change and the investment no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value of portfolio investments will not be considered a violation of the restriction or limitation, with the exception of the Fund's limitations on borrowing as described herein or unless otherwise noted herein.

Incidental to the Fund’s other investment activities, including in connection with a bankruptcy, restructuring, workout, or other extraordinary events concerning a particular investment the Fund owns, the Fund may receive securities (including convertible securities, warrants and rights), real estate or other investments that the Fund normally would not, or could not, buy. If this happens, the Fund may, although it is not required to, sell such investments as soon as practicable while seeking to maximize the return to shareholders.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed without the approval of shareholders.

For more information about the restrictions of the 1940 Act on the Fund with respect to (1) borrowing and senior securities, see "Glossary of Investments, Techniques, Strategies and Their Risks - Borrowing"; and (2) lending, see "Glossary of Investments, Techniques, Strategies and Their Risks - Corporate Loans, Assignments and Participations" below.

Fundamental Investment Policies

Investment Goals.  The Fund's investment goal is to provide a high level of current income.

The Fund may not:

  Borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the U.S. Securities and Exchange Commission (SEC).

  Act as an underwriter, except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

  Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (i) the lending of portfolio securities, (ii) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (iii) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

  Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

  Purchase or sell commodities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

  Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

  Invest more than 25% of the Fund's net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies.1

1. For purposes of this restriction, the Fund currently considers such companies to include the borrower, the Agent Bank and any Intermediate Participant (as defined in the Offering Circular or this SAI).

Non-Fundamental Investment Policies

In addition, the Fund has adopted the following non-fundamental investment policies, which may be changed without shareholder approval:

  Under normal market conditions, the Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in income-producing floating interest rate corporate loans and corporate debt securities made to or issued by U.S. companies, non-U.S. entities and U.S. subsidiaries of non-U.S. entities. Shareholders will be given at least 60 days' advance notice of any change to this 80% policy. The Fund includes investments that provide exposure to such corporate loans and debt securities, such as collateralized loan obligations, for purposes of compliance with such 80% test.

Additional Strategies

In trying to achieve its investment goal, the Fund may invest in the types of instruments or engage in the types of transactions identified below and in the section “Glossary of Investments, Techniques, Strategies and Their Risks,” which also describes the risks associated with these investment policies. The Fund may or may not use all of these techniques at any one time.

The Fund may invest, buy or engage in:

  Derivatives and complex securities/credit, including credit default swaps (including loan credit default swaps), fixed income total return swaps and collateralized loan obligations

  Derivatives/interest rate, including interest rate swaps and options on interest rate swaps

  Securities of other investment companies

  Repurchase agreements

  Securities on a “when-issued” or “delayed-delivery” basis

Glossary of Investments, Techniques, Strategies and Their Risks

Certain words or phrases may be used in descriptions of Fund investment policies and strategies to give investors a general sense of the Fund's levels of investment. They are broadly identified with, but not limited to, the following percentages of Fund total assets:

"small portion"	less than 10%
"portion"	10% to 25%
"significant"	25% to 50%
"substantial"	50% to 66%
"primary"	66% to 80%
"predominant"	80% or more

If the Fund intends to limit particular investments or strategies to no more than specific percentages of Fund assets, the Fund's Offering Circular or this SAI will clearly identify such limitations. The percentages above are not limitations unless specifically stated as such in the Fund's Offering Circular or elsewhere in this SAI.

The Fund may invest in securities that are rated by various rating agencies such as Moody's Investors Service (Moody's) and S&P® Global Ratings (S&P®), as well as securities that are unrated.

The following is a description of various types of securities, instruments and techniques that may be purchased and/or used by the Fund:

Asset-backed securities Asset-backed securities represent interests in a pool of loans, leases or other receivables. The assets underlying asset-backed securities may include receivables on home equity loans, credit card loans, and automobile, mobile home and recreational vehicle loans and leases and other assets. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties and may have adjustable interest rates that reset at periodic intervals.

The credit quality of most asset-backed securities depends primarily on the credit quality of the underlying assets, how well the issuers of the securities are insulated from the credit risk of the originator or affiliated entities, and the amount of credit support (if any) provided to the securities. Credit support for asset-backed securities is intended to lessen the effect of failures by obligors (such as individual borrowers or leasers) on the underlying assets to make payments. Credit support generally falls into two categories: (i) liquidity protection; and (ii) protection against losses from the default by an obligor on the underlying assets.

Liquidity protection refers to advances, generally provided by the entity administering the pool of assets, intended to ensure that the receipt of payments due on the underlying pool is timely. Protection against losses from the default by an obligor can enhance the likelihood of payments of the obligations on at least some of the assets in the pool. Protection against losses from default may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties. Alternatively, this protection may be provided through various means of structuring the transaction, or through a combination of these approaches.

Examples of credit support arising out of the structure of the transaction include "senior subordinated securities" (securities with one or more classes that are subordinate to the other classes with respect to the payment of principal and interest, with the result that defaults on the underlying assets should be borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses), and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payments on the securities and pay any servicing or other fees).

The degree of credit support provided is generally based on historical information about the level of credit risk associated with the underlying assets. Historical information may not adequately reflect present or future credit risk. Delinquencies or losses in excess of those anticipated could occur and could adversely affect the return on an investment in the securities. There is no guarantee that the type of credit support selected will be effective at reducing the illiquidity or losses to investors in the event of certain defaults. Where credit support is provided by a third party, the Fund will be exposed to the credit risk of that third party in addition to the credit risk of the issuer or sponsor of the asset-backed security and the underlying obligors.

Asset-backed securities also have risk due to a characteristic known as early amortization, or early payout, risk. Built into the structure of certain asset-backed securities are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include, among other things: a significant rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or the bankruptcy of the issuer or sponsor. Once early amortization begins, all incoming loan payments are used to pay investors as quickly as possible. Prepayment risk also arises when the underlying obligations may be satisfied or "prepaid" before due. Certain asset-backed securities backed by automobile receivables may be affected by such early prepayment of principal on the underlying vehicle sales contract. When amortization or prepayment occurs, the Fund may have to reinvest the proceeds at a rate of interest that is lower than the rate on the existing asset-backed security. In addition, the Fund may suffer a loss if it paid a premium for the asset-backed security as cash flows from the early amortization reduce the value of the premium paid.

Alternatively, if prepayments occur at a slower rate than the investment manager expected, or if payment on the underlying assets is delayed or defaulted upon, the Fund will experience extension risk.

The income received by the Fund on an asset-backed security generally fluctuates more than the income on fixed income debt securities. This is because asset-backed securities are usually structured as pass-through or pay-through securities (similar to mortgage-backed securities and collateralized mortgage obligations). Cash flow generated by payments on the underlying obligations in these structures is shared with the investor as it is received. The rate of payment on asset-backed securities generally depends on the rate of principal and interest payments received on the underlying assets. Payments on underlying assets will be affected by various economic and other factors that shape the market for those underlying assets. Therefore, the income on asset-backed securities will be difficult to predict, and actual yield to maturity will be more or less than the anticipated yield to maturity.

Asset-backed securities have certain risks that stem from the characteristics of the underlying assets. For example, asset-backed securities do not have the benefit of the same type of security interests in the underlying collateral that mortgage-backed securities have, and there may be a limited ability to enforce any security interests that exist. Credit enhancements provided to support asset-backed securities, if any, may be inadequate to protect investors in the event of default. For example, credit card receivables are generally unsecured and a number of state and federal consumer credit laws give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the outstanding balance, which can negatively affect the yield and/or value of related asset-backed securities. Issuers of asset-backed securities for which automobile receivables are the underlying assets may be prevented from realizing the full amount due on an automobile sales contract because of state law requirements and restrictions relating to sales of vehicles following their repossession and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of bankruptcy and insolvency laws, or other factors. The absence of, or difficulty enforcing, such security interests in the underlying assets may result in additional expenses, delays and losses to the Fund. The Fund's exposure to the credit risk of the credit support provider will also be greater if recourse is limited to the credit support provider in the event of widespread defaults on the underlying obligations.

Bank obligations Bank obligations include fixed, floating or variable rate certificates of deposit (CDs), letters of credit, time and savings deposits, bank notes and bankers' acceptances. CDs are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Time deposits are non-negotiable deposits that are held in a banking institution for a specified period of time at a stated interest rate. Savings deposits are deposits that do not have a specified maturity and may be withdrawn by the depositor at any time. Bankers' acceptances are negotiable drafts or bills of exchange normally drawn by an importer or exporter to pay for specific merchandise. When a bank "accepts" a bankers' acceptance, the bank, in effect, unconditionally agrees to pay the face value of the instrument upon maturity. The full amount of the Fund's investment in time and savings deposits or CDs may not be guaranteed against losses resulting from the default of the commercial or savings bank or other institution insured by the Federal Deposit Insurance Corporation (FDIC).

Bank obligations are exempt from registration with the SEC if issued by U.S. banks or foreign branches of U.S. banks. As a result, the Fund will not receive the same investor protections when investing in bank obligations as opposed to registered securities. Bank notes and other unsecured bank obligations are not guaranteed by the FDIC, so the Fund will be exposed to the credit risk of the bank or institution. In the event of liquidation, bank notes and unsecured bank obligations generally rank behind time deposits, savings deposits and CDs, resulting in a greater potential for losses to the Fund.

The Fund’s investments in bank obligations may be negatively impacted if adverse economic conditions prevail in the banking industry (such as substantial losses on loans, increases in non-performing assets and charge-offs and declines in total deposits). The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of domestic and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.

Borrowing The 1940 Act and the SEC's current rules, exemptions and interpretations thereunder, permit the Fund to borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks. The Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days excluding Sundays and holidays) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise. In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund's holdings would be disadvantageous from an investment standpoint.

If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund's net asset value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

In addition to borrowings that are subject to 300% asset coverage and are considered by the SEC to be permitted "senior securities," the Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made. A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

Segregation of assets.  Consistent with SEC staff guidance, financial instruments that involve the Fund's obligation to make future payments to third parties will not be viewed as creating any senior security provided that the Fund covers its obligations as described below. Those financial instruments can include, among others, (i) securities purchased or sold on a when-issued, delayed delivery, or to be announced basis, (ii) futures contracts, (iii) forward currency contracts, (iv) swaps, (v) written options, (vi) unfunded commitments, (vii) securities sold short, and (viii) reverse repurchase agreements.

Consistent with SEC staff guidance, the Fund will consider its obligations involving such a financial instrument as “covered” when the Fund (1) maintains an offsetting financial position, or (2) segregates liquid assets (constituting cash, cash equivalents or other liquid portfolio securities) equal to the Fund’s exposures relating to the financial instrument, as determined on a daily basis. Dedicated Fund compliance policies and procedures, which the Fund's board has approved, govern the kinds of transactions that can be deemed to be offsetting positions for purposes of (1) above, and the amounts of assets that need to be segregated for purposes of (2) above (Asset Segregation Policies).

In the case of forward currency contracts, the Fund may offset the contracts for purposes of (1) above when the counterparties, terms and amounts match; otherwise an appropriate amount of assets will be segregated consistent with (2) above. Segregated assets for purposes of (2) above are not required to be physically segregated from other Fund assets, but are segregated through appropriate notation on the books of the Fund or the Fund’s custodian.

The Fund’s Asset Segregation Policies may require the Fund to sell a portfolio security or exit a transaction, including a transaction in a financial instrument, at a disadvantageous time or price in order for the Fund to be able to segregate the required amount of assets. If segregated assets decline in value, the Fund will need to segregate additional assets or reduce its position in the financial instruments. In addition, segregated assets may not be available to satisfy redemptions or for other purposes, until the Fund’s obligations under the financial instruments have been satisfied. In addition, the Fund’s ability to use the financial instruments identified above may under some circumstances depend on the nature of the instrument and amount of assets that the Asset Segregation Policies require the Fund to segregate.

The Asset Segregation Policies provide, consistent with current SEC staff positions, that for futures and forward contracts that require only cash settlement, and swap agreements that call for periodic netting between the Fund and its counterparty, the segregated amount is the net amount due under the contract, as determined daily on a mark-to-market basis. For other kinds of futures, forwards and swaps, the Fund must segregate a larger amount of assets to cover its obligations, which essentially limits the Fund’s ability to use these instruments. If the SEC staff changes its positions concerning the segregation of the net amount due under certain forwards, futures and swap contracts, the ability of the Fund to use the financial instruments could be negatively affected.

Callable securities Callable securities give the issuer the right to redeem the security on a given date or dates (known as the call dates) prior to maturity. In return, the call feature is factored into the price of the debt security, and callable debt securities typically offer a higher yield than comparable non-callable securities. Certain securities may be called only in whole (the entire security is redeemed), while others may be called in part (a portion of the total face value is redeemed) and possibly from time to time as determined by the issuer. There is no guarantee that the Fund will receive higher yields or a call premium on an investment in callable securities.

The period of time between the time of issue and the first call date, known as call protection, varies from security to security. Call protection provides the investor holding the security with assurance that the security will not be called before a specified date. As a result, securities with call protection generally cost more than similar securities without call protection. Call protection will make a callable security more similar to a long-term debt security, resulting in an associated increase in the callable security's interest rate sensitivity.

Documentation for callable securities usually requires that investors be notified of a call within a prescribed period of time. If a security is called, the Fund will receive the principal amount and accrued interest, and may receive a small additional payment as a call premium. Issuers are more likely to exercise call options in periods when interest rates are below the rate at which the original security was issued, because the issuer can issue new securities with lower interest payments. Callable securities are subject to the risks of other debt securities in general, including prepayment risk, especially in falling interest rate environments.

Collateralized debt obligations Collateralized debt obligations and similarly structured securities, sometimes known generally as CDOs, are interests in a trust or other special purpose entity (SPE) and are typically backed by a diversified pool of bonds, loans or other debt obligations. CDOs are not limited to investments in one type of debt and, accordingly, a CDO may be collateralized by corporate bonds, commercial loans, asset-backed securities, residential mortgage-backed securities, real estate investment trusts (REITs), commercial mortgage-backed securities, emerging market debt, and municipal bonds. Certain CDOs may use derivatives contracts, such as credit default swaps, to create “synthetic” exposure to assets rather than holding such assets directly, which entails the risks of derivative instruments described elsewhere in this SAI.

Common varieties of CDOs include the following:

Collateralized loan obligations.  Collateralized loan obligations (CLOs) are interests in a trust typically collateralized substantially by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans made to domestic and foreign borrowers, including loans that may be rated below investment grade or equivalent unrated loans.

Collateralized bond obligations.  Collateralized bond obligations (CBOs) are interests in a trust typically backed substantially by a diversified pool of high risk, below investment grade fixed income securities.

Structured finance CDOs.  Structured finance CDOs are interests in a trust typically backed substantially by structured investment products such as asset-backed securities and commercial mortgage-backed securities.

Synthetic CDOs.  In contrast to CDOs that directly own the underlying debt obligations, referred to as cash CDOs, synthetic CDOs are typically collateralized substantially by derivatives contracts, such as credit default swaps, to create “synthetic” exposure to assets rather than holding such assets directly, which entails the risks of derivative instruments described elsewhere in this SAI, principally counterparty risk.

CDOs are similar in structure to collateralized mortgage obligations, described elsewhere in this SAI. Unless the context indicates otherwise, the discussion of CDOs below also applies to CLOs, CBOs and other similarly structured securities.

In CDOs, the cash flows from the SPE are split into two or more portions, called tranches (or classes), that vary in risk and yield. The riskiest portion is the “equity” tranche which bears the first loss from defaults on the bonds or loans in the SPE and is intended to protect the other, more senior tranches from severe, and potentially unforeseen, defaults or delinquent collateral payments (though such protection is not complete). Because they may be partially protected from defaults, senior tranches from a CDO typically have higher ratings and lower yields than the underlying collateral securities held by the trust, and may be rated investment grade. Despite protection from the equity tranche, more senior tranches can experience, and may have experienced in the past, substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default, downgrades of the underlying collateral by rating agencies, forced liquidation of a collateral pool due to a failure of coverage tests, disappearance of protecting tranches, market anticipation of defaults, as well as a market aversion to CDO securities as a class.

The risks of an investment in a CDO depend largely on the type of collateral held by the SPE and the tranche of the CDO in which the Fund invests. Investment risk may also be affected by the performance of a CDO’s collateral manager (the entity responsible for selecting and managing the pool of collateral securities held by the SPE trust), especially during periods of market volatility. Normally, CDOs are privately offered and sold, and thus, are not registered under the securities laws and traded in a public market. As a result, investments in CDOs may be characterized by the Fund as illiquid securities. However, an active dealer market may exist for CDOs allowing the Fund to trade CDOs with other qualified institutional investors under Rule 144A. To the extent such investments are characterized as illiquid, they will be subject to the Fund’s restrictions on investments in illiquid securities. The Fund’s investment in unregistered securities such as CDOs will not receive the same investor protection as an investment in registered securities.

All tranches of CDOs, including senior tranches with high credit ratings, can experience, and at times many have experienced, substantial losses due to actual defaults, increased sensitivity to future defaults due to the disappearance of protecting tranches, market anticipation of defaults, as well as market aversion to CDO securities as a class. In the past, prices of CDO tranches have declined considerably. The drop in prices was initially triggered by the subprime mortgage crisis. Subprime mortgages make up a significant portion of the mortgage securities that collateralize many CDOs. As floating interest rates and mortgage default rates increased, the rating agencies that had rated the mortgage securities and CDO transactions backed by such mortgages realized their default assumptions were too low and began to downgrade the credit rating of these transactions. There can be no assurance that additional losses of equal or greater magnitude will not occur in the future.

In addition to the normal risks associated with debt securities and asset backed securities (e.g., interest rate risk, credit risk and default risk) described elsewhere in this SAI, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or quality or go into default or be downgraded; (iii) the Fund may invest in tranches of a CDO that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer, difficulty in valuing the security or unexpected investment results.

Certain issuers of CDOs may be deemed to be “investment companies” as defined in the 1940 Act. As a result, the Fund’s investment in these structured investments from these issuers may be limited by the restrictions contained in the 1940 Act. CDOs generally charge management fees and administrative expenses that the shareholders of the Fund would pay indirectly.

Corporate Loans, Assignments and Participations

Corporate loans.  Corporate loans typically are structured and negotiated by a group of financial institutions and other investors, including in some cases, the Fund, that provide capital to the borrowers. In return, the borrowers pay interest and repay the loan's principal. Such corporate loans often pay interest rates that are reset periodically on the basis of a floating base lending rate, such as the London Interbank Offered Rate (LIBOR) plus a premium. The Fund may invest in corporate loans directly at the time of the loan's closing or by buying an assignment of all or a portion of the corporate loan from a lender. The Fund may also invest indirectly in a corporate loan by buying a loan participation from a lender or other purchaser of a participation. Corporate loans may include term loans, Bridge Loans (as described below) and, to the extent permissible for the Fund, revolving credit facilities, prefunded letters of credit term loans, delayed draw term loans and receivables purchase facilities.

With LIBOR expected to be discontinued by the end of 2021, the loan market will undergo a significant change in the benchmark that forms a key component of loan returns. Concerted industry efforts are underway to identify and establish a replacement rate to LIBOR. At this point, it is unclear what form this replacement rate will take, and whether it will mirror the risk and return profile of LIBOR. While this work is ongoing, agent banks have included provisions in documents in the current market that allow them to replace the rate with less or no affirmative consent from lenders, which could potentially change the income that investors receive. For further information on the upcoming transition from LIBOR, see “LIBOR Transition” below.

The Fund limits the amount of total assets that it will invest in any one issuer. For purposes of these limitations, the Fund generally will treat the borrower as the "issuer" of indebtedness held by the Fund. In loan participations, a bank or other lending institution serves as financial intermediary between the Fund and the borrower, the participation may not shift to the Fund the direct debtor-creditor relationship with the borrower. In this case, SEC interpretations require the Fund, in appropriate circumstances, to treat both the lending bank or other lending institution and the borrower as "issuers" for these purposes. Treating a financial intermediary as an issuer of indebtedness may restrict the Fund's ability to invest in indebtedness related to a single financial intermediary, or intermediaries engaged in the same industry, even if the underlying borrowers represent different companies and industries.

Negotiation and administration of loans.  Each type of corporate loan in which the Fund may invest typically is structured by a group of lenders and other investors. This means that the lenders and other investors, which may include other Franklin Templeton funds and accounts, participate in the negotiations with the corporate borrower and in the drafting of the terms of the corporate loan. The group of lenders and other investors often consists of commercial banks, thrift institutions, insurance companies, finance companies, other financial institutions, or in some cases other investors, including investment companies such as the Fund. Typically, the Fund will not act as the sole negotiator or sole investor for a corporate loan. One or more of the lenders usually administers the corporate loan on behalf of all the lenders and other investors; this lender is referred to as the Agent Bank.

Three ways to invest in corporate loans.  The Fund may invest in corporate loans in any of three ways. The Fund may: (i) make a direct investment by purchasing an assignment of part or all of a corporate loan; (ii) make an indirect investment by purchasing a participation interest in a corporate loan; or (iii) make a direct investment in a corporate loan by participating as one of the initial investors. Participation interests are interests sold by a lender or other holders of participation interests, which usually represent a fractional interest in a corporate loan. An assignment represents a direct interest in a corporate loan or portion of a corporate loan previously owned by a different investor. Unlike where the Fund purchases a participation interest, the Fund will generally become an investor for the purposes of the relevant corporate loan agreement by purchasing an assignment.

  Assignments of corporate loans.  If the Fund purchases an assignment of a corporate loan, the Fund will assume the position of the original investor. The Fund will have the right to receive payments directly from the corporate borrower and to enforce its contractual rights directly against the corporate borrower. The purchase may be made at a discount to par. This means that the Fund receives a return at the full interest rate for the corporate loan rather than a discounted rate.

  Participation interests in corporate loans.  In contrast to the purchase of an assignment, if the Fund purchases a participation interest either from a lender or a participant, the Fund typically will have established a direct contractual relationship with the seller of the participation interest, but not with the corporate borrower. Consequently, the Fund is subject to the credit risk of the lender or participant who sold the participation interest to the Fund, in addition to the usual credit risk of the corporate borrower. Therefore, when the Fund considers an investment in corporate loans through the purchase of participation interests, its investment manager will take into account the creditworthiness of the Agent Bank and any lenders and participants interposed between the Fund and the corporate borrower. These parties are referred to as Intermediate Participants. Additionally, the Fund will consider that there may be limitations on the Fund's ability to vote on amendments to the borrower's underlying loan agreement.

  Direct investments in corporate loans.  When the Fund invests as an initial investor in a new corporate loan, the investment may be made at a discount to par. This means that the Fund receives a return at the full interest rate for the corporate loan, which incorporates the discount.

Because secondary purchases of loans may be made at par, at a premium from par or at a discount from par, the Fund's return on such an investment may be lower or higher than it would have been if the Fund had made a direct initial investment. While loan participations generally trade at a discount, the Fund may buy participations trading at par or at a premium. At certain times when reduced opportunities for direct initial investment in corporate loans may exist, however, the Fund may be able to invest in corporate loans only through participation interests or assignments.

Loan participations.  Loan participations may enable the Fund to acquire an interest in a corporate loan from a borrower, which it could not do directly. Because the Fund establishes a direct contractual relationship with the lender or Participant, the Fund is subject to the credit risk of the lender or Participant in addition to the usual credit risk of the corporate borrower and any Agent Bank. Under normal market conditions, loan participations that sell at a discount to the secondary loan price may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are resolved, loan participations may appreciate in value.

In the event the corporate borrower fails to pay principal and interest when due, the Fund may have to assert rights against the borrower through an Intermediate Participant. This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or Intermediate Participant who sold the participation interest to the Fund, the Fund may not have any exclusive or senior claim with respect to the lender's interest in the corporate loan, or in the collateral securing the corporate loan. Consequently, the Fund might not benefit directly from the collateral supporting the underlying corporate loan. If the Intermediate Participant becomes insolvent, payments of principal and/or interest may be held up or not paid by such Participant or such Participant may not have the resources to assert its and the Fund's rights against the corporate borrower. Similar risks may arise with respect to the Agent Bank.

Obligations to make future advances.  Certain revolving credit facility corporate loans (revolvers) and some types of delayed draw loans require that the lenders and other investors, including the Fund, and Intermediate Participants make future advances to the corporate borrower at the demand of the borrower. Other continuing obligations may also exist pursuant to the terms of these types of corporate loans. If the Fund's future obligations are not met for any reason, including the failure of an Intermediate Participant to fulfill its obligations, the Fund's interests may be harmed.

Delayed draw term loans.  Delayed draw term loans have characteristics of both revolvers and term loans, in that, before they are drawn upon by the borrower, they are similar to a revolver; however when they are drawn upon, they become fully and permanently drawn and are in essence term loans. Upon funding, when a loan is drawn upon, the loan becomes permanently funded, repaid principal amounts may not be reborrowed and interest accrues on the amount outstanding. The borrower pays a fee during the commitment period. Because these loans involve forward obligations, they are subject to the Fund's asset segregation policies.

Prefunded L/C term loan.  A prefunded L/C term loan (Pre L/C Loan) is sometimes referred to as a funded letter of credit facility. For these loans, the Agent Bank (or another bank) issues letters of credit (each letter, an L/C) to guarantee the repayment of the borrowings by the borrower, as the ultimate debtor under these loans. Each lender or other investor, such as the Fund, transfers to the Agent Bank the amount of money the lender or other investor, has committed under the Pre L/C Loan agreement. The Agent Bank holds the monies solely to satisfy the lenders' or other investors' obligations under the loan agreement.

Whenever the borrower needs funds, it draws against the Pre L/C Loan. Consequently, the lenders or other investors do not have to advance any additional monies at the time the borrower draws against the Pre L/C Loan. To the extent that the borrower does not draw down these monies as borrowings during the term of the Pre L/C Loan, the Agent Bank invests these monies as deposits that pay interest, usually approximating a benchmark rate, such as LIBOR. This interest is paid to the borrower. Generally, the borrower, via the Agent Bank, pays the lenders or other investors interest at a rate equivalent to the fully drawn spread plus a benchmark rate, usually LIBOR. The borrower pays this interest during the term of the loan whether or not the borrower borrows monies from the amounts held and invested by the Agent Bank. The principal and any unpaid accrued interest will be returned to the lenders and other investors upon termination of the Pre L/C loan (and upon satisfaction of all obligations).

The risks of investing in corporate loans include all the general risks of investing in debt securities. For example, investments in corporate loans are exposed to the credit risk of the borrowing corporation and any Intermediate Participants, the valuation risk of pricing corporate loans and collateral, and the illiquidity risk associated with holding unregistered, non-exchange traded securities. There are also additional risks associated with an investment in corporate loans, including those described below.

Additional credit risks.  Corporate loans may be issued in leveraged or highly leveraged transactions (such as mergers, acquisitions, consolidations, liquidations, spinoffs, reorganizations or financial restructurings), or involving distressed companies or those in bankruptcy (including debtor-in-possession transactions). This means that the borrower is assuming large amounts of debt in order to have large amounts of financial resources to attempt to achieve its business objectives; there is no guarantee, however, that the borrower will achieve its business objectives. Loans issued in leveraged or highly leveraged transactions are subject to greater credit risks than other loans, including an increased possibility that the borrower might default or go into bankruptcy.

Insufficient collateral.  The terms of most senior secured corporate loans and corporate debt securities in which the Fund invests generally provide that the collateral provided by the corporate borrower have a fair market value at least equal to 100% of the amount of such corporate loan at the time of the loan. The investment manager generally will determine the value of the collateral by customary valuation techniques that it considers appropriate. The collateral may consist of various types of assets or interests including working capital assets, such as accounts receivable or inventory, tangible fixed assets, such as real property, buildings and equipment, tangible or intangible assets, such as trademarks, copyrights and patent rights, or security interests in securities of subsidiaries or affiliates. The borrower's owners or other parties may provide additional security.

The Fund may encounter difficulty valuing the collateral, especially less tangible assets. The value of the collateral may decline following investment by the Fund in the corporate loan. Also, collateral may be difficult to sell or liquidate and insufficient in the event of a default. Consequently, there can be no assurance that the liquidation of any collateral securing a corporate loan would satisfy the borrower's obligation in the event of nonpayment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a corporate loan. Collateral securing a corporate loan may lose all or substantially all of its value in the event of bankruptcy of a borrower. Some corporate loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could order currently existing or future indebtedness of the corporate borrower to be paid ahead of the corporate loans. This order could make repayment of the corporate loans in part or in full less likely. The court could take other action detrimental to the holders of the corporate loans including, in certain circumstances, invalidating such corporate loans or causing interest previously paid to be refunded to the borrower.

Potential lack of investor protections under federal and state securities laws.  If a corporate loan purchased by the Fund is not considered to be a “security,” the Fund will not receive the same investor protections with respect to such investment that are available to purchasers of investments that are considered “securities” under federal and state securities laws, including any possible recourse against a member of the lending syndicate as an underwriter or the borrower as an issuer.

Lack of publicly available information and ratings.  Corporate loans in which the Fund may invest may not be rated by a rating agency, will not be registered with the SEC or any state securities commission and will not be listed on any national securities exchange. The amount of public information available with respect to corporate loans will generally be less than that available for registered or exchange listed securities; however, the investment manager will not invest in a loan if, in its judgment, it does not have enough information on the loan to satisfy its due diligence standards.

Non-public information and limitations on its use.  From time to time, the investment manager, on behalf of the Fund, may elect to receive material non-public information (MNPI) about an individual loan that is not available to other lenders of such loan who may be unwilling to enter into a non-disclosure agreement (NDA) with the borrower or company and restrict themselves from trading in the loan for a specified period of time. If the investment manager, on behalf of the Fund, elects to become restricted on any individual loan as a result of agreeing to receive MNPI about the loan and signing an NDA, the Fund might be unable to enter into a transaction in a security of that borrower, when it would otherwise be advantageous to do so.

Liquidity of corporate loans.  The investment manager generally considers corporate loans, loan participations and assignments of corporate loans to be liquid. To the extent such investments are deemed to be liquid by the investment manager, they will not be subject to the Fund's restrictions on investments in illiquid securities. Generally, a liquid market with institutional buyers exists for such interests. The investment manager monitors each type of loan and/or loan interest in which the Fund is invested to determine whether it is liquid consistent with the liquidity procedures adopted by the Fund.

No active trading market may exist for some corporate loans and some corporate loans may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value on sale of a corporate loan. In addition, the Fund may not be able to readily sell its corporate loans at prices that approximate those at which the Fund could sell such loans if they were more widely held and traded. As a result of such potential illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations.

Risks based on Agent Banks and/or Intermediate Participants.  The Agent Bank typically administers the corporate loan. The Agent Bank typically is responsible for collecting principal, interest and fee payments from the corporate borrower. The Agent Bank then distributes these payments to all lenders and other investors that are parties to the corporate loan or own participation interests therein. The Fund will not act as an Agent Bank under normal circumstances. The Fund generally will rely on the Agent Bank or an Intermediate Participant to collect its portion of the payments. The Fund will also rely on the Agent Bank to take appropriate actions against a corporate borrower that is not making payments as scheduled. Typically, the Agent Bank is given broad discretion in enforcing the terms of the corporate loan, and is required to use only the same care it would use in the management of its own property. The corporate borrower compensates the Agent Bank for these services and this could create an incentive for the Agent Bank to exercise its discretion to the advantage of the corporate borrower to a greater extent than might otherwise be the case. Such compensation may include special fees paid at the start of corporate loans and fees paid on a continuing basis for ongoing services.

In the event that a corporate borrower becomes bankrupt or insolvent, the borrower may attempt to assert certain legal defenses as a result of improper conduct by the Agent Bank or Intermediate Participant. Asserting the Fund's legal rights against the Agent Bank or Intermediate Participant could be expensive and result in the delay or loss to the Fund of principal and/or interest payments.

There is a risk that an Agent Bank may have financial difficulty. An Agent Bank could even declare bankruptcy, or have a receiver, conservator, or similar official appointed for it by a regulatory authority. If this happens, assets held by the Agent Bank under the corporate loan should remain available to holders of corporate loans, including the Fund. However, a regulatory authority or court may determine that assets held by the Agent Bank for the benefit of the Fund are subject to the claims of the Agent Bank's general or secured creditors. The Fund might incur costs and delays in realizing payment on a corporate loan or might suffer a loss of principal or interest. Similar risks arise in situations involving Intermediate Participants, as described above.

Covenants.  The borrower or issuer under a corporate loan or debt security generally must comply with various restrictive covenants contained in any corporate loan agreement between the borrower and the lending syndicate or in any trust indenture or comparable document in connection with a corporate debt security. A restrictive covenant is a promise by the borrower to take certain actions that protect, or not to take certain actions that may impair, the rights of lenders. These covenants, in addition to requiring the scheduled payment of interest and principal, may include restrictions on dividend payments and other distributions to shareholders, provisions requiring the borrower to maintain specific financial ratios or relationships regarding, and/or limits on, total debt. In addition, a covenant may require the borrower to prepay the corporate loan or corporate debt security with any excess cash flow. Excess cash flow generally includes net cash flow (after scheduled debt service payments and permitted capital expenditures) as well as the proceeds from asset dispositions or sales of securities. A breach of a covenant (after giving effect to any cure period) in a corporate loan agreement which is not waived by the Agent Bank and the lending syndicate normally is an event of acceleration. This means that the Agent Bank has the right to demand immediate repayment in full of the outstanding corporate loan. Acceleration may also occur in the case of the breach of a covenant in a corporate debt security document. If acceleration occurs and the Fund receives repayment before expected, the Fund will experience prepayment risk.

Covenants and covenant lite loans and debt securities.  Some covenant lite loans may be in the market from time to time which tend to have fewer or no financial maintenance covenants and restrictions. A covenant lite loan typically contains fewer clauses which allow an investor to proactively enforce financial covenants or prevent undesired actions by the borrower/issuer. Covenant lite loans also generally provide fewer investor protections if certain criteria are breached. The Fund may experience losses or delays in enforcing its rights on its holdings of covenant lite loans.

Bridge financings.  The Fund may also acquire interests in loans which are designed to provide temporary or “bridge” financing (Bridge Loans) to a borrower pending the sale of identified assets; the arrangement of longer-term loans; or the issuance and sale of debt obligations. The Fund may also make a commitment to participate in a Bridge Loan facility. Most Bridge Loans are structured as floating-rate debt with step-up provisions under which the interest rate on the Bridge Loan rises the longer the Loan remains outstanding. In addition, Bridge Loans commonly contain a conversion feature that allows the Bridge Loan investor to convert its loan interest to senior exchange notes if the loan has not been prepaid in full on or prior to its maturity date. Bridge Loans may be subordinate to other debt and may be unsecured or under-secured. Bridge Loans are subject to the same general risks discussed above inherent to any loan investment. Due to their subordinated nature and possible unsecured or under-secured status, Bridge Loans may involve a higher degree of overall risk than more senior loans of the same borrower. Bridge Loans also generally carry the expectation that the borrower will be able to sell the assets, obtain permanent financing or sell other debt obligations in the near future. Any delay in these occurrences subjects the Bridge Loan investor to increased credit risk and may impair the borrower’s perceived creditworthiness. In addition, Bridge Loans may result in or lead to longer-term or permanent indebtedness.

Debtor-in-possession financings.  The Fund may also invest in “debtor-in-possession” or “DIP” financings newly issued in connection with “special situation” restructuring and refinancing transactions. DIP financings are loans to a debtor-in-possession in a proceeding under the U.S. Bankruptcy Code that has been approved by the bankruptcy court. These financings allow the entity to continue its business operations while reorganizing under Chapter 11 of the U.S. Bankruptcy Code. A DIP financing can be secured by a senior lien on the debtor’s unencumbered assets, or encumbered assets which would allow the existing senior lien holders to maintain at least the same lien position as the pre-petition secured debt. DIP financings are often required to close in a rapid manner in order for the debtor to continue ongoing operations and satisfy existing creditors. Additionally, a DIP financing may be “rolled” into exit financing which enable the issuer to emerge from bankruptcy.

Debt securities - general description In general, a debt security represents a loan of money to the issuer by the purchaser of the security. A debt security typically has a fixed payment schedule that obligates the issuer to pay interest to the lender and to return the lender's money over a certain time period. A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities. Bonds, notes and commercial paper are examples of debt securities and differ in the length of the issuer's principal repayment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest:

Bonds.  A bond is a debt security in which investors lend money to an entity that borrows for a defined period of time, usually a period of more than five years, at a specified interest rate.

Commercial paper.  Commercial paper is an unsecured, short-term loan to a corporation, typically for financing accounts receivable and inventory with maturities of up to 270 days.

Debentures.  A debenture is an unsecured debt security backed only by the creditworthiness of the borrower, not by collateral.

Bills.  A bill is a short-term debt instrument, usually with a maturity of two years or less.

Notes.  A note is a debt security usually with a maturity of up to ten years.

For purposes of the discussion in this SAI of the risks of investing in debt securities generally, loans or other short-term instruments, which otherwise may not technically be considered securities, are included.

Debt securities are all generally subject to interest rate, credit, income and prepayment risks and, like all investments, are subject to liquidity and market risks to varying degrees depending upon the specific terms and type of security. The Fund's investment manager attempts to reduce credit and market risk through ongoing credit analysis of each issuer, as well as by monitoring economic developments, but there can be no assurance that it will be successful at doing so.

Defaulted debt securities If the issuer of a debt security in the Fund's portfolio defaults, the Fund may have unrealized losses on the security, which may lower the Fund's net asset value. Defaulted securities tend to lose much of their value before they default. Thus, the Fund's net asset value may be adversely affected before an issuer defaults. The Fund may incur additional expenses if it tries to recover principal or interest payments on a defaulted security. Defaulted debt securities often are illiquid. An investment in defaulted debt securities is generally considered speculative and may expose the Fund to similar risks as an investment in high-yield debt.

The Fund may buy defaulted debt securities. The Fund is also not required to sell a debt security that has defaulted if the investment manager believes it is advantageous to continue holding the security.

Derivative instruments Generally, derivatives are financial instruments whose value depends on or is derived from, the value of one or more underlying assets, reference rates, or indices or other market factors (a "reference instrument") and may relate to stocks, bonds, interest rates, credit, currencies, commodities or related indices. Derivative instruments can provide an efficient means to gain or reduce exposure to the value of a reference instrument without actually owning or selling the instrument. Some common types of derivatives include options, futures, forwards and swaps.

Derivative instruments may be used for “hedging,” which means that they may be used when the investment manager seeks to protect the Fund's investments from a decline in value resulting from changes to interest rates, market prices, currency fluctuations or other market factors. Derivative instruments may also be used for other purposes, including to seek to increase liquidity, provide efficient portfolio management, broaden investment opportunities (including taking short or negative positions), implement a tax or cash management strategy, gain exposure to a particular security or segment of the market, modify the effective duration of the Fund's portfolio investments and/or enhance total return. However derivative instruments are used, their successful use is not assured and will depend upon, among other factors, the investment manager's ability to gauge relevant market movements.

Derivative instruments may be used for purposes of direct hedging. Direct hedging means that the transaction must be intended to reduce a specific risk exposure of a portfolio security or its denominated currency and must also be directly related to such security or currency. The Fund’s use of derivative instruments may be limited from time to time by policies adopted by the board of trustees or the Fund’s investment manager.

Because some derivative instruments used by the Fund may oblige the Fund to make payments or incur additional obligations in the future, the SEC requires investment companies to “cover” or segregate liquid assets equal to the potential exposure created by such derivatives. The obligation to cover or segregate such assets is described more fully under "Borrowing" in this SAI.

Exclusion of investment manager from commodity pool operator definition.  With respect to the Fund, the investment manager has claimed an exclusion from the definition of “commodity pool operator” (CPO) under the Commodity Exchange Act (CEA) and the rules of the Commodity Futures Trading Commission (CFTC) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, with respect to the Fund, the investment manager is relying upon a related exclusion from the definition of “commodity trading advisor” (CTA) under the CEA and the rules of the CFTC.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options and swaps, which in turn include non-deliverable currency forward contracts, as further described below. Because the investment manager and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment goal, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the investment manager’s reliance on these exclusions, or the Fund, its investment strategies or this SAI.

Generally, the exclusion from CPO regulation on which the investment manager relies requires the Fund to meet one of the following tests for its commodity interest positions, other than positions entered into for bona fide hedging purposes (as defined in the rules of the CFTC): either (1) the aggregate initial margin and premiums required to establish the Fund’s positions in commodity interests may not exceed 5% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and unrealized losses on any such positions); or (2) the aggregate net notional value of the Fund’s commodity interest positions, determined at the time the most recent such position was established, may not exceed 100% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and unrealized losses on any such positions). In addition to meeting one of these trading limitations, the Fund may not be marketed as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps markets. If, in the future, the Fund can no longer satisfy these requirements, the investment manager would withdraw its notice claiming an exclusion from the definition of a CPO, and the investment manager would be subject to registration and regulation as a CPO with respect to the Fund, in accordance with CFTC rules that apply to CPOs of registered investment companies. Generally, these rules allow for substituted compliance with CFTC disclosure and shareholder reporting requirements, based on the investment manager’s compliance with comparable SEC requirements. However, as a result of CFTC regulation with respect to the Fund, the Fund may incur additional compliance and other expenses.

Futures contracts.  Generally, a futures contract is a standard binding agreement to buy or sell a specified quantity of an underlying reference instrument, such as a specific security, currency or commodity, at a specified price at a specified later date. A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the underlying reference instrument called for by the contract at a specified price on a specified date. A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the underlying reference instrument called for by the contract at a specified price on a specified date. The purchase or sale of a futures contract will allow the Fund to increase or decrease its exposure to the underlying reference instrument without having to buy the actual instrument.

The underlying reference instruments to which futures contracts may relate include non-U.S. currencies, interest rates, stock and bond indices and debt securities, including U.S. government debt obligations. In certain types of futures contracts, the underlying reference instrument may be a swap agreement. For more information about swap agreements generally, see “Swaps” below. In most cases the contractual obligation under a futures contract may be offset, or “closed out,” before the settlement date so that the parties do not have to make or take delivery. The closing out of a contractual obligation is usually accomplished by buying or selling, as the case may be, an identical, offsetting futures contract. This transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the underlying instrument or asset. Although some futures contracts by their terms require the actual delivery or acquisition of the underlying instrument or asset, some require cash settlement.

Futures contracts may be bought and sold on U.S. and non-U.S. exchanges. Futures contracts in the U.S. have been designed by exchanges that have been designated “contract markets” by the CFTC and must be executed through a futures commission merchant (FCM), which is a brokerage firm that is a member of the relevant contract market. Each exchange guarantees performance of the contracts as between the clearing members of the exchange, thereby reducing the risk of counterparty default. Futures contracts may also be entered into on certain exempt markets, including exempt boards of trade and electronic trading facilities, available to certain market participants. Because all transactions in the futures market are made, offset or fulfilled by an FCM through a clearinghouse associated with the exchange on which the contracts are traded, the Fund will incur brokerage fees when it buys or sells futures contracts.

The Fund generally buys and sells futures contracts only on contract markets (including exchanges or boards of trade) where there appears to be an active market for the futures contracts, but there is no assurance that an active market will exist for any particular contract or at any particular time. An active market makes it more likely that futures contracts will be liquid and bought and sold at competitive market prices. In addition, many of the futures contracts available may be relatively new instruments without a significant trading history. As a result, there can be no assurance that an active market will develop or continue to exist.

When the Fund enters into a futures contract, it must deliver to an account controlled by the FCM (that has been selected by the Fund), an amount referred to as “initial margin” that is typically calculated as an amount equal to the volatility in market value of a contract over a fixed period. Initial margin requirements are determined by the respective exchanges on which the futures contracts are traded and the FCM. Thereafter, a “variation margin” amount may be required to be paid by the Fund or received by the Fund in accordance with margin controls set for such accounts, depending upon changes in the marked-to-market value of the futures contract. The account is marked-to-market daily and the variation margin is monitored by the Fund’s investment manager and custodian on a daily basis. When the futures contract is closed out, if the Fund has a loss equal to or greater than the margin amount, the margin amount is paid to the FCM along with any loss in excess of the margin amount. If the Fund has a loss of less than the margin amount, the excess margin is returned to the Fund. If the Fund has a gain, the full margin amount and the amount of the gain is paid to the Fund.

Some futures contracts provide for the delivery of securities that are different than those that are specified in the contract. For a futures contract for delivery of debt securities, on the settlement date of the contract, adjustments to the contract can be made to recognize differences in value arising from the delivery of debt securities with a different interest rate from that of the particular debt securities that were specified in the contract. In some cases, securities called for by a futures contract may not have been issued when the contract was written.

Risks of futures contracts.  The Fund’s use of futures contracts is subject to the risks associated with derivative instruments generally. In addition, a purchase or sale of a futures contract may result in losses to the Fund in excess of the amount that the Fund delivered as initial margin. Because of the relatively low margin deposits required, futures trading involves a high degree of leverage; as a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, or gain, to the Fund. In addition, if the Fund has insufficient cash to meet daily variation margin requirements or close out a futures position, it may have to sell securities from its portfolio at a time when it may be disadvantageous to do so. Adverse market movements could cause the Fund to experience substantial losses on an investment in a futures contract.

There is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position in a futures contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of an FCM’s customers. If the FCM does not provide accurate reporting, the Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty.

The Fund may not be able to properly hedge or effect its strategy when a liquid market is unavailable for the futures contract the Fund wishes to close, which may at times occur. In addition, when futures contracts are used for hedging, there may be an imperfect correlation between movements in the prices of the underlying reference instrument on which the futures contract is based and movements in the prices of the assets sought to be hedged.

If the investment manager’s investment judgment about the general direction of market prices or interest or currency exchange rates is incorrect, the Fund’s overall performance will be poorer than if it had not entered into a futures contract. For example, if the Fund has purchased futures to hedge against the possibility of an increase in interest rates that would adversely affect the price of bonds held in its portfolio and interest rates instead decrease, the Fund will lose part or all of the benefit of the increased value of the bonds which it has hedged. This is because its losses in its futures positions will offset some or all of its gains from the increased value of the bonds.

The difference (called the “spread”) between prices in the cash market for the purchase and sale of the underlying reference instrument and the prices in the futures market is subject to fluctuations and distortions due to differences in the nature of those two markets. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions that could distort the normal pricing spread between the cash and futures markets. Second, the liquidity of the futures markets depends on participants entering into offsetting transactions rather than making or taking delivery of the underlying instrument. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, resulting in pricing distortion. Third, from the point of view of speculators, the margin deposit requirements that apply in the futures market are less onerous than similar margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. When such distortions occur, a correct forecast of general trends in the price of an underlying reference instrument by the investment manager may still not necessarily result in a profitable transaction.

Futures contracts that are traded on non-U.S. exchanges may not be as liquid as those purchased on CFTC-designated contract markets. In addition, non-U.S. futures contracts may be subject to varied regulatory oversight. The price of any non-U.S. futures contract and, therefore, the potential profit and loss thereon, may be affected by any change in the non-U.S. exchange rate between the time a particular order is placed and the time it is liquidated, offset or exercised.

The CFTC and the various exchanges have established limits referred to as “speculative position limits” on the maximum net long or net short position that any person, such as the Fund, may hold or control in a particular futures contract. Trading limits are also imposed on the maximum number of contracts that any person may trade on a particular trading day. An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions. The regulation of futures, as well as other derivatives, is a rapidly changing area of law.

Futures exchanges may also limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. This daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and does not limit potential losses because the limit may prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

Options.  An option is a contract that gives the purchaser of the option, in return for the premium paid, the right to buy an underlying reference instrument, such as a specified security, currency, index, or other instrument, from the writer of the option (in the case of a call option), or to sell a specified reference instrument to the writer of the option (in the case of a put option) at a designated price during the term of the option. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying reference instrument, the remaining term of the option, supply, demand, interest rates and/or currency exchange rates. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. Put and call options are traded on national securities exchanges and in the OTC market.

Options traded on national securities exchanges are within the jurisdiction of the SEC or other appropriate national securities regulator, as are securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all option positions entered into on a national securities exchange in the United States are cleared and guaranteed by the Options Clearing Corporation, thereby reducing the risk of counterparty default. Furthermore, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the OTC market, potentially permitting the Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements. There is no assurance, however, that higher than anticipated trading activity or other unforeseen events might not temporarily render the capabilities of the Options Clearing Corporation inadequate, and thereby result in the exchange instituting special procedures which may interfere with the timely execution of the Fund’s orders to close out open options positions.

Purchasing call and put options.  As the buyer of a call option, the Fund has a right to buy the underlying reference instrument (e.g., a currency or security) at the exercise price at any time during the option period (for American style options). The Fund may enter into closing sale transactions with respect to call options, exercise them, or permit them to expire. For example, the Fund may buy call options on underlying reference instruments that it intends to buy with the goal of limiting the risk of a substantial increase in their market price before the purchase is effected. Unless the price of the underlying reference instrument changes sufficiently, a call option purchased by the Fund may expire without any value to the Fund, in which case the Fund would experience a loss to the extent of the premium paid for the option plus related transaction costs.

As the buyer of a put option, the Fund has the right to sell the underlying reference instrument at the exercise price at any time during the option period (for American style options). Like a call option, the Fund may enter into closing sale transactions with respect to put options, exercise them or permit them to expire. The Fund may buy a put option on an underlying reference instrument owned by the Fund (a protective put) as a hedging technique in an attempt to protect against an anticipated decline in the market value of the underlying reference instrument. Such hedge protection is provided only during the life of the put option when the Fund, as the buyer of the put option, is able to sell the underlying reference instrument at the put exercise price, regardless of any decline in the underlying instrument’s market price. The Fund may also seek to offset a decline in the value of the underlying reference instrument through appreciation in the value of the put option. A put option may also be purchased with the intent of protecting unrealized appreciation of an instrument when the investment manager deems it desirable to continue to hold the instrument because of tax or other considerations. The premium paid for the put option and any transaction costs would reduce any short-term capital gain that may be available for distribution when the instrument is eventually sold. Buying put options at a time when the buyer does not own the underlying reference instrument allows the buyer to benefit from a decline in the market price of the underlying reference instrument, which generally increases the value of the put option.

If a put option was not terminated in a closing sale transaction when it has remaining value, and if the market price of the underlying reference instrument remains equal to or greater than the exercise price during the life of the put option, the buyer would not make any gain upon exercise of the option and would experience a loss to the extent of the premium paid for the option plus related transaction costs. In order for the purchase of a put option to be profitable, the market price of the underlying reference instrument must decline sufficiently below the exercise price to cover the premium and transaction costs.

Writing call and put options.  Writing options may permit the writer to generate additional income in the form of the premium received for writing the option. The writer of an option may have no control over when the underlying reference instruments must be sold (in the case of a call option) or purchased (in the case of a put option) because the writer may be notified of exercise at any time prior to the expiration of the option (for American style options). In general, though, options are infrequently exercised prior to expiration. Whether or not an option expires unexercised, the writer retains the amount of the premium. Writing “covered” call options means that the writer owns the underlying reference instrument that is subject to the call option. Call options may also be written on reference instruments that the writer does not own.

If the Fund writes a covered call option, any underlying reference instruments that are held by the Fund and are subject to the call option will be earmarked on the books of the Fund as segregated to satisfy its obligations under the option. The Fund will be unable to sell the underlying reference instruments that are subject to the written call option until it either effects a closing transaction with respect to the written call, or otherwise satisfies the conditions for release of the underlying reference instruments from segregation. As the writer of a covered call option, the Fund gives up the potential for capital appreciation above the exercise price of the option should the underlying reference instrument rise in value. If the value of the underlying reference instrument rises above the exercise price of the call option, the reference instrument will likely be “called away,” requiring the Fund to sell the underlying instrument at the exercise price. In that case, the Fund will sell the underlying reference instrument to the option buyer for less than its market value, and the Fund will experience a loss (which will be offset by the premium received by the Fund as the writer of such option). If a call option expires unexercised, the Fund will realize a gain in the amount of the premium received. If the market price of the underlying reference instrument decreases, the call option will not be exercised and the Fund will be able to use the amount of the premium received to hedge against the loss in value of the underlying reference instrument. The exercise price of a call option will be chosen based upon the expected price movement of the underlying reference instrument. The exercise price of a call option may be below, equal to (at-the-money), or above the current value of the underlying reference instrument at the time the option is written.

As the writer of a put option, the Fund has a risk of loss should the underlying reference instrument decline in value. If the value of the underlying reference instrument declines below the exercise price of the put option and the put option is exercised, the Fund, as the writer of the put option, will be required to buy the instrument at the exercise price, which will exceed the market value of the underlying reference instrument at that time. The Fund will incur a loss to the extent that the current market value of the underlying reference instrument is less than the exercise price of the put option. However, the loss will be offset in part by the premium received from the buyer of the put. If a put option written by the Fund expires unexercised, the Fund will realize a gain in the amount of the premium received.

Closing out options (exchange-traded options).  If the writer of an option wants to terminate its obligation, the writer may effect a “closing purchase transaction” by buying an option of the same series as the option previously written. The effect of the purchase is that the clearing corporation will cancel the option writer’s position. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, the buyer of an option may recover all or a portion of the premium that it paid by effecting a “closing sale transaction” by selling an option of the same series as the option previously purchased and receiving a premium on the sale. There is no guarantee that either a closing purchase or a closing sale transaction may be made at a time desired by the Fund. Closing transactions allow the Fund to terminate its positions in written and purchased options. The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the original option (in the case of written options) or is more than the premium paid by the Fund to buy the option (in the case of purchased options). For example, increases in the market price of a call option sold by the Fund will generally reflect increases in the market price of the underlying reference instrument. As a result, any loss resulting from a closing transaction on a written call option is likely to be offset in whole or in part by appreciation of the underlying instrument owned by the Fund.

Over-the-counter (OTC) options.  Like exchange-traded options, OTC options give the holder the right to buy from the writer, in the case of OTC call options, or sell to the writer, in the case of OTC put options, an underlying reference instrument at a stated exercise price. OTC options, however, differ from exchange-traded options in certain material respects.

OTC options are arranged directly with dealers and not with a clearing corporation or exchange. Consequently, there is a risk of non-performance by the dealer, including because of the dealer’s bankruptcy or insolvency. While the Fund uses only counterparties, such as dealers, that meet its credit quality standards, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited. Because there is no exchange, pricing is typically done based on information from market makers or other dealers. OTC options are available for a greater variety of underlying reference instruments and in a wider range of expiration dates and exercise prices than exchange-traded options.

There can be no assurance that a continuous liquid secondary market will exist for any particular OTC option at any specific time. The Fund may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it. When the Fund writes an OTC option, it generally can close out that option prior to its expiration only by entering into a closing purchase transaction with the dealer with which the Fund originally wrote the option. The Fund may suffer a loss if it is not able to exercise (in the case of a purchased option) or enter into a closing sale transaction on a timely basis.

The Fund understands that the staff of the SEC has taken the position that purchased OTC options on securities are considered illiquid securities and that the assets segregated to cover the Fund's obligation under an OTC option on securities it has written are considered illiquid. Pending a change in the staff’s position, the Fund will treat such OTC options on securities and “covering” assets as illiquid and subject to the Fund’s limitation on illiquid securities.

Risks of options.  The Fund’s options investments involve certain risks, including general risks related to derivative instruments. There can be no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time, and the Fund may have difficulty effecting closing transactions in particular options. Therefore, the Fund would have to exercise the options it purchased in order to realize any profit, thus taking or making delivery of the underlying reference instrument when not desired. The Fund could then incur transaction costs upon the sale of the underlying reference instruments. Similarly, when the Fund cannot effect a closing transaction with respect to a put option it wrote, and the buyer exercises, the Fund would be required to take delivery and would incur transaction costs upon the sale of the underlying reference instruments purchased. If the Fund, as a covered call option writer, is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying reference instrument until the option expires, it delivers the underlying instrument upon exercise, or it segregates enough liquid assets to purchase the underlying reference instrument at the marked-to-market price during the term of the option. When trading options on non-U.S. exchanges or in the OTC market, many of the protections afforded to exchange participants will not be available. For example, there may be no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over an indefinite period of time.

The effectiveness of an options strategy for hedging depends on the degree to which price movements in the underlying reference instruments correlate with price movements in the relevant portion of the Fund’s portfolio that is being hedged. In addition, the Fund bears the risk that the prices of its portfolio investments will not move in the same amount as the option it has purchased or sold for hedging purposes, or that there may be a negative correlation that would result in a loss on both the investments and the option. If the investment manager is not successful in using options in managing the Fund’s investments, the Fund’s performance will be worse than if the investment manager did not employ such strategies.

Swaps.  Generally, swap agreements are contracts between the Fund and another party (the swap counterparty) involving the exchange of payments on specified terms over periods ranging from a few days to multiple years. A swap agreement may be negotiated bilaterally and traded OTC between the two parties (for an uncleared swap) or, in some instances, must be transacted through an FCM and cleared through a clearinghouse that serves as a central counterparty (for a cleared swap). In a basic swap transaction, the Fund agrees with the swap counterparty to exchange the returns (or differentials in rates of return) and/or cash flows earned or realized on a particular “notional amount” or value of predetermined underlying reference instruments. The notional amount is the set dollar or other value selected by the parties to use as the basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The parties typically do not actually exchange the notional amount. Instead they agree to exchange the returns that would be earned or realized if the notional amount were invested in given investments or at given interest rates. Examples of returns that may be exchanged in a swap agreement are those of a particular security, a particular fixed or variable interest rate, a particular non-U.S. currency, or a “basket” of securities representing a particular index. Swaps can also be based on credit and other events.

The Fund will generally enter into swap agreements on a net basis, which means that the two payment streams that are to be made by the Fund and its counterparty with respect to a particular swap agreement are netted out, with the Fund receiving or paying, as the case may be, only the net difference in the two payments. The Fund’s obligations (or rights) under a swap agreement that is entered into on a net basis will generally be the net amount to be paid or received under the agreement based on the relative values of the obligations of each party upon termination of the agreement or at set valuation dates. The Fund will accrue its obligations under a swap agreement daily (offset by any amounts the counterparty owes the Fund). If the swap agreement does not provide for that type of netting, the full amount of the Fund's obligations will be accrued on a daily basis.

Comprehensive swaps regulation.  The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and related regulatory developments have imposed comprehensive new regulatory requirements on swaps and swap market participants. The regulatory framework includes: (1) registration and regulation of swap dealers and major swap participants; (2) requiring central clearing and execution of standardized swaps; (3) imposing margin requirements on swap transactions; (4) regulating and monitoring swap transactions through position limits and large trader reporting requirements; and (5) imposing record keeping and centralized and public reporting requirements, on an anonymous basis, for most swaps. The CFTC is responsible for the regulation of most swaps. The SEC has jurisdiction over a small segment of the market referred to as “security-based swaps,” which includes swaps on single securities or credits, or narrow-based indices of securities or credits.

Uncleared swaps.  In an uncleared swap, the swap counterparty is typically a brokerage firm, bank or other financial institution. The Fund customarily enters into uncleared swaps based on the standard terms and conditions of an International Swaps and Derivatives Association (ISDA) Master Agreement. ISDA is a voluntary industry association of participants in the over-the-counter derivatives markets that has developed standardized contracts used by such participants that have agreed to be bound by such standardized contracts.

In the event that one party to a swap transaction defaults and the transaction is terminated prior to its scheduled termination date, one of the parties may be required to make an early termination payment to the other. An early termination payment may be payable by either the defaulting or non-defaulting party, depending upon which of them is “in-the-money” with respect to the swap at the time of its termination. Early termination payments may be calculated in various ways, but are intended to approximate the amount the “in-the-money” party would have to pay to replace the swap as of the date of its termination.

During the term of an uncleared swap, the Fund will be required to pledge to the swap counterparty, from time to time, an amount of cash and/or other assets equal to the total net amount (if any) that would be payable by the Fund to the counterparty if all outstanding swaps between the parties were terminated on the date in question, including any early termination payments (variation margin). Periodically, changes in the amount pledged are made to recognize changes in value of the contract resulting from, among other things, interest on the notional value of the contract, market value changes in the underlying investment, and/or dividends paid by the issuer of the underlying instrument. Likewise, the counterparty will be required to pledge cash or other assets to cover its obligations to the Fund. However, the amount pledged may not always be equal to or more than the amount due to the other party. Therefore, if a counterparty defaults in its obligations to the Fund, the amount pledged by the counterparty and available to the Fund may not be sufficient to cover all the amounts due to the Fund and the Fund may sustain a loss.

Currently, the Fund does not typically provide initial margin in connection with uncleared swaps. However, rules requiring initial margin to be posted by certain market participants for uncleared swaps have been adopted and are being phased in over time. When these rules take effect with respect to the Fund, if the Fund is deemed to have material swaps exposure under applicable swap regulations, it will be required to post initial margin in addition to variation margin.

Cleared swaps.  Certain standardized swaps are subject to mandatory central clearing and exchange-trading. The Dodd-Frank Act and implementing rules will ultimately require the clearing and exchange-trading of many swaps. Mandatory exchange-trading and clearing will occur on a phased-in basis based on the type of market participant, CFTC approval of contracts for central clearing and public trading facilities making such cleared swaps available to trade. To date, the CFTC has designated only certain of the most common types of credit default index swaps and interest rate swaps as subject to mandatory clearing and certain public trading facilities have made certain of those cleared swaps available to trade, but it is expected that additional categories of swaps will in the future be designated as subject to mandatory clearing and trade execution requirements. Central clearing is intended to reduce counterparty credit risk and increase liquidity, but central clearing does not eliminate these risks and may involve additional costs and risks not involved with uncleared swaps. For more information, see “Risks of cleared swaps” below.

In a cleared swap, the Fund’s ultimate counterparty is a central clearinghouse rather than a brokerage firm, bank or other financial institution. Cleared swaps are submitted for clearing through each party’s FCM, which must be a member of the clearinghouse that serves as the central counterparty. Transactions executed on a swap execution facility (SEF) may increase market transparency and liquidity but may require the Fund to incur increased expenses to access the same types of swaps that it has used in the past. When the Fund enters into a cleared swap, it must deliver to the central counterparty (via the FCM) an amount referred to as “initial margin.” Initial margin requirements are determined by the central counterparty, and are typically calculated as an amount equal to the volatility in market value of the cleared swap over a fixed period, but an FCM may require additional initial margin above the amount required by the central counterparty. During the term of the swap agreement, a “variation margin” amount may also be required to be paid by the Fund or may be received by the Fund in accordance with margin controls set for such accounts. If the value of the Fund’s cleared swap declines, the Fund will be required to make additional “variation margin” payments to the FCM to settle the change in value. Conversely, if the market value of the Fund’s position increases, the FCM will post additional “variation margin” to the Fund’s account. At the conclusion of the term of the swap agreement, if the Fund has a loss equal to or greater than the margin amount, the margin amount is paid to the FCM along with any loss in excess of the margin amount. If the Fund has a loss of less than the margin amount, the excess margin is returned to the Fund. If the Fund has a gain, the full margin amount and the amount of the gain is paid to the Fund.

Credit default swaps.  The "buyer" of protection in a credit default swap agreement is obligated to pay the "seller" a periodic stream of payments over the term of the agreement in return for a payment by the "seller" that is contingent upon the occurrence of a credit event with respect to a specific underlying reference debt obligation (whether as a single debt instrument or as part of an index of debt instruments). The contingent payment by the seller generally is either the par amount of the reference debt obligation in exchange for the physical delivery of the reference debt obligation or a cash payment equal to the decrease in market value of the reference debt obligation following the occurrence of the credit event. If no credit event occurs, the seller would receive a fixed rate of income throughout the term of the contract, while the buyer would lose the amount of its payments and recover nothing. The buyer is also subject to the risk that the seller will not satisfy its contingent payment obligation, if and when due.

Purchasing protection through a credit default swap may be used to attempt to hedge against a decline in the value of debt security or securities due to a credit event. The seller of protection under a credit default swap receives periodic payments from the buyer but is exposed to the risk that the value of the reference debt obligation declines due to a credit event and that it will have to pay the face amount of the reference obligation to the buyer. Selling protection under a credit default swap may also permit the seller to gain exposure that is similar to owning the reference debt obligation directly. As the seller of protection, the Fund would effectively add leverage to its portfolio because, in addition to its total assets, the Fund would be subject to the risk that there would be a credit event and the Fund would have to make a substantial payment in the future.

Generally, a credit event means bankruptcy, failure to timely pay interest or principal, obligation acceleration or default, or repudiation or restructuring of the reference debt obligation. There may be disputes between the buyer or seller of a credit default swap agreement or within the swaps market as a whole as to whether or not a credit event has occurred or what the payout should be which could result in litigation. In some instances where there is a dispute in the credit default swap market, a regional Determinations Committee set up by ISDA may make an official binding determination regarding the existence of credit events with respect to the reference debt obligation of a credit default swap agreement or, in the case of a credit default swap on an index, with respect to a component of the index underlying the credit default swap agreement. In the case of a credit default swap on an index, the existence of a credit event is determined according to the index methodology, which may in turn refer to determinations made by ISDA’s Determinations Committees with respect to particular components of the index.

ISDA’s Determination Committees are comprised principally of dealers in the OTC derivatives markets which may have a conflicting interest in the determination regarding the existence of a particular credit event. In addition, in the sovereign debt market, a credit default swap agreement may not provide the protection generally anticipated because the government issuer of the sovereign debt instruments may be able to restructure or renegotiate the debt in such a manner as to avoid triggering a credit event. Moreover, (1) sovereign debt obligations may not incorporate common, commercially acceptable provisions, such as collective action clauses, or (2) the negotiated restructuring of the sovereign debt may be deemed non-mandatory on all holders. As a result, the determination committee might then not be able to determine, or may be able to avoid having to determine, that a credit event under the credit default agreement has occurred.

For these and other reasons, the buyer of protection in a credit default swap agreement is subject to the risk that certain occurrences, such as particular restructuring events affecting the value of the underlying reference debt obligation, or the restructuring of sovereign debt, may not be deemed credit events under the credit default swap agreement. Therefore, if the credit default swap was purchased as a hedge or to take advantage of an anticipated increase in the value of credit protection for the underlying reference obligation, it may not provide any hedging benefit or otherwise increase in value as anticipated. Similarly, the seller of protection in a credit default swap agreement is subject to the risk that certain occurrences may be deemed to be credit events under the credit default swap agreement, even if these occurrences do not adversely impact the value or creditworthiness of the underlying reference debt obligation.

Interest rate swaps.  An interest rate swap is an agreement between two parties to exchange interest rate payment obligations. Typically, one party's obligation is based on an interest rate fixed to maturity while the other party's obligation is based on an interest rate that changes in accordance with changes in a designated benchmark (for example, the London Interbank Offered Rate (LIBOR), prime rate, commercial paper rate, or other benchmarks). Alternatively, both payment obligations may be based on an interest rate that changes in accordance with changes in a designated benchmark (also known as a “basis swap”). In a basis swap, the rates may be based on different benchmarks (for example, LIBOR versus commercial paper) or on different terms of the same benchmark (for example, one-month LIBOR versus three-month LIBOR). Each party’s payment obligation under an interest rate swap is determined by reference to a specified “notional” amount of money. Therefore, interest rate swaps generally do not involve the delivery of securities, other underlying instruments, or principal amounts; rather they entail the exchange of cash payments based on the application of the designated interest rates to the notional amount. Accordingly, barring swap counterparty or FCM default, the risk of loss in an interest rate swap is limited to the net amount of interest payments that the Fund is obligated to make or receive (as applicable), as well as any early termination payment payable by or to the Fund upon early termination of the swap.

By swapping fixed interest rate payments for floating payments, an interest rate swap can be used to increase or decrease the Fund's exposure to various interest rates, including to hedge interest rate risk. Interest rate swaps are generally used to permit the party seeking a floating rate obligation the opportunity to acquire such obligation at a rate lower than is directly available in the credit markets, while permitting the party desiring a fixed-rate obligation the opportunity to acquire such a fixed-rate obligation, also frequently at a rate lower than is directly available in the credit markets. The success of such a transaction depends in large part on the availability of fixed-rate obligations at interest (or coupon) rates low enough to cover the costs involved. Similarly, a basis swap can be used to increase or decrease the Fund's exposure to various interest rates, including to hedge against or speculate on the spread between the two indexes, or to manage duration. An interest rate swap transaction is affected by changes in interest rates, which, in turn, may affect the prepayment rate of any underlying debt obligations upon which the interest rate swap is based.

Fixed income total return swaps.  A fixed income total return swap is an agreement between two parties, pursuant to which one pays (and the other receives) an amount equal to the total return (including, typically, income and capital gains distributions, principal prepayment or credit losses) of an underlying reference asset (e.g., a note, bond or index) in exchange for a regular payment, at a floating rate based on LIBOR, or alternatively at a fixed rate or the total rate of return on another financial instrument. The Fund may take either position in a total return swap (i.e., the Fund may receive or pay the total return on the underlying reference asset). A fixed income total return swap may be written on many different kinds of underlying reference assets, and may include different indices for various kinds of debt securities (e.g., U.S. investment grade bonds, high yield bonds or emerging market bonds).

Options on swap agreements.  An option on a swap agreement generally is an OTC option (see the discussion above on OTC options) that gives the buyer of the option the right, but not the obligation, in return for payment of a premium to the seller, to enter into a previously negotiated swap agreement, or to extend, terminate or otherwise modify the terms of an existing swap agreement. The writer (seller) of an option on a swap agreement receives premium payments from the buyer and, in exchange, becomes obligated to enter into or modify an underlying swap agreement upon the exercise of the option by the buyer. When the Fund purchases an option on a swap agreement, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised, plus any related transaction costs.

There can be no assurance that a liquid secondary market will exist for any particular option on a swap agreement, or at any particular time, and the Fund may have difficulty affecting closing transactions in particular options on swap agreements. Therefore, the Fund may have to exercise the options that it purchases in order to realize any profit and take delivery of the underlying swap agreement. The Fund could then incur transaction costs upon the sale or closing out of the underlying swap agreement. In the event that the option on a swap is exercised, the counterparty for such option would be the same counterparty with whom the Fund entered into the underlying swap.

However, if the Fund writes (sells) an option on a swap agreement, the Fund is bound by the terms of the underlying swap agreement upon exercise of the option by the buyer, which may result in losses to the Fund in excess of the premium it received. Options on swap agreements involve the risks associated with derivative instruments generally, as described above, as well as the additional risks associated with both options and swaps generally.

Options on swap agreements are considered to be swaps for purposes of CFTC regulation. Although they are traded OTC, the CFTC may in the future designate certain options on swaps as subject to mandatory clearing. For more information, see “Cleared swaps” and “Risks of cleared swaps.”

An option on an interest rate swap (also sometimes referred to as a “swaption”) is a contract that gives the purchaser the right, but not the obligation, in return for payment of a premium, to enter into a new interest rate swap. A pay fixed option on an interest rate swap gives the buyer the right to establish a position in an interest rate swap where the buyer will pay (and the writer will receive) the fixed-rate cash flows and receive (and the writer will pay) the floating-rate cash flows. In general, most options on interest rate swaps are “European” exercise, which means that they can only be exercised at the end of the option term. Depending on the movement of interest rates between the time of purchase and expiration, the value of the underlying interest rate swap and therefore also the value of the option on the interest rate swap will change.

An option on a credit default swap is a contract that gives the buyer the right (but not the obligation), in return for payment of a premium to the option seller, to enter into a new credit default swap on a reference entity at a predetermined spread on a future date. This spread is the price at which the contract is executed (the option strike price). Similar to a put option, in a payer option on a credit default swap, the option buyer pays a premium to the option seller for the right, but not the obligation, to buy credit protection on a reference entity (e.g., a particular portfolio security) at a predetermined spread on a future date. Similar to a call option, in a receiver option on a credit default swap the option buyer pays a premium for the right, but not the obligation to sell credit default swap protection on a reference entity or index. Depending on the movement of market spreads with respect to the particular referenced debt securities between the time of purchase and expiration of the option, the value of the underlying credit default swap and therefore the value of the option will change. Options on credit default swaps currently are traded OTC and the specific terms of each option on a credit default swap are negotiated directly with the counterparty.

Risks of swaps generally.  The use of swap transactions is a highly specialized activity, which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. Whether the Fund will be successful in using swap agreements to achieve its investment goal depends on the ability of the investment manager correctly to predict which types of investments are likely to produce greater returns. If the investment manager, in using swap agreements, is incorrect in its forecasts of market values, interest rates, inflation, currency exchange rates or other applicable factors, the investment performance of the Fund will be less than its performance would have been if it had not used the swap agreements.

The risk of loss to the Fund for swap transactions that are entered into on a net basis depends on which party is obligated to pay the net amount to the other party. If the counterparty is obligated to pay the net amount to the Fund, the risk of loss to the Fund is loss of the entire amount that the Fund is entitled to receive. If the Fund is obligated to pay the net amount, the Fund's risk of loss is generally limited to that net amount. If the swap agreement involves the exchange of the entire principal value of a security, the entire principal value of that security is subject to the risk that the other party to the swap will default on its contractual delivery obligations. In addition, the Fund’s risk of loss also includes any margin at risk in the event of default by the counterparty (in an uncleared swap) or the central counterparty or FCM (in a cleared swap), plus any transaction costs.

Because bilateral swap agreements are structured as two-party contracts and may have terms of greater than seven days, these swaps may be considered to be illiquid and, therefore, subject to the Fund’s limitation on investments in illiquid securities. If a swap transaction is particularly large or if the relevant market is illiquid, the Fund may not be able to establish or liquidate a position at an advantageous time or price, which may result in significant losses. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell. Some swap agreements entail complex terms and may require a greater degree of subjectivity in their valuation. However, the swap markets have grown substantially in recent years, with a large number of financial institutions acting both as principals and agents, utilizing standardized swap documentation. As a result, the swap markets have become increasingly liquid. In addition, central clearing and the trading of cleared swaps on public facilities are intended to increase liquidity. The Fund’s investment manager, under the supervision of the board of trustees, is responsible for determining and monitoring the liquidity of the Fund's swap transactions.

Rules adopted under the Dodd-Frank Act require centralized reporting of detailed information about many swaps, whether cleared or uncleared. This information is available to regulators and also, to a more limited extent and on an anonymous basis, to the public. Reporting of swap data is intended to result in greater market transparency. This may be beneficial to funds that use swaps in their trading strategies. However, public reporting imposes additional recordkeeping burdens on these funds, and the safeguards established to protect anonymity are not yet tested and may not provide protection of funds' identities as intended.

Certain IRS positions may limit the Fund’s ability to use swap agreements in a desired tax strategy. It is possible that developments in the swap markets and/or the laws relating to swap agreements, including potential government regulation, could adversely affect the Fund’s ability to benefit from using swap agreements, or could have adverse tax consequences. For more information about potentially changing regulation, see “Developing government regulation of derivatives” below.

Risks of uncleared swaps.  Uncleared swaps are typically executed bilaterally with a swap dealer rather than traded on exchanges. As a result, swap participants may not be as protected as participants on organized exchanges. Performance of a swap agreement is the responsibility only of the swap counterparty and not of any exchange or clearinghouse. As a result, the Fund is subject to the risk that a counterparty will be unable or will refuse to perform under such agreement, including because of the counterparty’s bankruptcy or insolvency. The Fund risks the loss of the accrued but unpaid amounts under a swap agreement, which could be substantial, in the event of a default, insolvency or bankruptcy by a swap counterparty. In such an event, the Fund will have contractual remedies pursuant to the swap agreements, but bankruptcy and insolvency laws could affect the Fund’s rights as a creditor. If the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses. The Fund’s investment manager will only approve a swap agreement counterparty for the Fund if the investment manager deems the counterparty to be creditworthy under the Fund’s Counterparty Credit Review Standards, adopted and reviewed annually by the Fund’s board. However, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited.

Risks of cleared swaps.  As noted above, under recent financial reforms, certain types of swaps are, and others eventually are expected to be, required to be cleared through a central counterparty, which may affect counterparty risk and other risks faced by the Fund.

Central clearing is designed to reduce counterparty credit risk and increase liquidity compared to uncleared swaps because central clearing interposes the central clearinghouse as the counterparty to each participant’s swap, but it does not eliminate those risks completely and may involve additional costs and risks not involved with uncleared swaps. There is also a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of an FCM’s customers. If the FCM does not provide accurate reporting, the Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearinghouse are not clear.

With cleared swaps, the Fund may not be able to obtain terms as favorable as it would be able to negotiate for a bilateral, uncleared swap. In addition, an FCM may unilaterally amend the terms of its agreement with the Fund, which may include the imposition of position limits or additional margin requirements with respect to the Fund’s investment in certain types of swaps. Central counterparties and FCMs can require termination of existing cleared swap transactions upon the occurrence of certain events, and can also require increases in margin above the margin that is required at the initiation of the swap agreement.

Finally, the Fund is subject to the risk that, after entering into a cleared swap with an executing broker, no FCM or central counterparty is willing or able to clear the transaction. In such an event, the Fund may be required to break the trade and make an early termination payment to the executing broker.

Developing government regulation of derivatives.  The regulation of cleared and uncleared swaps, as well as other derivatives, is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading.

It is not possible to predict fully the effects of current or future regulation. However, it is possible that developments in government regulation of various types of derivative instruments, such as speculative position limits on certain types of derivatives, or limits or restrictions on the counterparties with which the Fund engages in derivative transactions, may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy, and could adversely affect the Fund’s ability to achieve its investment goal(s). The investment manager will continue to monitor developments in the area, particularly to the extent regulatory changes affect the Fund’s ability to enter into desired swap agreements. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Equity securities Equity securities represent a proportionate share of the ownership of a company; their value is based on the success of the company's business and the value of its assets, as well as general market conditions. The purchaser of an equity security typically receives an ownership interest in the company as well as certain voting rights. The owner of an equity security may participate in a company's success through the receipt of dividends, which are distributions of earnings by the company to its owners. Equity security owners may also participate in a company's success or lack of success through increases or decreases in the value of the company's shares. Equity securities generally take the form of common stock or preferred stock, as well as securities convertible into common stock. Preferred stockholders typically receive greater dividends but may receive less appreciation than common stockholders and may have different voting rights as well. Equity securities may also include convertible securities, warrants, rights or equity interests in trusts, partnerships, joint ventures or similar enterprises. Warrants or rights give the holder the right to buy a common stock at a given time for a specified price.

Financial services companies risk.  To the extent that the Fund invests its assets in investments of financial services companies, the Fund’s investments and performance will be affected by general market and economic conditions as well as other risk factors particular to the financial services industry. Financial services companies are subject to extensive government regulation. This regulation may limit both the amount and types of loans and other financial commitments a financial services company can make, and the interest rates and fees it can charge. Such limitations may have a significant impact on the profitability of a financial services company since that profitability is attributable, at least in part, to the company’s ability to make financial commitments such as loans. Profitability of a financial services company is largely dependent upon the availability and cost of the company’s funds, and can fluctuate significantly when interest rates change. The financial difficulties of borrowers can negatively impact the industry to the extent that borrowers may not be able to repay loans made by financial services companies.

In response to the recent economic instability, the United States and other governments have taken actions designed to support the financial markets. The withdrawal of this support could negatively affect the value and liquidity of certain securities. Moreover, the implications of government ownership interests in financial institutions, by virtue of aging distressed assets, is unforeseeable.

In addition, the financial services industry is an evolving and competitive industry that is undergoing significant change, as existing distinctions between financial segments become less clear. Such changes have resulted from various consolidations as well as the continual development of new products, structures and a changing regulatory framework. These changes are likely to have a significant impact on the financial services industry and the Fund.

Foreign securities For purposes of the Fund's Offering Circular and SAI, "foreign securities" refers to non-U.S. securities. There are substantial risks associated with investing in the securities of governments and companies located in, or having substantial operations in, foreign countries, which are in addition to the usual risks inherent in domestic investments. The value of foreign securities (like U.S. securities) is affected by general economic conditions and individual issuer and industry earnings prospects. Investments in depositary receipts also involve some or all of the risks described below.

There is the possibility of cessation of trading on foreign exchanges, expropriation, nationalization of assets, confiscatory or punitive taxation, withholding and other foreign taxes on income (including capital gains or other amounts), taxation on a retroactive basis, sudden or unanticipated changes in foreign tax laws, financial transaction taxes, denial or delay of the realization of tax treaty benefits, payment of foreign taxes not available for credit or deduction when passed through to shareholders, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, or diplomatic developments, including sanctions imposed by other countries or governmental entities, that could affect investments in securities of issuers in foreign nations. There is no assurance that the investment manager will be able to anticipate these potential events. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

There may be less publicly available information about foreign issuers comparable to the reports and ratings published about issuers in the U.S. Foreign issuers generally are not subject to uniform accounting or financial reporting standards. Auditing practices and requirements may not be comparable to those applicable to U.S. issuers. Certain countries' legal institutions, financial markets and services are less developed than those in the U.S. or other major economies. The Fund may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts. The costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.

Certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company. Some countries limit the investment of foreign persons to only a specific class of securities of an issuer that may have less advantageous terms than securities of the issuer available for purchase by nationals. Although securities subject to such restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions. In some countries the repatriation of investment income, capital and proceeds of sales by foreign investors may require governmental registration and/or approval. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for repatriation.

From time to time, trading in a foreign market may be interrupted. Foreign markets also have substantially less volume than the U.S. markets and securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. The Fund, therefore, may encounter difficulty in obtaining market quotations for purposes of valuing its portfolio and calculating its net asset value.

In many foreign countries there is less government supervision and regulation of stock exchanges, brokers, and listed companies than in the U.S., which may result in greater potential for fraud or market manipulation. Foreign over-the-counter markets tend to be less regulated than foreign stock exchange markets and, in certain countries, may be totally unregulated. Brokerage commission rates in foreign countries, which generally are fixed rather than subject to negotiation as in the U.S., are likely to be higher. Foreign security trading, settlement and custodial practices (including those involving securities settlement where assets may be released prior to receipt of payment) are often less developed than those in U.S. markets, may be cumbersome and may result in increased risk or substantial delays. This could occur in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository, or foreign subcustodian.

To the extent that the Fund invests a significant portion of its assets in a specific geographic region or country, the Fund will have more exposure to economic risks related to such region or country than a fund whose investments are more geographically diversified. Adverse conditions or changes in policies in a certain region or country can affect securities of other countries whose economies appear to be unrelated but are otherwise connected. In the event of economic or political turmoil, a deterioration of diplomatic relations or a natural or man-made disaster in a region or country where a substantial portion of the Fund's assets are invested, the Fund may have difficulty meeting a large number of shareholder redemption requests.

On January 31, 2020, the United Kingdom (UK) left the European Union (EU). There is considerable uncertainty about the consequences of that departure, including uncertainty about the economic effects and results of trade negotiations between the UK and the EU. The negative impact of the UK's departure on, not only the UK and European economies, but the broader global economy, could be significant, potentially resulting in increased volatility and illiquidity and lower economic growth for companies that rely significantly on Europe for their business activities and revenues.

The holding of foreign securities may be limited by the Fund to avoid investment in certain Passive Foreign Investment Companies (PFICs) and the imposition of a PFIC tax on the Fund resulting from such investments.

Foreign corporate debt securities.  Foreign corporate debt securities, including Samurai bonds, Yankee bonds, Eurobonds and Global Bonds, may be purchased to gain exposure to investment opportunities in other countries in a certain currency. A Samurai bond is a yen-denominated bond issued in Japan by a non-Japanese company. Eurobonds are foreign bonds issued and traded in countries other than the country and currency in which the bond was denominated. Eurobonds generally trade on a number of exchanges and are issued in bearer form, carry a fixed or floating rate of interest, and typically amortize principal through a single payment for the entire principal at maturity with semiannual interest payments. Yankee bonds are bonds denominated in U.S. dollars issued by foreign banks and corporations, and registered with the SEC for sale in the U.S. A Global Bond is a certificate representing the total debt of an issue. Such bonds are created to control the primary market distribution of an issue in compliance with selling restrictions in certain jurisdictions or because definitive bond certificates are not available. A Global Bond is also known as a Global Certificate.

Foreign currency exchange rates.  Changes in foreign currency exchange rates will affect the U.S. dollar market value of securities denominated in such foreign currencies and any income received or expenses paid by the Fund in that foreign currency. This may affect the Fund's share price, income and distributions to shareholders. Some countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. It will be more difficult for the investment manager to value securities denominated in currencies that are fixed or managed. Certain currencies may not be internationally traded, which could cause illiquidity with respect to the Fund's investments in that currency and any securities denominated in that currency. Currency markets generally are not as regulated as securities markets. The Fund endeavors to buy and sell foreign currencies on as favorable a basis as practicable. Some price spread in currency exchanges (to cover service charges) may be incurred, particularly when the Fund changes investments from one country to another or when proceeds of the sale of securities in U.S. dollars are used for the purchase of securities denominated in foreign currencies. Some countries may adopt policies that would prevent the Fund from transferring cash out of the country or withhold portions of interest and dividends at the source.

Certain currencies have experienced a steady devaluation relative to the U.S. dollar. Any devaluations in the currencies in which the Fund's portfolio securities are denominated may have a detrimental impact on the Fund. Where the exchange rate for a currency declines materially after the Fund's income has been accrued and translated into U.S. dollars, the Fund may need to redeem portfolio securities to make required distributions. Similarly, if an exchange rate declines between the time the Fund incurs expenses in U.S. dollars and the time such expenses are paid, the Fund will have to convert a greater amount of the currency into U.S. dollars in order to pay the expenses.

Investing in foreign currencies for purposes of gaining from projected changes in exchange rates further increases the Fund's exposure to foreign securities losses.

Foreign governmental and supranational debt securities.  Investments in debt securities of governmental or supranational issuers are subject to all the risks associated with investments in U.S. and foreign securities and certain additional risks.

Foreign government debt securities, sometimes known as sovereign debt securities, include debt securities issued, sponsored or guaranteed by: governments or governmental agencies, instrumentalities, or political subdivisions located in emerging or developed market countries; government owned, controlled or sponsored entities located in emerging or developed market countries; and entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers.

A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction, trade, harmonization of standards or laws, economic development, and humanitarian, political or environmental initiatives. Supranational debt obligations include: Brady Bonds (which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness); participations in loans between emerging market governments and financial institutions; and debt securities issued by supranational entities such as the World Bank, Asia Development Bank, European Investment Bank and the European Economic Community.

Foreign government debt securities are subject to risks in addition to those relating to debt securities generally. Governmental issuers of foreign debt securities may be unwilling or unable to pay interest and repay principal, or otherwise meet obligations, when due and may require that the conditions for payment be renegotiated. As a sovereign entity, the issuing government may be immune from lawsuits in the event of its failure or refusal to pay the obligations when due. The debtor's willingness or ability to repay in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its non-U.S. reserves, the availability of sufficient non-U.S. exchange on the date a payment is due, the relative size of the debt service burden to the issuing country's economy as a whole, the sovereign debtor's policy toward principal international lenders, such as the International Monetary Fund or the World Bank, and the political considerations or constraints to which the sovereign debtor may be subject. Governmental debtors also will be dependent on expected disbursements from foreign governments or multinational agencies and the country's access to, or balance of, trade. Some governmental debtors have in the past been able to reschedule or restructure their debt payments without the approval of debt holders or declare moratoria on payments, and similar occurrences may happen in the future. There is no bankruptcy proceeding by which the Fund may collect in whole or in part on debt subject to default by a government.

High-yield debt securities High-yield or lower-rated debt securities (also referred to as "junk bonds") are securities that have been rated below the top four rating categories (e.g., BB or Ba and lower) by one or more independent rating organizations such as Moody's or S&P, or, if unrated, are deemed to be of comparable quality by the investment manager, and are considered below investment grade. These securities generally have greater risk with respect to the payment of interest and repayment of principal, or may be in default and are often considered to be speculative and involve greater risk of loss because they are generally unsecured and are often subordinated to other debt of the issuer.

Adverse publicity, investor perceptions, whether or not based on fundamental analysis, or real or perceived adverse economic and competitive industry conditions may decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of lower-rated debt securities may be more complex than for issuers of higher-rated securities. The Fund relies on the investment manager's judgment, analysis and experience in evaluating the creditworthiness of an issuer of lower-rated securities. In such evaluations, the investment manager takes into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer's management and regulatory matters. There can be no assurance the investment manager will be successful in evaluating the creditworthiness of an issuer or the value of high yield debt securities generally.

The prices of lower-rated debt securities may be less sensitive to interest rate changes than higher-rated debt securities, but more sensitive to economic downturns or individual adverse corporate developments. Market anticipation of an economic downturn or of rising interest rates, for example, could cause a decline in lower-rated debt securities prices. This is because an economic downturn could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. Similarly, the impact of individual adverse corporate developments, or public perceptions thereof, will be greater for lower-rated securities because the issuers of such securities are more likely to enter bankruptcy. If the issuer of lower-rated debt securities defaults, the Fund may incur substantial expenses to seek recovery of all or a portion of its investments or to exercise other rights as a security holder. The Fund may choose, at its expense or in conjunction with others, to pursue litigation or otherwise to exercise its rights as a security holder to seek to protect the interests of security holders if it determines this to be in the best interest of the Fund's shareholders.

Lower-rated debt securities frequently have call or buy-back features that allow an issuer to redeem the securities from their holders. Although these securities are typically not callable for a period of time, usually for three to five years from the date of issue, the Fund will be exposed to prepayment risk.

The markets in which lower-rated debt securities are traded are more limited than those in which higher-rated securities are traded. The existence of limited markets for particular securities may diminish the Fund's ability to sell the securities at desirable prices to meet redemption requests or to respond to a specific economic event, such as deterioration in the creditworthiness of the issuer. Reduced secondary market liquidity for certain lower-rated debt securities also may make it more difficult for the Fund to obtain accurate market quotations for the purposes of valuing the Fund's portfolio. Market quotations are generally available on many lower-rated securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices of actual sales, which may limit the Fund's ability to rely on such quotations.

Some lower-rated debt securities are sold without registration under federal securities laws and, therefore, carry restrictions on resale. While many of such lower-rated debt securities have been sold with registration rights, covenants and penalty provisions for delayed registration, if the Fund is required to sell restricted securities before the securities have been registered, it may be deemed an underwriter of the securities under the Securities Act of 1933, as amended (1933 Act), which entails special responsibilities and liabilities. The Fund also may incur extra costs when selling restricted securities, although the Fund will generally not incur any costs when the issuer is responsible for registering the securities.

High-yield, fixed-income securities acquired during an initial underwriting involve special credit risks because they are new issues. The investment manager will carefully review the issuer's credit and other characteristics.

The credit risk factors described above also apply to high-yield zero coupon, deferred interest and pay-in-kind securities. These securities have an additional risk, however, because unlike securities that pay interest periodically until maturity, zero coupon bonds and similar securities will not make any interest or principal payments until the cash payment date or maturity of the security. If the issuer defaults, the Fund may not obtain any return on its investment.

Illiquid securities Generally, an “illiquid security” or “illiquid investment” is any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments generally include investments for which no market exists or which are legally restricted as to their transfer (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws). Restricted securities are generally sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, as amended (1933 Act). If registration of a security previously acquired in a private transaction is required, the Fund, as the holder of the security, may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it will be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security. To the extent it is determined that there is a liquid institutional or other market for certain restricted securities, the Fund would consider them to be liquid securities. An example is a restricted security that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act, and for which a liquid institutional market has developed. Rule 144A securities may be subject, however, to a greater possibility of becoming illiquid than securities that have been registered with the SEC.

The following factors may be taken into account in determining whether a restricted security is properly considered a liquid security: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) any dealer undertakings to make a market in the security; and (iv) the nature of the security and of the marketplace trades (e.g., any demand, put or tender features, the method of soliciting offers, the mechanics and other requirements for transfer, and the ability to assign or offset the rights and obligations of the security). The nature of the security and its trading includes the time needed to sell the security, the method of soliciting offers to purchase or sell the security, and the mechanics of transferring the security including the role of parties such as foreign or U.S. custodians, subcustodians, currency exchange brokers, and depositories.

The sale of illiquid investments often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of investments eligible for trading on national securities exchanges or in the over-the-counter (OTC) markets. Illiquid investments often sell at a price lower than similar investments that are not subject to restrictions on resale.

The risk to the Fund in holding illiquid investments is that they may be more difficult to sell if the Fund wants to dispose of the investment in response to adverse developments or in order to raise money for redemptions or other investment opportunities. Illiquid trading conditions may also make it more difficult for the Fund to realize an investment's fair value.

The Fund may also be unable to achieve its desired level of exposure to a certain investment, issuer, or sector due to overall limitations on its ability to invest in illiquid investments and the difficulty in purchasing such investments.

If illiquid investments exceed 15% of the Fund’s net assets after the time of purchase, the Fund will take steps to reduce its holdings of illiquid investments to or below 15% of its net assets within a reasonable period of time, and will notify the Trust’s board of trustees and make the required filings with the SEC in accordance with Rule 22e-4 under the 1940 Act. Because illiquid investments may not be readily marketable, the portfolio managers and/or investment personnel may not be able to dispose of them in a timely manner. As a result, the Fund may be forced to hold illiquid investments while their price depreciates. Depreciation in the price of illiquid investments may cause the net asset value of a Fund to decline.

Interfund lending program Pursuant to an exemptive order granted by the SEC (Lending Order), the Fund has the ability to lend money to, and borrow money from, other Franklin Templeton funds for temporary purposes (Interfund Lending Program) pursuant to a master interfund lending agreement (Interfund Loan). Lending and borrowing through the Interfund Lending Program provides the borrowing fund with a lower interest rate than it would have paid if it borrowed money from a bank, and provides the lending fund with an alternative short-term investment with a higher rate of return than other available short-term investments. All Interfund Loans would consist only of uninvested cash reserves that the lending fund otherwise would invest in short-term repurchase agreements or other short-term instruments. The Fund may only participate in the Interfund Lending Program to the extent permitted by its investment goal(s), policies and restrictions and only subject to meeting the conditions of the Lending Order.

The limitations of the Interfund Lending Program are described below and these and the other conditions of the Lending Order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending and borrowing fund. However, no borrowing or lending activity is without risk. When a fund borrows money from another fund under the Interfund Lending Program, there is a risk that the Interfund Loan could be called on one business day’s notice, in which case the borrowing fund may have to utilize a line of credit, which would likely involve higher rates, seek an Interfund Loan from another fund, or liquidate portfolio securities if no lending sources are available to meet its liquidity needs. Interfund Loans are subject to the risk that the borrowing fund could be unable to repay the loan when due, and a delay in repayment could result in a lost opportunity by the lending fund or force the lending fund to borrow or liquidate securities to meet its liquidity needs.

Under the Interfund Lending Program, the Fund may borrow on an unsecured basis through the Interfund Lending Program if its outstanding borrowings from all sources immediately after the borrowing total 10% or less of its total assets, provided that if the Fund has a secured loan outstanding from any other lender, including but not limited to another fund, the Fund’s Interfund Loan will be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding loan that requires collateral. If the Fund’s total outstanding borrowings immediately after an Interfund Loan exceed 10% of its total assets, the Fund may borrow through the Interfund Lending Program on a secured basis only. The Fund may not borrow under the Interfund Lending Program or from any other source if its total outstanding borrowings immediately after such borrowing would be more than 33 1/3% of its total assets or any lower threshold provided for by the Fund’s investment restrictions.

If the Fund has outstanding bank borrowings, any Interfund Loans to the Fund would: (a) be at an interest rate equal to or lower than that of any outstanding bank loan, (b) be secured at least on an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding bank loan that requires collateral, (c) have a maturity no longer than any outstanding bank loan (and in any event not over seven days), and (d) provide that, if an event of default by the Fund occurs under any agreement evidencing an outstanding bank loan to the Fund, that event of default will automatically (without need for action or notice by the lending Fund) constitute an immediate event of default under the interfund lending agreement, entitling the lending fund to call the Interfund Loan (and exercise all rights with respect to any collateral), and that such call would be made if the lending bank exercises its right to call its loan under its agreement with the borrowing fund.

In addition, no fund may lend to another fund through the Interfund Lending Program if the loan would cause the lending fund’s aggregate outstanding loans through the Interfund Lending Program to exceed 15% of its current net assets at the time of the loan. A fund’s Interfund Loans to any one fund shall not exceed 5% of the lending fund’s net assets. The duration of Interfund Loans will be limited to the time required to obtain cash sufficient to repay such Interfund Loan, either through the sale of portfolio securities or the net sales of the fund’s shares, but in no event more than seven days, and for purposes of this condition, loans effected within seven days of each other will be treated as separate loan transactions. Each Interfund Loan may be called on one business day’s notice by a lending fund and may be repaid on any day by a borrowing fund.

Investment company securities The Fund may invest in other investment companies to the extent permitted by the 1940 Act, SEC rules thereunder and exemptions thereto. With respect to unaffiliated funds in which the Fund may invest, Section 12(d)(1)(A) of the 1940 Act requires that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Fund’s total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of the Fund’s total assets will be invested in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund. The Fund will limit its investments in unaffiliated funds in accordance with the Section 12(d)(1)(A) limitations set forth above, except to the extent that any rules, regulations or no-action or exemptive relief under the 1940 Act permits the Fund’s investments to exceed such limits in unaffiliated underlying funds. To the extent that the Fund invests in another investment company, because other investment companies pay advisory, administrative and service fees that are borne indirectly by investors, such as the Fund, there may be duplication of investment management and other fees. The Fund may also invest its cash balances in affiliated money market funds to the extent permitted by its investment policies and rules and exemptions granted under the 1940 Act.

The Fund will not acquire securities of any investment company or company relying on Section 3(c)(1) or 3(c)(7) of the 1940 Act in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act.

Closed-end funds.  The shares of a closed-end fund typically are bought and sold on an exchange. The risks of investing in a closed-end investment company typically reflect the risk of the types of securities in which the closed-end fund invests. Closed-end funds often leverage returns by issuing debt securities, variable rate preferred securities or reverse-repurchase agreements. The Fund may invest in debt securities issued by closed-end funds, subject to any quality or other standards applicable to the Fund's investment in debt securities. If the Fund invests in shares issued by leveraged closed-end funds, it will face certain risks associated with leveraged investments.

Investments in closed-end funds are subject to additional risks. For example, the price of the closed-end fund's shares quoted on an exchange may not reflect the net asset value of the securities held by the closed-end fund. The premium or discount that the share prices represent versus net asset value may change over time based on a variety of factors, including supply of and demand for the closed-end fund's shares, that are outside the closed-end fund's control or unrelated to the value of the underlying portfolio securities. If the Fund invests in the closed-end fund to gain exposure to the closed-end fund's investments, the lack of correlation between the performance of the closed-end fund's investments and the closed-end fund's share price may compromise or eliminate any such exposure.

Exchange-traded funds.  The Fund may invest in exchange-traded funds (ETFs). Most ETFs are regulated as registered investment companies under the 1940 Act. Many ETFs acquire and hold securities of all of the companies or other issuers, or a representative sampling of companies or other issuers that are components of a particular index. Such ETFs are intended to provide investment results that, before expenses, generally correspond to the price and yield performance of the corresponding market index, and the value of their shares should, under normal circumstances, closely track the value of the index’s underlying component securities. Because an ETF has operating expenses and transaction costs, while a market index does not, ETFs that track particular indices typically will be unable to match the performance of the index exactly. There are also actively managed ETFs that are managed similarly to other investment companies.

ETF shares may be purchased and sold in the secondary trading market on a securities exchange, in lots of any size, at any time during the trading day. The shares of an ETF may also be assembled in a block (typically 50,000 shares) known as a creation unit and redeemed in kind for a portfolio of the underlying securities (based on the ETF’s net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit.

ETF shares, as opposed to creation units, are generally purchased and sold in a secondary market on a securities exchange. ETF shares can be traded in lots of any size, at any time during the trading day. Although the Fund, like most other investors in ETFs, intends to purchase and sell ETF shares primarily in the secondary trading market, the Fund may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities and use it (and any required cash) to purchase creation units, if the investment manager believes it is in the Fund’s best interest to do so.

An investment in an ETF is subject to all of the risks of investing in the securities held by the ETF and has similar risks as investing in a closed-end fund. In addition, because of the ability of large market participants to arbitrage price differences by purchasing or redeeming creation units, the difference between the market value and the net asset value of ETF shares should in most cases be small. An ETF may be terminated and need to liquidate its portfolio securities at a time when the prices for those securities are falling.

Investment grade debt securities Investment grade debt securities are securities that are rated at the time of purchase in the top four ratings categories by one or more independent rating organizations such as S&P (rated BBB- or better) or Moody’s (rated Baa3 or higher) or, if unrated, are determined to be of comparable quality by the Fund’s investment manager. Generally, a higher rating indicates the rating agency's opinion that there is less risk of default of obligations thereunder including timely repayment of principal and payment of interest. Debt securities in the lowest investment grade category may have speculative characteristics and more closely resemble high-yield debt securities than investment-grade debt securities. Lower-rated securities may be subject to all the risks applicable to high-yield debt securities and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt securities.

A number of risks associated with rating agencies apply to the purchase or sale of investment grade debt securities.

Repurchase agreements Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities from a qualified bank, broker-dealer or other counterparty and then to sell the securities back to such counterparty on an agreed upon date (generally less than seven days) at a higher price, which reflects currently prevailing short-term interest rates. Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund's portfolio that would otherwise remain un-invested. The counterparty must transfer to the Fund's custodian, as collateral, securities with an initial market value of at least 102% of the dollar amount paid by the Fund to the counterparty. The investment manager will monitor the value of such collateral daily to determine that the value of the collateral equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the counterparty, including possible delays or restrictions upon the Fund's ability to sell the underlying securities and additional expenses in seeking to enforce the Fund's rights and recover any losses. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the investment manager has determined, based on the information available at the time, present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement. Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains. The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral. In addition, the collateral may decline in value before it can be liquidated by the Fund.

A repurchase agreement with more than seven days to maturity is considered an illiquid security and is subject to the Fund's investment restriction on illiquid securities.

Securities lending To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers (referred to as "borrowers"). In exchange, the Fund receives cash collateral from a borrower at least equal to the value of the security loaned by the Fund. Cash collateral typically consists of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, and irrevocable letters of credit. The Fund may invest this cash collateral while the loan is outstanding and generally retains part or all of the interest earned on the cash collateral. Securities lending allows the Fund to retain ownership of the securities loaned and, at the same time, earn additional income.

For each loan, the borrower usually must maintain with the Fund's custodian collateral with an initial market value at least equal to 102% of the market value of the domestic securities loaned (or 105% of the market value of foreign securities loaned), including any accrued interest thereon. Such collateral will be marked-to-market daily, and if the coverage falls below 100%, the borrower will be required to deliver additional collateral equal to at least 102% of the market value of the domestic securities loaned (or 105% of the foreign securities loaned).

The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If the Fund is not able to recover the securities loaned, the Fund may sell the collateral and purchase a replacement investment in the market. Additional transaction costs would result, and the value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased. Until the replacement can be purchased, the Fund will not have the desired level of exposure to the security which the borrower failed to return. Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund. Investing this cash subjects the Fund to greater market risk including losses on the collateral and, should the Fund need to look to the collateral in the event of the borrower's default, losses on the loan secured by that collateral.

The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's board (i.e., banks or broker-dealers that the investment manager has determined are not apparently at risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan). In addition, pursuant to the 1940 Act and SEC interpretations thereof, the aggregate market value of securities that may be loaned by the Fund is limited to 33 1/3% of the Fund's total assets or such lower limit as set by the Fund or its board.

Temporary investments When the investment manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund's assets in temporary defensive investments, including cash, cash equivalents or other high quality short-term investments, such as short-term debt instruments, including U.S. government securities, high grade commercial paper, repurchase agreements, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers acceptances, and other money market equivalents. To the extent allowed by exemptions from and rules under the 1940 Act and the Fund's other investment policies and restrictions, the investment manager also may invest the Fund's assets in shares of one or more money market funds managed by the investment manager or its affiliates. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, the securities in which the Fund normally invests, or the economies of the countries where the Fund invests. Temporary defensive investments can and do experience defaults. The likelihood of default on a temporary defensive investment may increase in the market or economic conditions which are likely to trigger the Fund's investment therein. The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. When the Fund's assets are invested in temporary investments, the Fund may not be able to achieve its investment goal.

Unrated debt securities Not all debt securities or their issuers are rated by rating agencies, sometimes due to the size of or manner of the securities offering, the decision by one or more rating agencies not to rate certain securities or issuers as a matter of policy, or the unwillingness or inability of the issuer to provide the prerequisite information and fees to the rating agencies. Some debt securities markets may have a disproportionately large number of unrated issuers.

In evaluating unrated securities, the investment manager may consider, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer's management and regulatory matters. Although unrated debt securities may be considered to be of investment grade quality, issuers typically pay a higher interest rate on unrated than on investment grade rated debt securities. Less information is typically available to the market on unrated securities and obligors, which may increase the potential for credit and valuation risk.

U.S. government securities U.S. government securities include obligations of, or securities guaranteed by, the U.S. federal government, its agencies, instrumentalities or sponsored enterprises. Some U.S. government securities are supported by the full faith and credit of the U.S. government. These include U.S. Treasury obligations and securities issued by the Government National Mortgage Association (GNMA). A second category of U.S. government securities are those supported by the right of the agency, instrumentality or sponsored enterprise to borrow from the U.S. government to meet its obligations. These include securities issued by Federal Home Loan Banks.

A third category of U.S. government securities are those supported by only the credit of the issuing agency, instrumentality or sponsored enterprise. These include securities issued by the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC). In the event of a default, an investor like the Fund would only have legal recourse to the issuer, not the U.S. government. Although the U.S. government has provided support for these securities in the past, there can be no assurance that it will do so in the future. The U.S. government has also made available additional guarantees for limited periods to stabilize or restore a market in the wake of an economic, political or natural crisis. Such guarantees, and the economic opportunities they present, are likely to be temporary and cannot be relied upon by the Fund. Any downgrade of the credit rating of the securities issued by the U.S. government may result in a downgrade of securities issued by its agencies or instrumentalities, including government-sponsored entities.

Variable rate securities Variable rate securities are debt securities that provide for periodic adjustments in the interest rate paid on the debt security. Floating rate securities, adjustable rate securities and inverse floating rate securities (referred to as "inverse floaters") are types of variable rate securities. An adjustable rate security is a debt security with an interest rate which is adjusted according to a formula that specifies the interval at which the rate will be reset and the interest rate index, benchmark or other mechanism upon which the reset rate is based. A floating rate debt security has a rate of interest which is usually established as the sum of a base lending rate (e.g., the London Inter-Bank Offered Rate (LIBOR), the U.S. Prime Rate, the Prime Rate of a designated U.S. bank or the certificate of deposit rate) plus a specified margin. The interest rate on prime rate-based loans and securities floats periodically as the prime rate changes. The interest rate on LIBOR-based and CD-based loans and securities is reset periodically, typically at regular intervals ranging between 30 days and one year. Certain floating rate securities will permit the borrower to select an interest rate reset period of up to one year.

Some variable rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries at or about the time the interest rate is reset. If the Fund purchases a variable rate security with a put feature and market movements make exercise of the put unattractive, the Fund will forfeit the entire amount of any premium paid plus related transaction costs.

Movements in the relevant index or benchmark on which adjustments are based will affect the interest paid on these securities and, therefore, the current income earned by the Fund and the securities' market value. The degree of volatility in the market value of the variable rate securities held by the Fund will generally increase along with the length of time between adjustments, the degree of volatility in the applicable index, benchmark or base lending rate and whether the index, benchmark or base lending rate to which it resets or floats approximates short-term or other prevailing interest rates. It will also be a function of the maximum increase or decrease of the interest rate adjustment on any one adjustment date, in any one year, and over the life of the security. These maximum increases and decreases are typically referred to as "caps" and "floors," respectively.

During periods when short-term interest rates move within the caps and floors of the security held by the Fund, the interest rate of such security will reset to prevailing rates within a short period. As a result, the fluctuation in market value of the variable rate security held by the Fund is generally expected to be limited.

In periods of substantial short-term volatility in interest rates, the market value of such debt securities may fluctuate more substantially if the caps and/or floors prevent the interest rates from adjusting to the full extent of the movements in the market rates during any one adjustment period or over the term of the security. In the event of dramatic increases in interest rates, any lifetime caps on these securities may prevent the securities from adjusting to prevailing rates over the term of the security. In either the case of caps or floors, the market value of the securities may be reduced.

The income earned by the Fund and distributed to shareholders will generally increase or decrease along with movements in the relevant index, benchmark or base lending rate. Thus the Fund's income will be more unpredictable than the income earned on similar investments with a fixed rate of interest.

LIBOR Transition The Fund may invest in financial instruments that may have floating or variable rate calculations for payment obligations or financing terms based on LIBOR, which is the benchmark interest rate at which major global banks lend to one another in the international interbank market for short-term loans. On July 27, 2017, the United Kingdom’s Financial Conduct Authority (the “FCA”) announced its intention to cease sustaining the LIBOR after 2021. Although many LIBOR rates will be phased out at the end of 2021 as originally intended, a selection of widely used USD LIBOR rates will continue to be published until June 2023 in order to assist with the transition. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate. As such, the potential effect of a transition away from LIBOR on the Fund or the Fund’s investments that use or may use a floating rate based on LIBOR cannot yet be determined.

The transition process might lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates. It could also lead to a reduction in the value of some LIBOR-based investments and reduce the effectiveness of new hedges placed against existing LIBOR-based instruments. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021.

In June 2017, the Alternative Reference Rates Committee, a group of large U.S. banks working with the Federal Reserve, announced a replacement for LIBOR, the Secured Overnight Funding Rate (SOFR). The Federal Reserve Bank of New York began publishing the SOFR in April 2018, which is a broad measure of the cost of overnight borrowing of cash collateralized by Treasury securities. SOFR is intended to serve as a reference rate for U.S. dollar-based debt and derivatives and ultimately reduce the markets’ dependence on LIBOR. Bank working groups and regulators in other countries have suggested other alternatives for their markets, including the Sterling Overnight Interbank Average Rate in the UK.

When-issued, delayed delivery and to-be-announced transactions When-issued, delayed delivery and to-be-announced (TBA) transactions are arrangements under which the parties agree on the sale of securities with payment for and delivery of the security scheduled for a future time. The securities may have been authorized but not yet issued, or, in the TBA market for U.S. Government agency mortgage-backed securities, the parties agree on a price, volume, and basic characteristics of securities to be delivered on the settlement date, rather than particular securities. In addition to buying securities on a when-issued, delayed delivery or TBA basis, the Fund may also sell these securities on a TBA basis to close out an existing TBA position before the settlement date, to take advantage of an expected decline in value of the securities, or for hedging purposes.

Entering into a when-issued, delayed delivery or TBA transaction may be viewed as a form of leverage and will result in associated risks for the Fund. To mitigate these risks, when the Fund enters into this type of transaction, it will segregate liquid assets as set forth in "Segregation of assets" under "Borrowing." However, the Fund does not consider the purchase and/or sale of securities on a when-issued, delayed delivery or TBA basis to be a borrowing for purposes of the Fund’s fundamental restrictions or other limitations on borrowing.

Many when-issued or delayed-delivery transactions also are subject to the risk that a counterparty may become bankrupt or otherwise fail to perform its obligations due to financial difficulties, including making payments or fulfilling other obligations to the Fund. The Fund may obtain no or only limited recovery in a bankruptcy or other organizational proceedings, and any recovery may be significantly delayed.

The Fund also relies on the counterparty to complete the transaction. The counterparty’s failure to do so may cause the Fund to miss a price or yield considered advantageous to the Fund. Although their price typically reflects accrued interest, securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. Purchases or sales of debt securities on a when-issued or delayed delivery basis are also subject to the risk that the market value or the yield at delivery may be more or less than the market price or yield available when the transaction was entered into, or that the Fund is unable to purchase securities for delivery at the settlement date with the characteristics agreed upon at the time of the transaction.

The following is a description of the general risks associated with the Fund's investing in debt securities:

Credit Debt securities are subject to the risk of an issuer's (or other party's) failure or inability to meet its obligations under the security. Multiple parties may have obligations under a debt security. An issuer or borrower may fail to pay principal and interest when due. A guarantor, insurer or credit support provider may fail to provide the agreed upon protection. A counterparty to a transaction may fail to perform its side of the bargain. An intermediary or agent interposed between the investor and other parties may fail to perform the terms of its service. Also, performance under a debt security may be linked to the obligations of other persons who may fail to meet their obligations. The credit risk associated with a debt security could increase to the extent that the Fund's ability to benefit fully from its investment in the security depends on the performance by multiple parties of their respective contractual or other obligations. The market value of a debt security is also affected by the market's perception of the creditworthiness of the issuer.

The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk than they actually do by the market, the investment manager or the rating agencies. Credit risk is generally greater where less information is publicly available, where fewer covenants safeguard the investors' interests, where collateral may be impaired or inadequate, where little legal redress or regulatory protection is available, or where a party's ability to meet obligations is speculative. Additionally, any inaccuracy in the information used by the Fund to evaluate credit risk may affect the value of securities held by the Fund.

Obligations under debt securities held by the Fund may never be satisfied or, if satisfied, only satisfied in part.

Some securities are subject to risks as a result of a credit downgrade or default by a government, or its agencies or, instrumentalities. Credit risk is a greater concern for high-yield debt securities and debt securities of issuers whose ability to pay interest and principal may be considered speculative. Debt securities are typically classified as investment grade-quality (medium to highest credit quality) or below investment grade-quality (commonly referred to as high-yield or junk bonds). Many individual debt securities are rated by a third party source, such as Moody's or S&P to help describe the creditworthiness of the issuer.

Debt securities ratings The investment manager performs its own independent investment analysis of securities being considered for the Fund's portfolio, which includes consideration of, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer's management and regulatory matters. The investment manager also considers the ratings assigned by various investment services and independent rating agencies, such as Moody's and S&P, that publish ratings based upon their assessment of the relative creditworthiness of the rated debt securities. Generally, a lower rating indicates higher credit risk. Higher yields are ordinarily available from debt securities in the lower rating categories. These ratings are described at the end of this SAI under "Description of Ratings."

Using credit ratings to evaluate debt securities can involve certain risks. For example, ratings assigned by the rating agencies are based upon an analysis completed at the time of the rating of the obligor's ability to pay interest and repay principal. Rating agencies typically rely to a large extent on historical data which may not accurately represent present or future circumstances. Ratings do not purport to reflect the risk of fluctuations in market value of the debt security and are not absolute standards of quality and only express the rating agency's current opinion of an obligor's overall financial capacity to pay its financial obligations. A credit rating is not a statement of fact or a recommendation to purchase, sell or hold a debt obligation. Also, credit quality can change suddenly and unexpectedly, and credit ratings may not reflect the issuer's current financial condition or events since the security was last rated. Rating agencies may have a financial interest in generating business, including from the arranger or issuer of the security that normally pays for that rating, and providing a low rating might affect the rating agency's prospects for future business. While rating agencies have policies and procedures to address this potential conflict of interest, there is a risk that these policies will fail to prevent a conflict of interest from impacting the rating.

Extension The market value of some debt securities, particularly mortgage securities and certain asset-backed securities, may be adversely affected when bond calls or prepayments on underlying mortgages or other assets are less or slower than anticipated. This risk is extension risk. Extension risk may result from, for example, rising interest rates or unexpected developments in the markets for the underlying assets or mortgages. As a consequence, the security's effective maturity will be extended, resulting in an increase in interest rate sensitivity to that of a longer-term instrument. Extension risk generally increases as interest rates rise. This is because, in a rising interest rate environment, the rate of prepayment and exercise of call or buy-back rights generally falls and the rate of default and delayed payment generally rises. When the maturity of an investment is extended in a rising interest rate environment, a below-market interest rate is usually locked-in and the value of the security reduced. This risk is greater for fixed-rate than variable-rate debt securities.

Income Income risk is the risk that the Fund's income will decline during periods of falling interest rates, when the Fund experiences defaults on debt securities it holds or when the Fund realizes a loss upon a sale of a debt security. The Fund's income declines when interest rates fall because, as the Fund's higher-yielding debt securities mature, are prepaid or are sold, the Fund may have to re-invest the proceeds in debt securities that have lower interest rates. The amount and rate of distributions that the Fund's shareholders receive are affected by the income that the Fund receives from its portfolio holdings. If the income is reduced, distributions by the Fund to shareholders may be less.

Fluctuations in income paid to the Fund are generally greater for variable rate debt securities. The Fund will be deemed to receive taxable income on certain securities which pay no cash payments until maturity, such as zero-coupon securities. The Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make the distribution to shareholders required for U.S. tax purposes.

Inflation The market price of debt securities generally falls as inflation increases because the purchasing power of the future income and repaid principal is expected to be worth less when received by the Fund. Debt securities that pay a fixed rather than variable interest rate are especially vulnerable to inflation risk because variable-rate debt securities may be able to participate, over the long term, in rising interest rates which have historically corresponded with long-term inflationary trends.

Interest rate The market value of debt securities generally varies in response to changes in prevailing interest rates. Interest rate changes can be sudden and unpredictable. In addition, short-term and long-term rates are not necessarily correlated to each other as short-term rates tend to be influenced by government monetary policy while long-term rates are market driven and may be influenced by macroeconomic events (such as economic expansion or contraction), inflation expectations, as well as supply and demand. During periods of declining interest rates, the market value of debt securities generally increases. Conversely, during periods of rising interest rates, the market value of debt securities generally declines. This occurs because new debt securities are likely to be issued with higher interest rates as interest rates increase, making the old or outstanding debt securities less attractive. In general, the market prices of long-term debt securities or securities that make little (or no) interest payments are more sensitive to interest rate fluctuations than shorter-term debt securities. The longer the Fund's average weighted portfolio duration, the greater the potential impact a change in interest rates will have on its share price. Also, certain segments of the fixed income markets, such as high quality bonds, tend to be more sensitive to interest rate changes than other segments, such as lower-quality bonds.

Prepayment Debt securities, especially bonds that are subject to "calls," such as asset-backed or mortgage-backed securities, are subject to prepayment risk if their terms allow the payment of principal and other amounts due before their stated maturity. Amounts invested in a debt security that has been "called" or "prepaid" will be returned to an investor holding that security before expected by the investor. In such circumstances, the investor, such as a fund, may be required to re-invest the proceeds it receives from the called or prepaid security in a new security which, in periods of declining interest rates, will typically have a lower interest rate. Prepayment risk is especially prevalent in periods of declining interest rates and will result for other reasons, including unexpected developments in the markets for the underlying assets or mortgages. For example, a decline in mortgage interest rates typically initiates a period of mortgage refinancings. When homeowners refinance their mortgages, the investor in the underlying pool of mortgage-backed securities (such as a fund) receives its principal back sooner than expected, and must reinvest at lower, prevailing rates.

Securities subject to prepayment risk are often called during a declining interest rate environment and generally offer less potential for gains and greater price volatility than other income-bearing securities of comparable maturity.

Call risk is similar to prepayment risk and results from the ability of an issuer to call, or prepay, a debt security early. If interest rates decline enough, the debt security's issuer can save money by repaying its callable debt securities and issuing new debt securities at lower interest rates.

The following is a description of other risks associated with the Fund's investments:

Focus The greater the Fund's exposure to (or focus on) any single type of investment – including investment in a given industry, sector, country, region, or type of security – the greater the impact of adverse events or conditions in such industry, sector, country, region or investment will have on the Fund's performance. To the extent the Fund has greater exposure to any single type of investment, the Fund's potential for loss (or gain) will be greater than if its portfolio were invested more broadly in many types of investments.

The Fund's exposure to such industries, sectors, regions and other investments may also arise indirectly through the Fund's investments in debt securities (e.g., mortgage or asset-backed securities) that are secured by such investments. Similar risks associated with focusing on a particular type of investment may result if real properties and collateral securing the Fund's investments are located in the same geographical region or subject to the same risks or concerns.

Inside information The investment manager (through its representatives or otherwise) may receive information that restricts the investment manager's ability to cause the Fund to buy or sell securities of an issuer for substantial periods of time when the Fund otherwise could realize profit or avoid loss. This may adversely affect the Fund's flexibility with respect to buying or selling securities and may impair the Fund's liquidity.

Liquidity Liquidity risk exists when particular investments are or become difficult to purchase or sell at the price at which the Fund has valued the security, whether because of current market conditions, the financial condition of the issuer, or the specific type of investment. If the market for a particular security becomes illiquid (for example, due to changes in the issuer's financial condition), the Fund may be unable to sell such security at an advantageous time or price due to the difficulty in selling such securities. To the extent that the Fund and its affiliates hold a significant portion of an issuer's outstanding securities, the Fund may also be subject to greater liquidity risk than if the issuer's securities were more widely held. The Fund may also need to sell some of the Fund's more liquid securities when it otherwise would not do so in order to meet redemption requests, even if such sale of the liquid holdings would be disadvantageous from an investment standpoint. Reduced liquidity may also have an adverse impact on a security's market value and the sale of such securities often results in higher brokerage charges or dealer discounts and other selling expenses. Reduced liquidity in the secondary market for certain securities will also make it more difficult for the Fund to obtain market quotations based on actual trades for purposes of valuing the Fund's portfolio and thus pricing may be prone to error when market quotations are volatile, infrequent and/or subject to large spreads between bid and ask prices. In addition, prices received by the Fund for securities may be based on institutional “round lot” sizes, but the Fund may purchase, hold or sell smaller, “odd lot” sizes, which may be harder to sell. Odd lots may trade at lower prices than round lots, which may affect the Fund’s ability to accurately value its investments.

The market for certain equity or debt securities may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. For example, dealer capacity in certain fixed income markets appears to have undergone fundamental changes since the financial crisis of 2008, which may result in low dealer inventories and a reduction in dealer market-making capacity. An increase in interest rates due to the tapering of the Federal Reserve Board’s quantitative easing program and other similar central bank actions, coupled with a reduction in dealer market-making capacity, may decrease liquidity and increase volatility in the fixed income markets. Liquidity risk generally increases (meaning that securities become more illiquid) as the number, or relative need, of investors seeking to liquidate in a given market increases; for example, when an asset class or classes fall out of favor and investors sell their holdings in such classes, either directly or indirectly through investment funds, such as mutual funds.

Management The investment manager's judgments about markets, interest rates or the attractiveness, relative values or potential appreciation of particular investment strategies or sectors or securities purchased for the Fund's portfolio may prove to be incorrect, all of which could cause the Fund to perform less favorably and may result in a decline in the Fund's share price.

The investment manager selects investments for the Fund based on its own analysis and information as well as on external sources of information, such as information that the investment manager obtains from other sources including through conferences and discussions with third parties, and data that issuers of securities provide to the investment manager or file with government agencies. The investment manager may also use information concerning institutional positions and buying activity in a security. The investment manager is not in a position to confirm the completeness, genuineness or accuracy of any of such information that is provided or filed by an issuer, and in some cases, complete and accurate information is not readily available. It is also possible that information on which the investment manager relies could be wrong or misleading. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal. Management risk is greater when less qualitative information is available to the investment manager about an investment.

Market The market value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably due to general market conditions which are not specifically related to a single corporate borrower or security issuer. These general market conditions include real or perceived adverse economic or regulatory conditions, changes in the general outlook for corporate earnings, changes in interest or currency exchange rates or adverse investor sentiment generally. Market values may also decline due to factors which affect a particular industry or sector, such as labor shortages or increased production costs and competitive conditions within an industry, or a particular segment, such as mortgage or government securities. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. When markets perform well, there can be no assurance that the Fund's securities will participate in or otherwise benefit from the advance.

Non-Diversification A non-diversified fund for purposes of the 1940 Act may, with respect to more than 25% of its assets, invest more than 5% of its assets (taken at market value at the time of purchase) in the outstanding securities of any single issuer and/or own more than 10% of the outstanding voting securities of any one issuer. However, the Fund intends to meet certain diversification requirements for tax purposes. Generally, to meet federal tax requirements at the close of each quarter, the Fund will not invest more than 25% of its total assets in any one issuer and, with respect to 50% of total assets, will not invest more than 5% of its total assets in any one issuer or more than 10% of the issuer's outstanding voting securities. These limitations do not apply to U.S. government securities and securities issued by regulated investment companies. If applicable federal income tax requirements are revised, the Fund may change its diversification policies without obtaining shareholder approval.

Because a non-diversified fund generally invests a greater portion of its assets in the securities of one or more issuers and/or invests overall in a smaller number of issuers than a diversified fund, the Fund may be more sensitive to a single economic, business, political, regulatory or other occurrence or to the financial results of a single issuer than a more diversified fund might be. Similarly, the Fund's credit risk and liquidity risk increase as more of the Fund's assets are invested in a smaller number of issuers.

Portfolio turnover Portfolio turnover is a measure of how frequently the Fund's portfolio securities are bought and sold. High portfolio turnover rates generally increase transaction costs, which are Fund expenses. Such portfolio transactions may also result in the realization of taxable capital gains, including short-term capital gains, which are generally taxable at ordinary income tax rates for federal income tax purposes for shareholders subject to income tax and who hold their shares in a taxable account. Higher transaction costs reduce the Fund's returns.

The SEC requires annual portfolio turnover to be calculated generally as the lesser of the Fund's purchases or sales of portfolio securities during a given fiscal year, divided by the monthly average value of the Fund's portfolio securities owned during that year (excluding securities with a maturity or expiration date that, at the time of acquisition, was less than one year). For example, a fund reporting a 100% portfolio turnover rate would have purchased and sold securities worth as much as the monthly average value of its portfolio securities during the year.

Portfolio turnover is affected by factors within and outside the control of the Fund and its investment manager. The investment manager's investment outlook for the type of securities in which the Fund invests may change as a result of unexpected developments in domestic or international securities markets, or in economic, monetary or political relationships. High market volatility may result in the investment manager using a more active trading strategy than it might have otherwise pursued. The Fund's investment manager will consider the economic effects of portfolio turnover but generally will not treat portfolio turnover as a limiting factor in making investment decisions. Investment decisions affecting turnover may include changes in investment policies or management personnel, as well as individual portfolio transactions.

Factors wholly outside the control of the investment manager that may increase portfolio turnover include increased merger and acquisition activity, increased refinancing of outstanding debt by an issuer, or increased rates of bankruptcy or default, that may create involuntary transactions for funds that hold affected securities.

During periods of rapidly declining interest rates, the rate of prepayments on portfolio investments may increase rapidly. When this happens, "sales" of portfolio securities are increased due to the return of principal to the Fund followed by purchases of new portfolio securities to replace the "sold" ones.

The rate of bond calls by issuers of fixed-income debt securities may increase as interest rates decline. This causes "sales" of called bonds by the Fund and the subsequent purchase of replacement investments.

In addition, redemptions or exchanges by investors may require the liquidation of portfolio securities. Changes in particular portfolio holdings may also be made whenever a security is considered to be no longer the most appropriate investment for the Fund, or another security appears to have a relatively better opportunity.

Policies and Procedures Regarding the Release of Portfolio Holdings

The Fund's overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders. Subject to the limited exceptions described below, the Fund will not make available to anyone non-public information with respect to its portfolio holdings, until such time as the information is made available to all shareholders or the general public.

For purposes of this policy, portfolio holdings information does not include aggregate, composite or descriptive information that, in the reasonable judgement of the Fund's Chief Compliance Officer, does not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading to the detriment of the Fund. Information excluded from the definition of portfolio holdings information generally includes, without limitation: (1) descriptions of allocations among asset classes, regions, countries or industries/sectors; (2) aggregated data such as average or median ratios, market capitalization, credit quality or duration; (3) performance attributions by industry, sector or country; or (4) aggregated risk statistics. Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund's website. In addition, other information may also be deemed to not be portfolio holdings information if, in the reasonable belief of the Fund's Chief Compliance Officer (or his/her designee), the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.

Consistent with current law, the Fund releases complete portfolio holdings information each fiscal quarter through regulatory filings with no more than a 60-day lag.

To the extent that this policy would permit the release of portfolio holdings information regarding a particular portfolio holding for the Fund that is the subject of ongoing purchase or sale orders/programs, or if the release of such portfolio holdings information would otherwise be sensitive or inappropriate due to liquidity or other market considerations, the portfolio manager for the Fund may request that the release of such information be withheld.

Exceptions to the portfolio holdings release policy (to the extent not otherwise permitted pursuant to an exclusion) will be made only when: (1) the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or fiduciary duties owed to Fund shareholders. The determination of whether to grant an exception, which includes the determination of whether the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders shall be made by the Fund's Chief Compliance Officer or his/her designee, following a request submitted in writing.

The eligible third parties to whom portfolio holdings information may be released in advance of general release fall into the following categories: data consolidators (including rating agencies), fund rating/ranking services and other data providers; service providers to the Fund; municipal securities brokers using the Investor Tools product which brings together buyers and sellers of municipal securities in the normal operation of the municipal securities markets; certain entities, in response to any regulatory requirements, approved by the investment adviser's Chief Compliance Officer in limited circumstances; and transition managers hired by Fund shareholders. In addition, should the Fund process a shareholder’s redemption request in-kind, the Fund may, under certain circumstances, provide portfolio holdings information to such shareholder to the extent necessary to allow the shareholder to prepare for receipt of such portfolio securities.

The specific entities to whom the Fund may provide portfolio holdings in advance of their release to the general public are:

  Bloomberg, Capital Access, CDA (Thomson Reuters), FactSet, Fidelity Advisors, Standard & Poor's, Vestek, and Fidelity Trust Company, all of whom may receive portfolio holdings information 15 days after the quarter end.

  Service providers to the Fund that receive portfolio holdings information from time to time in advance of general release in the course of performing, or to enable them to perform, services for the Fund, including: Custodian Bank: The Bank of New York Mellon; Sub-Administrator: JPMorgan Chase; Independent Registered Public Accounting Firm: PricewaterhouseCoopers LLP; Outside Fund Legal Counsel: Stradley Ronon Stevens & Young, LLP; Independent Directors'/Trustees' Counsel: Vedder Price P.C; Proxy Voting Services: Glass, Lewis & Co., LLC and Institutional Shareholder Services, Inc.; Brokerage Analytical Services: Sanford Bernstein, Brown Brothers Harriman, Royal Bank of Canada Capital Markets, JP Morgan Securities Inc.; Financial Printers: Donnelley Financial Solutions, Inc. or GCOM Solutions, Inc.

Eligible third parties that do not otherwise have a duty of confidentiality or have not acknowledged such a duty are required to (a) execute a non-disclosure agreement that includes the following provisions or (b) otherwise acknowledge and represent adherence to substantially similar provisions. Non-disclosure agreements include the following provisions:

  The recipient agrees to keep confidential until such information either is released to the public or the release is otherwise approved by the Head of Global Compliance.

  The recipient agrees not to trade on the non-public information received.

  The recipient agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton.

In no case does the Fund receive any compensation in connection with the arrangements to release portfolio holdings information to any of the above-described recipients of the information.

Several investment managers within Franklin Templeton (F-T Managers) serve as investment managers to offshore funds that are registered or otherwise authorized for sale with foreign regulatory authorities. Certain of these offshore funds may from time to time invest in securities substantially similar to those of the Fund. The release of portfolio holdings information for such offshore funds is excluded from the Fund's portfolio holdings release policy if such information is given to banks, broker-dealers, insurance companies, registered investment advisers and other financial institutions (offshore investment managers) with discretionary authority to select offshore funds on behalf of their clients. Such information may only be disclosed for portfolio analytics, such as risk analysis/asset allocation, and the offshore investment manager will be required to execute a non-disclosure agreement, whereby such offshore investment manager: (1) agrees that it is subject to a duty of confidentiality; (2) agrees that it will not (a) purchase or sell any portfolio securities based on any information received; (b) trade against any U.S. registered Franklin Templeton fund, including the Fund; (c) knowingly engage in any trading practices that are adverse to any such fund or its shareholders; and (d) trade in shares of any such fund; and (3) agrees to limit the dissemination of such information so received within its organization other than to the extent necessary to fulfill its obligations with respect to portfolio analytics for its discretionary clients.

Certain F-T Managers serve as investment advisers to privately placed funds that are exempt from registration, including Canadian institutional pooled funds (“Canadian funds”). In certain circumstances, such unregistered private funds and Canadian funds may have portfolio holdings that are not, in the aggregate, substantially similar to the holdings of a U.S. registered fund, as determined by the Chief Compliance Officer or his/her designee. Under such circumstances the release of portfolio holdings information to a client or potential client or unitholder of the unregistered private fund or Canadian fund may be permissible. In circumstances where an unregistered private fund or Canadian fund invests in portfolio securities that, in the aggregate, are substantially similar to the holdings of a U.S. registered fund, such private funds and Canadian funds are subject to the restrictions imposed by the policy, except that the release of holdings information to a current investor therein is permissible conditioned upon such investor’s execution of a non-disclosure agreement to mitigate the risk that portfolio holdings information may be used to trade inappropriately against a fund. Such non-disclosure agreement must provide that the investor: (1) agrees that it is subject to a duty of confidentiality; (2) agrees to not disseminate such information (except that the investor may be permitted to disseminate such information to an agent as necessary to allow the performance of portfolio analytics with respect to the investor's investment in such fund), and (3) agrees not to trade on the non-public information received or trade in shares of any U.S. registered Franklin or Templeton fund that is managed in a style substantially similar to that of such fund, in the case of a Canadian fund.

Some F-T Managers serve as sub-advisers to other mutual funds not within the Franklin Templeton fund complex ("other funds"), which may be managed in a style substantially similar to that of a U.S. registered Franklin or Templeton fund. Such other funds are not subject to the Fund's portfolio holdings release policy. The sponsors of such funds may disclose the portfolio holdings of such funds at different times than the Fund discloses its portfolio holdings.

In addition, some F-T Managers also serve as investment managers to separate accounts, which are subject to the Fund’s policy with respect to the release of the separate account’s holdings to consultants and potential clients. Separate accounts that are not, in the aggregate, substantially similar to the holdings of a U.S. registered Franklin or Templeton fund, however, are not subject to the restrictions imposed by the policy.

The Fund's portfolio holdings release policy and all subsequent amendments have been reviewed and approved by the Fund's board, and any other material amendments shall also be reviewed and approved by the board. The investment manager's compliance staff conducts periodic reviews of compliance with the policy and provides at least annually a report to the board regarding the operation of the policy and any material changes recommended as a result of such review. The investment manager's compliance staff also will supply the board yearly with a list of exceptions granted to the policy, along with an explanation of the legitimate business purpose of the Fund that is served as a result of the exception.

Item 17. Management of the Fund

(a) Management Information

The name, year of birth and address of the officers and board members, as well as their affiliations, positions held with the Trust, principal occupations during at least the past five years, number of portfolios overseen in the Franklin Templeton fund complex and other directorships held during at least the past five years are shown below.

Independent Board Members

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Harris J. Ashton (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 1999	126	Bar-S Foods (meat packing company) (1981-2010).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

Terrence J. Checki (1945) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2018	107	Hess Corporation (exploration of oil and gas) (2014-present).
Principal Occupation During at Least the Past 5 Years:
Member of the Council on Foreign Relations (1996-present); Member of the National Committee on U.S.-China Relations (1999-present); member of the board of trustees of the Economic Club of New York (2013-present); member of the board of trustees of the Foreign Policy Association (2005-present); member of the board of directors of Council of the Americas (2007-present) and the Tallberg Foundation (2018-present); and formerly, Executive Vice President of the Federal Reserve Bank of New York and Head of its Emerging Markets and Internal Affairs Group and Member of Management Committee (1995-2014); and Visiting Fellow at the Council on Foreign Relations (2014).

Mary C. Choksi (1950) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2014	126	Omnicom Group Inc. (advertising and marketing communications services) (2011-present) and White Mountains Insurance Group, Ltd. (holding company) (2017-present); and formerly, Avis Budget Group Inc. (car rental) (2007- 2020).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; and formerly, Founder and Senior Advisor, Strategic Investment Group (investment management group) (2015-2017); Founding Partner and Senior Managing Director, Strategic Investment Group (1987-2015); Founding Partner and Managing Director, Emerging Markets Management LLC (investment management firm) (1987-2011); and Loan Officer/Senior Loan Officer/Senior Pension Investment Officer, World Bank Group (international financial institution) (1977-1987).

Edith E. Holiday (1952) One Franklin Parkway San Mateo, CA 94403-1906	Lead Independent Trustee	Trustee since 1999 and Lead Independent Trustee since March 2019	126	Hess Corporation (exploration of oil and gas) (1993-present), White Mountains Insurance Group, Ltd. (holding company) (2004-present), Santander Consumer USA Holdings, Inc. (consumer finance) (2016-present), Santander Holdings USA (holding company) (2019-present); and formerly, Canadian National Railway (railroad) (2001-April 2021), RTI International Metals, Inc. (manufacture and distribution of titanium) (1999-2015) and H.J. Heinz Company (processed foods and allied products) (1994-2013).
Principal Occupation During at Least the Past 5 Years:
Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).

J. Michael Luttig (1954) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2009	126	Boeing Capital Corporation (aircraft financing) (2006-2010).
Principal Occupation During at Least the Past 5 Years:
Private investor; and formerly, Counselor and Senior Advisor to the Chairman, CEO, and Board of Directors, of The Boeing Company (aerospace company), and member of the Executive Council (May 2019-January 1, 2020); Executive Vice President, General Counsel and member of the Executive Council, The Boeing Company (2006-2019); and Federal Appeals Court Judge, United States Court of Appeals for the Fourth Circuit (1991-2006).

Larry D. Thompson (1945) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	126	Graham Holdings Company (education and media organization) (2011-present); and formerly, The Southern Company (energy company) (2014-2020; previously 2010-2012), Cbeyond, Inc. (business communications provider) (2010-2012).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; Counsel, Finch McCranie, LLP (law firm) (2015-present); John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (2015-present; previously 2011-2012); and formerly, Independent Compliance Monitor and Auditor, Volkswagen AG (manufacturer of automobiles and commercial vehicles) (2017-2020); Executive Vice President - Government Affairs, General Counsel and Corporate Secretary, PepsiCo, Inc. (consumer products) (2012-2014); Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (2004-2011); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

Interested Board Members and Officers

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Gregory E. Johnson[2] (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	137	None
Principal Occupation During at Least the Past 5 Years:
Executive Chairman, Chairman of the Board and Director, Franklin Resources, Inc.; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 39 of the investment companies in Franklin Templeton; Vice Chairman, Investment Company Institute; and formerly, Chief Executive Officer (2013-2020) and President (1994-2015), Franklin Resources, Inc.

Rupert H. Johnson, Jr.[3] (1940) One Franklin Parkway San Mateo, CA 94403-1906	Chairman of the Board and Trustee	Since 2013	126	None
Principal Occupation During at Least the Past 5 Years:
Director (Vice Chairman), Franklin Resources, Inc.; Director, Franklin Advisers, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 37 of the investment companies in Franklin Templeton.

Reema Agarwal (1974) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2019	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Senior Vice President, Franklin Advisers, Inc.; and officer of two of the investment companies in Franklin Templeton.
Alison E. Baur (1964) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2012	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Deputy General Counsel, Franklin Templeton; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 42 of the investment companies in Franklin Templeton.

Breda M. Beckerle (1958) 280 Park Avenue New York, NY 10017	Chief Compliance Officer	Since October 2020	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Chief Compliance Officer, Fiduciary Investment Management International, Inc., Franklin Advisers, Inc., Franklin Advisory Services, LLC, Franklin Mutual Advisers, LLC, Franklin Templeton Institutional, LLC; and officer of 42 of the investment companies in Franklin Templeton.

Sonal Desai, Ph.D. (1963) One Franklin Parkway San Mateo, CA 94403-1906	President and Chief Executive Officer - Investment Management	Since 2018	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Director and Executive Vice President, Franklin Advisers, Inc.; Executive Vice President, Franklin Templeton Institutional, LLC; and officer of 17 of the investment companies in Franklin Templeton.

Gaston Gardey (1967) One Franklin Parkway San Mateo, CA 94403-1906	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Treasurer, U.S. Fund Administration & Reporting and officer of 24 of the investment companies in Franklin Templeton.
Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Co-Secretary	Vice President since 2009 and Co-Secretary since 2019	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton; Vice President, Franklin Templeton Distributors, Inc. and FASA, LLC; and officer of 42 of the investment companies in Franklin Templeton.

Matthew T. Hinkle (1971) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer - Finance and Administration	Since 2017	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Vice President, Franklin Templeton Services, LLC; officer of 42 of the investment companies in Franklin Templeton; and formerly, Vice President, Global Tax (2012-April 2017) and Treasurer/Assistant Treasurer, Franklin Templeton (2009-2017).

Robert Lim (1948) One Franklin Parkway San Mateo, CA 94403-1906	Vice President - AML Compliance	Since 2016	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Vice President, Franklin Templeton Companies, LLC; Chief Compliance Officer, Franklin Templeton Distributors, Inc. and Franklin Templeton Investor Services, LLC; and officer of 41 of the investment companies in Franklin Templeton.

Navid J. Tofigh (1972) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2015	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Associate General Counsel and officer of 42 of the investment companies in Franklin Templeton.
Craig S. Tyle (1960) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2005	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
General Counsel and Executive Vice President, Franklin Resources, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 42 of the investment companies in Franklin Templeton.

Lori A. Weber (1964) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President and Co-Secretary	Vice President since 2011 and Co-Secretary since 2019	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; and officer of 42 of the investment companies in Franklin Templeton.

1. We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton fund complex. These portfolios have a common investment manager or affiliated investment managers.

2. Gregory E. Johnson is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer and director of Franklin Resources, Inc. (Resources), which is the parent company of the Fund's investment manager and distributor.

3. Rupert H. Johnson, Jr. is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer and director and a major shareholder of Resources, which is the parent company of the Fund's investment manager and distributor.

Note 1: Rupert H. Johnson, Jr. is the uncle of Gregory E. Johnson.

Note 2: Officer information is current as of the date of this SAI. It is possible that after this date, information about officers may change.

(b) Leadership Structure and Board of Trustees

The Trust has a board of trustees. Each trustee will serve until that person resigns or retires and/or a successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

Board role in risk oversight

The board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by management, in consultation with the board and its counsel. These reports address certain investment, valuation, liquidity and compliance matters. The board also may receive special written reports or presentations on a variety of risk issues (e.g., COVID-19 related issues), either upon the board’s request or upon the investment manager’s initiative. In addition, the Audit Committee of the board meets regularly with the investment manager’s internal audit group to review reports on their examinations of functions and processes within Franklin Templeton that affect the Fund.

With respect to investment risk, the board receives regular written reports describing and analyzing the investment performance of the Fund. In addition, the portfolio managers of the Fund meet regularly with the board to discuss portfolio performance, including investment risk. To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the board generally is consulted with respect to such change. To the extent that the Fund invests in certain complex securities, including derivatives, the board receives periodic reports containing information about exposure of the Fund to such instruments. In addition, the investment manager’s investment risk personnel meet regularly with the board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives and commodities.

With respect to valuation, the Fund’s administrator provides regular written reports to the board that enable the board to monitor the number of fair valued securities in a particular portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value. The board also reviews dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities. In addition, the Fund’s Audit Committee reviews valuation procedures and results with the Fund’s auditors in connection with such Committee’s review of the results of the audit of the Fund’s year-end financial statements.

With respect to liquidity risk, the board receives regular liquidity risk management reports under the Fund’s Liquidity Risk Management (LRM) Program that include information concerning illiquid securities within the Fund’s portfolio. The board also reviews, no less frequently than annually, a written report prepared by the LRM Program Administrator that addresses, among other items, the operation of the LRM Program and assesses its adequacy and effectiveness of implementation as well as any material changes to the LRM Program.

With respect to compliance risks, the board receives regular compliance reports prepared by the investment manager’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks. In accordance with SEC rules, the independent board members meet regularly in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the board. The Fund’s board adopts compliance policies and procedures for the Fund and approves such procedures for the Fund’s service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The investment manager periodically provides an enterprise risk management presentation to the board to describe the way in which risk is managed on a complex-wide level. Such presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board structure

Seventy-five percent of board members consist of independent board members who are not deemed to be “interested persons” by reason of their relationship with the Fund’s management or otherwise as provided under the 1940 Act. While the Chairman of the Board is an interested person, the board is also served by a lead independent board member. The lead independent board member, together with independent counsel, reviews proposed agendas for board meetings and generally acts as a liaison with management with respect to questions and issues raised by the independent board members. The lead independent board member also presides at separate meetings of independent board members held in advance of each scheduled board meeting where various matters, including those being considered at such board meeting are discussed. It is believed such structure and activities assure that proper consideration is given at board meetings to matters deemed important to the Fund and its shareholders.

Trustee qualifications

Information on the Fund’s officers and board members appears above including information on the business activities of board members during the past five years and beyond. In addition to personal qualities, such as integrity, the role of an effective Fund board member inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and fiduciary obligations. The board believes that the specific background of each board member evidences such ability and is appropriate to his or her serving on the Fund’s board. As indicated, Harris J. Ashton has served as a chief executive officer of a NYSE-listed public corporation; Terrence J. Checki has served as a senior executive of a Federal Reserve Bank and has vast experience evaluating economic forces and their impact on markets, including emerging markets; Mary C. Choksi has an extensive background in asset management, including founding an investment management firm; Larry D. Thompson and Edith E. Holiday each have legal backgrounds, including high level legal positions with departments of the U.S. government; J. Michael Luttig has fifteen years of judicial experience as a Federal Appeals Court Judge and eleven years of experience as Executive Vice President and General Counsel of a major public company; and Gregory E. Johnson and Rupert H. Johnson, Jr. are both high ranking executive officers of Franklin Templeton.

Board Committees

The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent registered public accounting firm (auditors), including evaluating their independence and meeting with such auditors to consider and review matters relating to the Trust's financial reports and internal controls. The Audit Committee is comprised of the following independent trustees of the Trust: Terrence J. Checki, Mary C. Choksi, Edith E. Holiday, J. Michael Luttig and Larry D. Thompson. The Nominating Committee is comprised of the following independent trustees of the Trust: Harris J. Ashton, Terrence J. Checki, Mary C. Choksi, Edith E. Holiday, J. Michael Luttig and Larry D. Thompson.

The Nominating Committee is responsible for selecting candidates to serve as board members and recommending such candidates (a) for selection and nomination as independent board members by the incumbent independent board member and the full board; and (b) for selection and nomination as interested board members by the full board.

When the board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by "Qualifying Fund Shareholders" (as defined below). To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Trust's offices at One Franklin Parkway, San Mateo, CA 94403-1906 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a board member, including as an independent board member, of the Trust. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board member of the Trust if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

During the fiscal year ended July 31, 2020, the Audit Committee met three times; the Nominating Committee did not meet.

Ownership of Shares of Funds in Franklin Templeton

Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through the adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund (excluding committee fees) in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund (excluding committee fees) in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual retainer and regular board meeting fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

The following tables provide the dollar range of equity securities beneficially owned by the board members of the Trust on December 31, 2020.

Independent Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Harris J. Ashton	None	Over $100,000
Terrence J. Checki	None	Over $100,000
Mary C. Choksi	None	Over $100,000
Edith E. Holiday	None	Over $100,000
J. Michael Luttig	None	Over $100,000
Larry D. Thompson	None	Over $100,000

Interested Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Gregory E. Johnson	None	Over $100,000
Rupert H. Johnson, Jr.	None	Over $100,000

(c) Compensation

The Trust's independent board members constitute the sole independent board members of 24 investment companies in the Franklin Templeton complex for which each independent board member currently is paid a $304,000 annual retainer fee, together with a $7,000 per meeting fee for attendance at each regularly scheduled board meeting, a portion of which fees are allocated to the Trust. To the extent held, compensation may also be paid for attendance at specially held board meetings. The Trust's lead independent board member is paid an annual supplemental retainer of $40,000 for services to such investment companies, a portion of which is allocated to the Trust. Board members who serve on the Audit Committee of the Trust and such other funds are paid a $10,000 annual retainer fee, together with a $3,000 fee per Committee meeting in which they participate, a portion of which is allocated to the Trust. Terrence J. Checki, who serves as chairman of the Audit Committee of the Trust and such other funds receives a fee of $50,000 per year in lieu of the Audit Committee member retainer fee, a portion of which is allocated to the Trust. The following table provides the total fees paid to independent board members by the Trust and by other funds in Franklin Templeton.

Name	Total Fees Received from the Trust[1]	Total Fees Received from Franklin Templeton ($)[2]	Number of Boards in Franklin Templeton on which Each Serves[3]
Harris J. Ashton	9,186	642,000	36
Terrence J. Checki	9,458	437,111	24
Mary C. Choksi	9,329	685,000	36
Edith E. Holiday	9,458	767,111	36
J. Michael Luttig	9,316	707,000	36
Larry D. Thompson	9,329	685,000	36

1. For the fiscal year ended July 31, 2020.

2. For the calendar year ended December 31, 2020.

3. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton. This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.

Independent board members are reimbursed for expenses incurred in connection with attending board meetings and such expenses are paid pro rata by each fund in Franklin Templeton for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in Franklin Templeton. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

(d) Sales Loads

Not applicable.

(e) Codes of Ethics

The Fund and its investment manager have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund and its investment manager will be governed by the code of ethics. The code of ethics is on file with, and available from, the SEC.

(f) Proxy Voting Policies and Procedures

The board of trustees of the Trust has delegated the authority to vote proxies related to the portfolio securities held by the Fund to the Fund's investment manager in accordance with the Proxy Voting Policies and Procedures (Policies) adopted by the investment manager.

The investment manager has delegated its administrative duties with respect to the voting of proxies for securities to the Proxy Group within Franklin Templeton Companies, LLC (Proxy Group), an affiliate and wholly owned subsidiary of Franklin Resources, Inc. All proxies received by the Proxy Group will be voted based upon the investment manager’s instructions and/or policies. The investment manager votes proxies solely in the best interests of the Fund and its shareholders.

To assist it in analyzing proxies of equity securities, the investment manager subscribes to Institutional Shareholder Services, Inc. (ISS), an unaffiliated third-party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, vote execution services, ballot reconciliation services, recordkeeping and vote disclosure services. In addition, the investment manager subscribes to Glass, Lewis & Co., LLC (Glass Lewis), an unaffiliated third-party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies, as well as a limited subscription to its international research. Although analyses provided by ISS, Glass Lewis, and/or another independent third party proxy service provider (each a "Proxy Service") are thoroughly reviewed and considered in making a final voting decision, the investment manager does not consider recommendations from a Proxy Service or any third party to be determinative of the investment manager's ultimate decision. Rather, the investment manager exercises its independent judgment in making voting decisions. For most proxy proposals, the investment manager’s evaluation will result in the same position being taken for all Funds. In some cases, however, the evaluation may result in a fund or investment manager voting differently, depending upon the nature and objective of the Fund, the composition of its portfolio, whether the investment manager has adopted a custom voting policy, and other factors. As a matter of policy, the officers, directors/trustees and employees of the investment manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of the Fund and its shareholders. Efforts are made to resolve all conflicts in the best interests of the investment manager’s clients. Material conflicts of interest are identified by the Proxy Group based upon analyses of client, distributor, broker-dealer and vendor lists, information periodically gathered from directors and officers, and information derived from other sources, including public filings. In situations where a material conflict of interest is identified, the Proxy Group may vote consistent with the voting recommendation of a Proxy Service; or send the proxy directly to the Fund's board or a committee of the board with the investment manager's recommendation regarding the vote for approval.

Where a material conflict of interest has been identified, but the items on which the investment manager’s vote recommendations differ from a Proxy Service and relate specifically to (1) shareholder proposals regarding social or environmental issues, (2) “Other Business” without describing the matters that might be considered, or (3) items the investment manager wishes to vote in opposition to the recommendations of an issuer’s management, the Proxy Group may defer to the vote recommendations of the investment manager rather than sending the proxy directly to the Fund's board or a board committee for approval.

To avoid certain potential conflicts of interest, the investment manager will employ echo voting or pass-through voting, if possible, in the following instances: (1) when the Fund invests in an underlying fund in reliance on any one of Sections 12(d)(1)(F) or (G) of the 1940 Act, the rules thereunder, or pursuant to a SEC exemptive order thereunder; (2) when the Fund invests uninvested cash in affiliated money market funds pursuant to the rules under the 1940 Act or any exemptive orders thereunder (“cash sweep arrangement”); or (3) when required pursuant to the Fund’s governing documents or applicable law. Echo voting means that the investment manager will vote the shares in the same proportion as the vote of all other holders of the underlying fund's shares. With respect to instances when a Franklin Templeton U.S. registered investment company invests in an underlying fund in reliance on any one of Sections 12(d)(1)(F) or (G) of the 1940 Act, the rules thereunder, or pursuant to an SEC exemptive order thereunder, and there are no other unaffiliated shareholders also invested in the underlying fund, the investment manager will vote in accordance with the recommendation of such investment company’s board of trustees or directors. In addition, to avoid certain potential conflicts of interest, and where required under a fund’s governing documents or applicable law, the investment manager will employ pass-through voting when a Franklin Templeton U.S. registered investment company invests in an underlying fund in reliance on Section 12(d)(1)(E) of the 1940 Act, the rules thereunder, or pursuant to an SEC exemptive order thereunder. In “pass-through voting,” a feeder fund will solicit voting instructions from its shareholders as to how to vote on the master fund’s proposals. If a Franklin Templeton investment company becomes a holder of more than 25% of the shares on a non-affiliated fund, as a result of a decrease in the outstanding shares of the non-affiliated fund, then the investment manager will vote the shares in the same proportion as the vote of all other holders of the non-affiliated fund.

The recommendation of management on any issue is a factor that the investment manager considers in determining how proxies should be voted. However, the investment manager does not consider recommendations from management to be determinative of the investment manager’s ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company's management. Each issue, however, is considered on its own merits, and the investment manager will not support the position of the company's management in any situation where it deems that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

Engagement with issuers. The investment manager believes that engagement with issuers is important to good corporate governance and to assist in making proxy voting decisions. The investment manager may engage with issuers to discuss specific ballot items to be voted on in advance of an annual or special meeting to obtain further information or clarification on the proposals. The investment manager may also engage with management on a range of environmental, social or corporate governance issues throughout the year.

Investment manager’s proxy voting policies and principles  The investment manager has adopted general proxy voting guidelines, which are summarized below. These guidelines are not an exhaustive list of all the issues that may arise and the investment manager cannot anticipate all future situations. In all cases, each proxy and proposal (including both management and shareholder proposals) will be considered based on the relevant facts and circumstances on a case-by-case basis.

Board of directors.  The investment manager supports an independent, diverse board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. The investment manager supports boards with strong risk management oversight. The investment manager will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors. The investment manager will consider withholding votes from directors who have attended less than 75% of meetings without a valid reason. While generally in favor of separating Chairman and CEO positions, the investment manager will review this issue as well as proposals to restore or provide for cumulative voting on a case-by-case basis, taking into consideration factors such as the company’s corporate governance guidelines or provisions and performance. The investment manager generally will support non-binding shareholder proposals to require a majority vote standard for the election of directors; however, if these proposals are binding, the investment manager will give careful review on a case-by-case basis of the potential ramifications of such implementation.

In the event of a contested election, the investment manager will review a number of factors in making a decision including management’s track record, the company’s financial performance, qualifications of candidates on both slates, and the strategic plan of the dissidents and/or shareholder nominees.

Ratification of auditors of portfolio companies.  The investment manager will closely scrutinize the independence, role and performance of auditors. On a case-by-case basis, the investment manager will examine proposals relating to non-audit relationships and non-audit fees. The investment manager will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of a lack of independence, accounting irregularities or negligence. The investment manager may also consider whether the ratification of auditors has been approved by an appropriate audit committee that meets applicable composition and independence requirements.

Management and director compensation.  A company’s equity-based compensation plan should be in alignment with the shareholders’ long-term interests. The investment manager believes that executive compensation should be directly linked to the performance of the company. The investment manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable, including the ISS quantitative model utilized to assess such plans and/or the Glass Lewis evaluation of the plans. The investment manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment “evergreen” feature. The investment manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although the investment manager will generally oppose “golden parachutes” that are considered to be excessive. The investment manager will normally support proposals that require a percentage of directors’ compensation to be in the form of common stock, as it aligns their interests with those of shareholders.

The investment manager will review non-binding say-on-pay proposals on a case-by-case basis, and will generally vote in favor of such proposals unless compensation is misaligned with performance and/or shareholders' interests, the company has not provided reasonably clear disclosure regarding its compensation practices, or there are concerns with the company's remuneration practices.

Anti-takeover mechanisms and related issues.  The investment manager generally opposes anti-takeover measures since they tend to reduce shareholder rights. However, as with all proxy issues, the investment manager conducts an independent review of each anti-takeover proposal. On occasion, the investment manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm the Fund or its shareholders’ interests. The investment manager generally supports proposals that require shareholder rights’ plans (“poison pills”) to be subject to a shareholder vote and will closely evaluate such plans on a case-by-case basis to determine whether or not they warrant support. In addition, the investment manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights. The investment manager generally opposes any supermajority voting requirements as well as the payment of “greenmail.” The investment manager generally supports “fair price” provisions and confidential voting. The investment manager will review a company’s proposal to reincorporate to a different state or country on a case-by-case basis taking into consideration financial benefits such as tax treatment as well as comparing corporate governance provisions and general business laws that may result from the change in domicile.

Changes to capital structure.  The investment manager realizes that a company's financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt. The investment manager will review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase. The investment manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. The investment manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable. The investment manager will review proposals seeking preemptive rights on a case-by-case basis.

Mergers and corporate restructuring.  Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders. The investment manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

Environmental and social issues.  The investment manager considers environmental and social issues alongside traditional financial measures to provide a more comprehensive view of the value, risk and return potential of an investment. Companies may face significant financial, legal and reputational risks resulting from poor environmental and social practices, or negligent oversight of environmental or social issues. Franklin Templeton’s “Responsible Investment Principles and Policies” describes the investment manager’s approach to consideration of environmental, social and governance issues within the investment manager’s processes and ownership practices.

Shareholder proposals. The investment manager will review shareholder proposals on a case-by-case basis and may support those that serve to enhance value or mitigate risk, are drafted appropriately, and do not disrupt the course of business or require a disproportionate or inappropriate use of company resources.

The investment manager will consider supporting a shareholder proposal seeking disclosure and greater board oversight of lobbying and corporate political contributions if the investment manager believes that there is evidence of inadequate oversight by the company’s board, if the company’s current disclosure is significantly deficient, or if the disclosure is notably lacking in comparison to the company’s peers.

Governance matters.  The investment manager generally supports the right of shareholders to call special meetings and act by written consent. However, the investment manager will review such shareholder proposals on a case-by-case basis in an effort to ensure that such proposals do not disrupt the course of business or require a disproportionate or inappropriate use of company resources.

Proxy access.  In cases where the investment manager is satisfied with company performance and the responsiveness of management, it will generally vote against shareholder proxy access proposals not supported by management. In other instances, the investment manager will consider such proposals on a case-by-case basis, taking into account factors such as the size of the company, ownership thresholds and holding periods, nomination limits (e.g., number of candidates that can be nominated), the intentions of the shareholder proponent, and shareholder base.

Global corporate governance.  Many of the tenets discussed above are applied to the investment manager's proxy voting decisions for international investments. However, the investment manager must be flexible in these worldwide markets. Principles of good corporate governance may vary by country, given the constraints of a country’s laws and acceptable practices in the markets. As a result, it is on occasion difficult to apply a consistent set of governance practices to all issuers. As experienced money managers, the investment manager's analysts are skilled in understanding the complexities of the regions in which they specialize and are trained to analyze proxy issues germane to their regions.

The investment manager will generally attempt to process every proxy it receives for all domestic and foreign securities. However, there may be situations in which the investment manager may be unable to successfully vote a proxy, or may choose not to vote a proxy, such as where: (i) a proxy ballot was not received from the custodian bank; (ii) a meeting notice was received too late; (iii) there are fees imposed upon the exercise of a vote and it is determined that such fees outweigh the benefit of voting; (iv) there are legal encumbrances to voting, including blocking restrictions in certain markets that preclude the ability to dispose of a security if the investment manager votes a proxy or where the investment manager is prohibited from voting by applicable law, economic or other sanctions, or other regulatory or market requirements, including but not limited to, effective Powers of Attorney; (v) additional documentation or the disclosure of beneficial owner details is required; (vi) the investment manager held shares on the record date but has sold them prior to the meeting date; (vii) a proxy voting service is not offered by the custodian in the market; (viii) due to either system error or human error, the investment manager’s intended vote is not correctly submitted; (ix) the investment manager believes it is not in the best interest of the Fund or its shareholders to vote the proxy for any other reason not enumerated herein; or (x) a security is subject to a securities lending or similar program that has transferred legal title to the security to another person.

In some non-U.S. jurisdictions, even if the investment manager uses reasonable efforts to vote a proxy on behalf of the Fund, such vote or proxy may be rejected because of (a) operational or procedural issues experienced by one or more third parties involved in voting proxies in such jurisdictions; (b) changes in the process or agenda for the meeting by the issuer for which the investment manager does not have sufficient notice; or (c) the exercise by the issuer of its discretion to reject the vote of the investment manager. In addition, despite the best efforts of the Proxy Group and its agents, there may be situations where the investment manager's votes are not received, or properly tabulated, by an issuer or the issuer's agent.

The investment manager or its affiliates may, on behalf of one or more of the proprietary registered investment companies advised by the investment manager or its affiliates, determine to use its best efforts to recall any security on loan where the investment manager or its affiliates (a) learn of a vote on a material event that may affect a security on loan and (b) determine that it is in the best interests of such proprietary registered investment companies to recall the security for voting purposes.

Procedures for meetings involving fixed income securities & privately held issuers.  From time to time, certain custodians may process events for fixed income securities through their proxy voting channels rather than corporate action channels for administrative convenience. In such cases, the Proxy Group will receive ballots for such events on the ISS voting platform. The Proxy Group will solicit voting instructions from the investment manager for each Fund involved. If the Proxy Group does not receive voting instructions from the investment manager, the Proxy Group will take no action on the event. The investment manager may be unable to vote a proxy for a fixed income security, or may choose not to vote a proxy, for the reasons described above.

In the rare instance where there is a vote for a privately held issuer, the decision will generally be made by the relevant portfolio managers or research analysts.

The Proxy Group will monitor such meetings involving fixed income securities or privately held issuers for conflicts of interest in accordance with these procedures. If a fixed income or privately held issuer is flagged as a potential conflict of interest, the investment manager may nonetheless vote as it deems in the best interests of the Fund. The investment manager will report such decisions on an annual basis to the Fund board as may be required.

Shareholders may view the complete Policies online at franklintempleton.com. Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at (954) 527-7678 or by sending a written request to: Franklin Templeton Companies, LLC, 300 S.E. 2nd Street, Fort Lauderdale, FL 33301-1923, Attention: Proxy Group. Copies of the Fund’s proxy voting records are available online at franklintempleton.com and posted on the SEC website at www.sec.gov. The proxy voting records are updated each year by August 31 to reflect the most recent 12-month period ended June 30.

Item 18. Control Persons and Principal Holders of Securities

(a) Control Persons

As of November 2, 2020, the following shareholders held more than 25% of the Fund's shares that were issued and outstanding:

Name and Address	Percentage (%)	State of Incorporation
Franklin Strategic Income Fund One Franklin Parkway San Mateo, CA 94403-1906	58.83	Delaware

(b) Principal Holders

As of November 2, 2020, the principal shareholders of the Fund (other than those listed in Item 18(a) above), beneficially or of record were:

Name and Address	Percentage Owned (%)	State of Incorporation
Franklin Floating Rate Daily Access Fund One Franklin Parkway San Mateo, CA 94403-1906	19.87	Delaware
Franklin Low Duration Total Return Fund One Franklin Parkway San Mateo, CA 94403-1906	9.22	Delaware
Franklin Total Return Fund One Franklin Parkway San Mateo, CA 94403-1906	5.98	Delaware

Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a Fund is presumed to control the Fund under the provisions of the 1940 Act. Note that a controlling person possesses the ability to control the outcome of matters submitted for shareholder vote of a Fund.

(c) Management Ownership

As of November 2, 2020, the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund. The board members may own shares in other funds in Franklin Templeton.

Item 19. Investment Advisory and Other Services

(a) Investment Advisers

Investment manager and services provided

The Fund's investment manager is Franklin Advisers, Inc. The investment manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson (former Chairman and Director of Resources) and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The investment manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The investment manager also selects the brokers who execute the Fund's portfolio transactions. The investment manager provides periodic reports to the board, which reviews and supervises the investment manager's investment activities. To protect the Fund, the investment manager and its officers, directors and employees are covered by fidelity insurance.

The investment manager makes decisions for the Fund in accordance with its obligations as investment adviser to the Fund. From time to time, certain affiliates may request that the investment manager focus the Fund’s investments on certain securities, strategies or markets or shift the Fund’s strategy slightly to enhance its attractiveness to specific investors, which may create a conflict of interest. The investment manager may, but is not required to, focus or shift the Fund’s investments in the manner requested provided that the investment manager believes that such investments are consistent with the Fund’s stated investment goals and strategies and are in the best interests of the Fund and its shareholders. In addition, the investment manager and its affiliates manage numerous other investment companies and accounts. The investment manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the investment manager on behalf of the Fund. Similarly, with respect to the Fund, the investment manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the investment manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The investment manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages.

Management fees

The Fund pays the investment manager a fee equal to an annual rate of:

  0.650% of the value of the average daily net assets of the Fund up to and including $500 million;

  0.550% of the value of the average daily net assets of the Fund over $500 million, up to and including $1 billion;

  0.500% of the value of the average daily net assets of the Fund over $1 billion, up to and including $1.5 billion;

  0.450% of the value of the average daily net assets of the Fund over $1.5 billion, up to and including $6.5 billion;

  0.425% of the value of the average daily net assets of the Fund over $6.5 billion, up to and including $11.5 billion;

  0.400% of the value of the average daily net assets of the Fund over $11.5 billion, up to and including $16.5 billion;

  0.390% of the value of the average daily net assets of the Fund over $16.5 billion, up to and including $19 billion;

  0.380% of the value of the average daily net assets of the Fund over $19 billion, up to and including $21.5 billion; and

  0.370% of the value of the average daily net assets of the Fund over $21.5 billion.

The fee is calculated daily and paid monthly according to the terms of the management agreement.

For the last three fiscal years ended July 31, the Fund paid the following management fees:

Management Fees Paid ($)[1]
2020	1,302,466
2019	1,869,052
2018	1,994,088

1. For the fiscal years ended July 31, 2020, 2019 and 2018, management fees, before any advance waiver, totaled $1,613,716, $2,236,741 and $2,279,846, respectively. Under an agreement by the investment manager to waive its fee, the Fund paid the management fees shown.

(b) Principal Underwriter

Not applicable.

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties

Not applicable.

(d) Service Agreements

Not applicable.

(e) Other Investment Advice

Not applicable.

(f) Dealer Reallowances

Not applicable.

(g) Rule 12b-1 Plans

Not applicable.

(h) Other Service Providers

Administrator and services provided.

Franklin Templeton Services, LLC (FT Services) has an agreement with the investment manager to provide certain administrative services and facilities for the Fund. FT Services is an indirect wholly owned subsidiary of Resources and is an affiliate of the Fund's investment manager.

The administrative services FT Services provides include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

Administration fees.

The investment manager pays FT Services a monthly fee equal to an annual rate of:

  0.150% of the Fund's average daily net assets up to and including $200 million;

  0.135% of average daily net assets over $200 million, up to and including $700 million;

  0.100% of average daily net assets over $700 million, up to and including $1.2 billion; and

  0.075% of average daily net assets over $1.2 billion.

For the last three fiscal years ended July 31, the investment manager paid FT Services the following administration fees:

Administration Fees Paid ($)
2020	365,070
2019	494,533
2018	503,657

Sub-Administrator.

JPMorgan Chase Bank, N.A. (JPMorgan) has an agreement with FT Services to provide certain sub-administrative services for the Fund. The administrative services JPMorgan provides include, but are not limited to, certain fund accounting, financial reporting, tax, corporate governance and compliance and legal administration services.

Shareholder Servicing and Transfer Agent.

Franklin Templeton Investor Services, LLC (Investor Services) is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313. Please send all correspondence to Investor Services at P.O. Box 997151, Sacramento, CA 95899-7151.

Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

Private Placement Agent.

Franklin Templeton Financial Services, Inc. (FTFS), One Franklin Parkway, San Mateo, CA 94403, has an agreement with the Trust to serve as the Fund's private placement agent. FTFS is an indirect wholly owned subsidiary of Resources and is an affiliate of Advisers.

Custodian.

The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the Fund's securities and other assets. As foreign custody manager, the bank selects and monitors foreign sub-custodian banks, selects and evaluates non-compulsory foreign depositories, and furnishes information relevant to the selection of compulsory depositories.

Independent Registered Public Accounting Firm.

PricewaterhouseCoopers LLP, 405 Howard Street, Suite 600, San Francisco, CA 94105, is the Fund's independent registered public accounting firm. The independent registered public accounting firm audits the financial statements included in the Fund's Annual Report to shareholders.

Item 20. Portfolio Managers

Portfolio managers This section reflects information about the portfolio managers as of July 31, 2020.

The following table shows the number of other accounts managed by the portfolio managers and the total assets in the accounts managed within each category:

Name	Number of Other Registered Investment Companies Managed[1]	Assets of Other Registered Investment Companies Managed (x $1 million)[1]	Number of Other Pooled Investment Vehicles Managed[2]	Assets of Other Pooled Investment Vehicles Managed (x $1 million)[2]	Number of Other Accounts Managed[2]	Assets of Other Accounts Managed (x $1 million)[2]
Reema Agarwal	3	1,834.6	8	127.3	2	387.3
Margaret Chiu	3	1,834.6	7	113.0	1	383.0
Justin Ma	4	2,233.6	3	66.7	0	N/A

1. These figures represent registered investment companies other than the Fund.

2. The various pooled investment vehicles and accounts listed are managed by a team of investment professionals. Accordingly, the portfolio managers listed would not be solely responsible for managing such listed amounts.

Portfolio managers that provide investment services to the Fund may also provide services to a variety of other investment products, including other funds, institutional accounts and private accounts. The advisory fees for some of such other products and accounts may be different than that charged to the Fund but does not include performance based compensation. This may result in fees that are higher (or lower) than the advisory fees paid by the Fund. As a matter of policy, each fund or account is managed solely for the benefit of the beneficial owners thereof. As discussed below, the separation of the trading execution function from the portfolio management function and the application of objectively based trade allocation procedures help to mitigate potential conflicts of interest that may arise as a result of the portfolio managers managing accounts with different advisory fees.

Conflicts.  The management of multiple funds, including the Fund, and accounts may also give rise to potential conflicts of interest if the funds and other accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts. The investment manager seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers' focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Fund. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest. As noted above, the separate management of the trade execution and valuation functions from the portfolio management process also helps to reduce potential conflicts of interest. However, securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. Moreover, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and other accounts. The investment manager seeks to manage such potential conflicts by using procedures intended to provide a fair allocation of buy and sell opportunities among funds and other accounts.

The structure of a portfolio manager’s compensation may give rise to potential conflicts of interest. A portfolio manager’s base pay and bonus tend to increase with additional and more complex responsibilities that include increased assets under management. As such, there may be an indirect relationship between a portfolio manager’s marketing or sales efforts and his or her bonus.

Finally, the management of personal accounts by a portfolio manager may give rise to potential conflicts of interest. While the funds and the investment manager have adopted a code of ethics which they believe contains provisions designed to prevent a wide range of prohibited activities by portfolio managers and others with respect to their personal trading activities, there can be no assurance that the code of ethics addresses all individual conduct that could result in conflicts of interest.

The investment manager and the Fund have adopted certain compliance procedures that are designed to address these, and other, types of conflicts. However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.

Compensation.  The investment manager seeks to maintain a compensation program that is competitively positioned to attract, retain and motivate top-quality investment professionals. Portfolio managers receive a base salary, a cash incentive bonus opportunity, an equity compensation opportunity, and a benefits package. Portfolio manager compensation is reviewed annually and the level of compensation is based on individual performance, the salary range for a portfolio manager’s level of responsibility and Franklin Templeton guidelines. Portfolio managers are provided no financial incentive to favor one fund or account over another. Each portfolio manager’s compensation consists of the following three elements:

Base salary  Each portfolio manager is paid a base salary.

Annual bonus  Annual bonuses are structured to align the interests of the portfolio manager with those of the Fund's shareholders. Each portfolio manager is eligible to receive an annual bonus. Bonuses generally are split between cash (50% to 65%) and restricted shares of Resources stock (17.5% to 25%) and mutual fund shares (17.5% to 25%). The deferred equity-based compensation is intended to build a vested interest of the portfolio manager in the financial performance of both Resources and mutual funds advised by the investment manager. The bonus plan is intended to provide a competitive level of annual bonus compensation that is tied to the portfolio manager achieving consistently strong investment performance, which aligns the financial incentives of the portfolio manager and Fund shareholders. The Chief Investment Officer of the investment manager and/or other officers of the investment manager, with responsibility for the Fund, have discretion in the granting of annual bonuses to portfolio managers in accordance with Franklin Templeton guidelines. The following factors are generally used in determining bonuses under the plan:

Investment performance. Primary consideration is given to the historic investment performance over the 1, 3 and 5 preceding years of all accounts managed by the portfolio manager. The pre-tax performance of each fund managed is measured relative to a relevant peer group and/or applicable benchmark as appropriate.

Non-investment performance. The more qualitative contributions of the portfolio manager to the investment manager’s business and the investment management team, including professional knowledge, productivity, responsiveness to client needs and communication, are evaluated in determining the amount of any bonus award.

Responsibilities. The characteristics and complexity of funds managed by the portfolio manager are factored in the investment manager’s appraisal.

Additional long-term equity-based compensation  Portfolio managers may also be awarded restricted shares or units of Resources stock or restricted shares or units of one or more mutual funds. Awards of such deferred equity-based compensation typically vest over time, so as to create incentives to retain key talent.

Benefits  Portfolio managers also participate in benefit plans and programs available generally to all employees of the investment manager.

Ownership of Fund shares.  The investment manager has a policy of encouraging portfolio managers to invest in the funds they manage. Exceptions arise when, for example, a fund is closed to new investors or when tax considerations or jurisdictional constraints cause such an investment to be inappropriate for the portfolio manager. The following is the dollar range of Fund shares beneficially owned by the portfolio managers (such amounts may change from time to time):

Portfolio Manager	Dollar Range of Fund Shares Beneficially Owned
Reema Agarwal	None
Margaret Chiu	None
Justin Ma	None

Item 21. Brokerage Allocation and Other Practices

The investment manager selects brokers and dealers to execute the Fund's portfolio transactions in accordance with criteria set forth in the management agreement and any directions that the board may give.

When placing a portfolio transaction, the trading department of the investment manager seeks to obtain "best execution" -- the best combination of high quality transaction execution services, taking into account the services and products to be provided by the broker or dealer, and low relative commission rates with the view of maximizing value for the Fund and its other clients. For most transactions in equity securities, the amount of commissions paid is negotiated between the investment manager and the broker executing the transaction. The determination and evaluation of the reasonableness of the brokerage commissions paid are based to a large degree on the professional opinions of the persons within the trading department of the investment manager responsible for placement and review of the transactions. These opinions are based on the experience of these individuals in the securities industry and information available to them about the level of commissions being paid by other institutional investors. The investment manager may also place orders to buy and sell equity securities on a principal rather than agency basis if the investment manager believes that trading on a principal basis will provide best execution. Orders for fixed income securities are ordinarily placed with market makers on a net basis, without any brokerage commissions. Purchases of portfolio securities from underwriters will include a commission or concession paid to the underwriter, and purchases from dealers will include a spread between the bid and ask price.

The investment manager may cause the Fund to pay certain brokers commissions that are higher than those another broker may charge, if the investment manager determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services it receives. This may be viewed in terms of either the particular transaction or the investment manager's overall responsibilities to client accounts over which it exercises investment discretion. The brokerage commissions that are used to acquire services other than brokerage are known as "soft dollars." Research provided can be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts and traders) or third party (created by a third party but provided by the broker-dealer). To the extent permitted by applicable law, the investment manager may use soft dollars to acquire both proprietary and third-party research.

The research services that brokers may provide to the investment manager include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to the investment manager in carrying out its investment advisory responsibilities. These services may not always directly benefit the Fund. They must, however, be of value to the investment manager in carrying out its overall responsibilities to its clients.

Since most purchases by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. The Fund deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid to the underwriter, and purchases from dealers will include a spread between the bid and ask price. The Fund seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place an accurate dollar value on the special execution or on the research services the investment manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the investment manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms. The receipt of these products and services does not reduce the investment manager's research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the investment manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the investment manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the investment manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases, this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases, it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

Due to the nature of the primary investments by the Fund, the Fund will generally pay no brokerage commissions or very little brokerage commissions.

For the last three fiscal years ended July 31, the Fund did not pay any brokerage commissions.

For the fiscal year ended July 31, 2020, the Fund did not pay brokerage commissions to brokers who provided research services.

As of July 31, 2020, the Fund did not own securities issued by its regular broker-dealers.

Item 22. Capital Stock and Other Securities

The Trust and the Fund are authorized to issue an unlimited number of shares of beneficial interest. The shares may be offered in multiple classes. Although the board does not currently intend to do so, it may classify and reclassify any unissued Trust shares at any time. This means that the board may establish rights, powers and duties of a series or class of shares (including variations in the relative rights and preferences between the different series and classes) other than as currently exists for the Fund's shares. The description of the Fund's shares below are subject to the terms of the Trust's Agreement and Declaration of Trust and Bylaws.

The Fund's shares do not have preemptive rights. The Fund's shares currently have equal voting, distribution and liquidation rights. The Fund's outstanding shares are fully paid and nonassessable and the shares offered by the applicable offering circular will be fully paid and nonassessable. Shareholders are entitled to one vote per share.

The Trust has noncumulative voting rights. This gives holders of more than 50% of the Trust's outstanding shares the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The board has approved the offering of the Fund's shares that are being offered by the Offering Circular. The 1940 Act requires that the Fund's shares be sold at a price equal to the then-current NAV per share (not including underwriting discounts and commissions, none of which apply to the Fund's shares). There are exceptions to this requirement, such as an offering to existing shareholders or if a majority of the holders of the Fund's outstanding securities approve it. A certificate or certificates for shares of the Fund may be issued at the discretion of the board.

Any meeting of Shareholders may be called at any time by the board, by the chairperson of the board or by the president of the Trust for the purpose of taking action upon any matter deemed by the board to be necessary or desirable. To the extent permitted by the 1940 Act, a meeting of the Shareholders for the purpose of electing Trustees may also be called by the chairperson of the board, or shall be called by the president or any vice-president of the Trust at the request of the Shareholders holding not less than ten (10) percent of the Shares, provided that the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such Shareholders. No meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.

Item 23. Purchase, Redemption and Pricing of Shares

The Trust's policies and procedures governing fair valuation and liquidity determination of securities have been initially reviewed and approved by the board and any material amendments will also be reviewed and approved by the board. The investment manager's compliance staff conducts periodic reviews of compliance with the policies and provides at least annually a report to the board regarding the operation of the policies and any material changes recommended as a result of such review.

Item 24. Taxation of the Fund

The following discussion is a summary of certain additional tax considerations generally affecting the Fund and its shareholders some of which may not be described in the Fund’s Offering Circular. No attempt is made to present a complete detailed explanation of the tax treatment of the Fund or its shareholders. The discussions here and in the Offering Circular are not intended as a substitute for careful tax planning.

The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations in effect on the date of this SAI, including any amendments to the Code resulting from 2017 legislation commonly known as the Tax Cuts and Jobs Act ("TCJA"). Future legislative, regulatory or administrative changes, including any provisions of law that sunset and thereafter no longer apply, or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect. Where indicated below, IRS refers to the United States Internal Revenue Service.

This is for general information only and not tax advice. All investors should consult their own tax advisors as to the federal, state, local and foreign tax provisions applicable to them.

Distributions The Fund intends to declare income dividends from its net investment income each day that its net asset value is calculated and pay them monthly. Capital gains, if any, may be paid at least annually. The Fund may distribute income dividends and capital gains more frequently, if necessary or appropriate in the board’s discretion. The amount of any distribution will vary, and there is no guarantee the Fund will pay either income dividends or capital gain distributions. Income dividends and capital gain distributions will be automatically reinvested in additional shares at net asset value unless the shareholder elects to receive them in cash. Distributions declared in December to shareholders of record in such month and paid in January are taxable as if they were paid in December.

Distributions of net investment income.  The Fund receives income generally in the form of interest on its investments. The Fund may also recognize ordinary income from other sources, including, but not limited to, certain gains on foreign currency-related transactions. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to the shareholders.

Dividends are generally subject to tax at ordinary rates. For shareholders that are regulated investment companies (RICs), income dividends received from the Fund, less expenses incurred in their operations, constitute part of net investment income from which income dividends may be paid to their shareholders. Because the Fund invests primarily in debt securities, it is expected that either none or only a small portion of the Fund’s income dividends may be qualified dividends. A return-of-capital distribution is generally not taxable but will reduce the cost basis of the shareholder’s shares, and will result in a higher capital gain or a lower capital loss when the shareholder later sells its shares.

Distributions of capital gains.  The Fund may realize capital gains and losses on the sale of its portfolio securities. Fund distributions of short-term capital gains are also subject to tax at ordinary rates. For shareholders that are RICs, net short-term capital gains will be included in computing investment company taxable income and distributions of such gains to shareholders as dividend income will generally be subject to tax at ordinary rates. RICs are subject to federal income tax on the excess, if any, of net capital gain over the amount of capital gain dividends paid to shareholders. Generally, net capital gain is the excess of net long-term capital gains for the taxable year over net short-term capital losses for that year. In computing the amount of net capital gain, generally, RICs can deduct carryovers, if any, of net capital losses from previous years. RICs must pay tax on undistributed net capital gain at the applicable corporate tax rate.

Alternatively, the Fund may elect to include all or a portion of such undistributed net capital gain in the income of its shareholders of record on the last day of the taxable year. If the Fund makes this election, each of its shareholders will be required to report their pro rata shares of such gain on their tax returns as long-term capital gain, will receive a refundable tax credit for their pro rata shares of the federal income tax paid on the gain, and will increase the tax basis of their shares in the Fund by an amount equal to the deemed distribution less the tax credit.

Returns of capital.  If the Fund's distributions exceed its earnings and profits (i.e., generally, its taxable income and realized capital gains) for a taxable year, all or a portion of the distributions made in that taxable year may be characterized as a return of capital. A return of capital distribution will generally not be taxable, but will reduce the shareholder's cost basis in the Fund shares and will result in a higher capital gain or in a lower capital loss when the shares are sold. Any return of capital in excess of the basis in the Fund shares, however, will be taxable as a capital gain. In the case of a non-calendar year fund, earnings and profits are first allocated to distributions made on or before December 31 of its taxable year and then to distributions made thereafter. The effect of this provision is to “push” returns of capital into the next calendar year.

Investments in foreign securities The following paragraphs describe tax considerations that are applicable to the Fund's investments in foreign securities.

Foreign income tax.  Investment income received by the Fund from sources within foreign countries may be subject to foreign income tax withheld at the source and the amount of tax withheld generally will be treated as an expense of the Fund. The United States has entered into tax treaties with many foreign countries, which entitle the Fund to a reduced rate of, or exemption from, tax on such income. Some countries require the filing of a tax reclaim or other forms to receive the benefit of the reduced tax rate; whether or when the Fund will receive the tax reclaim is within the control of the individual country. Information required on these forms may not be available such as shareholder information; therefore, the Fund may not receive the reduced treaty rates or potential reclaims. Other countries have conflicting and changing instructions and restrictive timing requirements which may cause the Fund not to receive the reduced treaty rates or potential reclaims. Other countries may subject capital gains realized by the Fund on sale or disposition of securities of that country to taxation. These and other factors may make it difficult for the Fund to determine in advance the effective rate of tax on its investments in certain countries. Under certain circumstances, the Fund may elect to pass-through certain eligible foreign income taxes paid by the Fund to shareholders, although it reserves the right not to do so. If the Fund makes such an election and obtains a refund of foreign taxes paid by the Fund in a prior year, the Fund may be eligible to reduce the amount of foreign taxes reported by the Fund to its shareholders, generally by the amount of the foreign taxes refunded, for the year in which the refund is received. Certain foreign taxes imposed on the Fund’s investments, such as a foreign financial transaction tax, may not be creditable against U.S. income tax liability or eligible for pass through by the Fund to its shareholders.

Effect of foreign debt investments on distributions.  Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to shareholders as ordinary income, and any losses reduce the Fund's ordinary income otherwise available for distribution to shareholders. This treatment could increase or decrease the Fund's ordinary income distributions to shareholders, and may cause some or all of the Fund's previously distributed income to be classified as a return of capital.

Information on the amount and tax character of distributions The Fund will inform shareholders of the amounts of income dividends and capital gain distributions at the time they are paid, and will advise shareholders of the tax status of their distributions for federal income tax purposes shortly after the close of each calendar year. If the shareholder has not owned its Fund shares for a full year, the Fund may report and distribute to the shareholder as an ordinary income or capital gain dividend (a distribution of net long-term capital gains) a percentage of income that may not be equal to the actual amount of each type of income earned during the period of the shareholder’s investment in the Fund.

Avoid "buying a dividend" At the time the shareholder purchases Fund shares, the Fund’s net asset value may reflect undistributed income, undistributed capital gains, or net unrealized appreciation in the value of the portfolio securities held by the Fund. A subsequent distribution of such amounts, although constituting a return of the shareholder’s investment, would be taxable. Buying shares in the Fund just before it declares an income dividend or capital gain distribution is sometimes known as “buying a dividend.”

Election to be taxed as a regulated investment company The Fund has elected to be treated as a regulated investment company under Subchapter M of the Code. It has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to shareholders. In order to qualify for treatment as a regulated investment company, the Fund must satisfy the requirements described below.

Distribution requirement.  The Fund must distribute an amount equal to the sum of at least 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, for the tax year (including, for purposes of satisfying this distribution requirement, certain distributions made by the Fund after the close of its taxable year that are treated as made during such taxable year).

Income requirement.  The Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived from its business of investing in such stock, securities or currencies and net income derived from qualified publicly traded partnerships (QPTPs).

Asset diversification test.  The Fund must satisfy the following asset diversification test at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies) or of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or, in the securities of one or more QPTPs.

In some circumstances, the character and timing of income realized by the Fund for purposes of the income requirement or the identification of the issuer for purposes of the asset diversification test is uncertain under current law with respect to a particular investment, and an adverse determination or future guidance by the IRS with respect to such type of investment may adversely affect the Fund’s ability to satisfy these requirements. In other circumstances, the Fund may be required to sell portfolio holdings in order to meet the income requirement, distribution requirement, or asset diversification test, which may have a negative impact on the Fund’s income and performance. In lieu of potential disqualification, the Fund is permitted to pay a tax for certain failures to satisfy the asset diversification test or income requirement, which, in general, are limited to those due to reasonable cause and not willful neglect.

If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at the applicable corporate tax rate without any deduction for dividends paid to shareholders, and the dividends would be taxable to the shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the Fund’s current and accumulated earnings and profits. Failure to qualify as a regulated investment company, subject to savings provisions for certain qualification failures, which, in general, are limited to those due to reasonable cause and not willful neglect, would thus have a negative impact on the Fund’s income and performance. In that case, the Fund would be liable for federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you would be taxed as dividend income to the extent of the Fund’s earnings and profits. Even if such savings provisions apply, the Fund may be subject to a monetary sanction of $50,000 or more. Moreover, the board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders.

Capital loss carryovers The capital losses of the Fund, if any, do not flow through to shareholders. Rather, the Fund may use its capital losses, subject to applicable limitations, to offset its capital gains without being required to pay taxes on or distribute to shareholders such gains that are offset by the losses. If the Fund has a "net capital loss" (that is, capital losses in excess of capital gains), the excess (if any) of the Fund's net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Fund's next taxable year, and the excess (if any) of the Fund's net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Fund's next taxable year. Any such net capital losses of the Fund that are not used to offset capital gains may be carried forward indefinitely, subject to certain limitations, to reduce any future capital gains realized by the Fund in succeeding taxable years.

Excise tax distribution requirements

Required distributions.

To avoid federal excise taxes, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts:

  98% of its taxable ordinary income earned during the calendar year;

  98.2% of its capital gain net income earned during the 12-month period ending October 31; and

  100% of any undistributed amounts of these categories of income or gain from the prior year.

The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December), but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Tax reporting for income and excise tax years.  Because the periods for measuring a regulated investment company’s income are different for income (determined on a fiscal year basis) and excise tax years (determined as noted above), special rules are required to calculate the amount of income earned in each period, and the amount of earnings and profits needed to support that income. For example, if the Fund uses the excise tax period ending on October 31 as the measuring period for calculating and paying out capital gain net income and realizes a net capital loss between November 1 and the end of the Fund’s fiscal year, the Fund may calculate its earnings and profits without regard to such net capital loss in order to make its required distribution of capital gain net income for excise tax purposes. The Fund also may elect to treat part or all of any "qualified late year loss" as if it had been incurred in the succeeding taxable year in determining the Fund’s taxable income, net capital gain, net short-term capital gain, and earnings and profits. The effect of this election is to treat any such “qualified late year loss” as if it had been incurred in the succeeding taxable year, which may change the timing, amount, or characterization of Fund distributions.

A "qualified late year loss” includes (i) any net capital loss incurred after October 31 of the current taxable year, or, if there is no such loss, any net long-term capital loss or any net short-term capital loss incurred after October 31 of the current taxable year (“post-October capital losses”), and (ii) the sum of (1) the excess, if any, of (a) specified losses incurred after October 31 of the current taxable year, over (b) specified gains incurred after October 31 of the current taxable year and (2) the excess, if any, of (a) ordinary losses incurred after December 31 of the current taxable year, over (b) the ordinary income incurred after December 31 of the current taxable year. The terms “specified losses” and “specified gains” mean ordinary losses and gains from the sale, exchange, or other disposition of property (including the termination of a position with respect to such property), foreign currency losses and gains, and losses and gains resulting from holding stock in a passive foreign investment company (PFIC) for which a mark-to-market election is in effect. The terms “ordinary losses” and “ordinary income” mean other ordinary losses and income that are not described in the preceding sentence. Special rules apply to a fund with a fiscal year ending in November or December that elects to use its taxable year for determining its capital gain net income for excise tax purposes. The Fund may only elect to treat any post-October capital loss, specified gains and specified losses incurred after October 31 as if it had been incurred in the succeeding year in determining its taxable income for the current year.

Because these rules are not entirely clear, the Fund may be required to interpret the "qualified late-year loss" and other rules relating to these different year-ends to determine its taxable income and capital gains. The Fund’s reporting of income and its allocation between different taxable and excise tax years may be challenged by the IRS, possibly resulting in adjustments in the income reported by the Fund on its tax returns and/or by the Fund to shareholders on their year-end tax statements.

Sales of Fund shares Sales and exchanges of Fund shares are generally taxable transactions for federal and state income tax purposes. If shareholders sell their Fund shares they are required to report any gain or loss on the sale or exchange. Generally, such capital gain or loss will be treated as described above under "Distributions of capital gains."

Sales at a loss within six months of purchase.

Any loss incurred on the sale or exchange of Fund shares owned for six months or less is treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by the Fund on those shares.

Wash sales.

All or a portion of any loss that you realize on the sale or exchange of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your sale or exchange. Any loss disallowed under these rules will be added to your tax basis in the new shares.

Reportable transactions.  Under Treasury regulations, if a shareholder recognizes a loss with respect to the Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder (or certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.

Investment in complex securities The Fund’s investment in certain complex securities could subject it to one or more special tax rules (including, but not limited to, the wash sale rules), which may affect whether gains and losses recognized by the Fund are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments to the holding periods of the Fund’s securities. These rules, therefore, could affect the amount, timing and/or tax character of the Fund’s distributions to shareholders. Moreover, because the tax rules applicable to complex securities, including derivative financial instruments, are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions and otherwise satisfied the relevant requirements to maintain its qualification as a regulated investment company and avoid a fund-level tax.

In general.  Gain or loss recognized by the Fund on the sale or other disposition of its portfolio investments will generally be capital gain or loss. Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Portfolio investments held for more than one year generally will be eligible for long-term capital gain or loss treatment.

Derivatives.  The Fund may invest in certain derivative contracts, including some or all of the following types of investments: options on securities and securities indices; financial and futures contracts; options on financial or futures contracts and stock index futures; foreign currency contracts, and forward and futures contracts on foreign currencies. The tax treatment of certain forward and futures contracts entered into by the Fund, as well as listed non-equity options written or purchased by the Fund on U.S. exchanges (including options on futures contracts, broad-based equity indices and debt securities), may be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, any section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable, even though the Fund continues to hold the contracts. The Fund may be required to distribute this income and gains annually in order to avoid income or excise taxes on the Fund. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.

Constructive sales.  The Fund’s entry into certain derivative instruments, including options, forward contracts, and futures could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

Securities lending transactions.  The Fund may obtain additional income by lending its securities, typically to brokers. All amounts that are paid to the Fund in a securities lending transaction, including substitute dividend or interest payments, are treated as a “fee” for the temporary use of property. As a result, any substitute dividend payments received by the Fund are neither qualified dividend income eligible for taxation at reduced long-term capital gain rates in the case of individual shareholders nor eligible for the corporate dividends received deduction in the case of corporate shareholders. Similarly, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign taxes to shareholders.

Tax straddles.  If the Fund invests in any or all of the derivative contracts described in the paragraphs above, if it actively trades stock or otherwise acquires a position with respect to substantially similar or related property in connection with certain hedging transactions, or if it engages in spread, straddle or collar transactions, it could be deemed to hold offsetting positions in securities. If the Fund’s risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds offsetting securities, including securities in a spread, collar, straddle or similar type of transaction, the Fund could be deemed to have entered into a tax "straddle" or to hold a "successor position" that would require any loss realized by it to be deferred for tax purposes.

Structured investments.  The Fund may invest in instruments that are designed to restructure the investment characteristics of a security or securities, such as certain structured notes, swap contracts, or swaptions. By investing in these securities, the Fund could be subject to tax consequences that differ from those of an investment in traditional debt or equity securities.

Credit-linked securities.  The Fund may enter into credit-linked securities including debt securities represented by an interest in or collateralized by one or more corporate debt obligations, or into credit default swap agreements. The rules governing the tax aspects of credit-linked securities that provide for contingent nonperiodic payments of this type are in a developing stage and are not entirely clear in certain aspects. Accordingly, while the Fund intends to account for such transactions in a manner that it deems to be appropriate, the IRS might not accept such treatment, and may require the Fund to modify its treatment of these investments. Certain requirements that must be met under the Code in order for the Fund to qualify as a regulated investment company may limit the extent to which the Fund will be able to engage in credit default swap agreements.

Certain fixed-income investments.  Gain recognized on the disposition of a debt obligation purchased by the Fund with market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Fund held the debt obligation, unless the Fund made an election to accrue market discount into income currently. Fund distributions of accrued market discount, including any current inclusions, are taxable to shareholders as ordinary income to the extent of the Fund’s earnings and profits. If the Fund purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the Fund generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore an investment in such securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the securities. To generate cash to satisfy those distribution requirements, the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of fund shares.

Investments in debt obligations that are at risk of or in default.  The Fund may also hold obligations that are at risk of or in default. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on such a debt obligation, when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund in order to ensure that it distributes sufficient income to preserve its status as a regulated investment company.

Item 25. Underwriters

Not applicable.

Item 26. Calculation of Performance Data

Not applicable.

Item 27. Financial Statements

The audited financial statements and Report of Independent Registered Public Accounting Firm in the Fund’s Annual Report to Shareholders for the fiscal year ended July 31, 2020 are incorporated by reference (are legally a part of this Part B).

APPENDIX

Description of Ratings

Corporate Obligation Ratings

Moody's

INVESTMENT GRADE

Aaa: Bonds rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Bonds rated Aa are judged to be high quality and are subject to very low credit risk.

A: Bonds rated A are considered upper medium-grade obligations and are subject to low credit risk.

Baa: Bonds rated Baa are subject to moderate credit risk and are considered medium-grade obligations. As such they may have certain speculative characteristics.

BELOW INVESTMENT GRADE

Ba: Bonds rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Bonds rated B are considered speculative and are subject to high credit risk.

Caa: Bonds rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Bonds rated Ca are considered highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Bonds rated C are the lowest rated class of bonds and are typically in default. They have little prospects for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates a ranking in the lower end of that generic rating category.

S&P®

The issue rating definitions are expressions in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

INVESTMENT GRADE

AAA: This is the highest rating assigned by S&P to a debt obligation. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: Obligations rated AA differ from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Obligations rated A are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher ratings categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Obligations rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BELOW INVESTMENT GRADE

BB, B, CCC, CC, C: Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest degree of speculation. While these obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. The C rating is also assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is still making payments.

D: An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating is also used upon the filing of a bankruptcy petition or the taking of a similar action if payments on the obligation are jeopardized.

Plus (+) or minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol is attached to the ratings of instruments with significant noncredit risks and highlights risks to principal or volatility of expected returns that are not addressed in the credit rating.

Short-Term Debt Ratings

Moody's

Moody's short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs and to individual short-term debt instruments. These obligations generally have an original maturity not exceeding 13 months, unless explicitly noted. Moody's employs the following designations to indicate the relative repayment capacity of rated issuers:

P-1 (Prime-1): Issuers (or supporting institutions) so rated have a superior ability to repay short-term debt obligations.

P-2 (Prime-2): Issuers (or supporting institutions) so rated have a strong ability to repay short-term debt obligations.

P-3 (Prime-3): Issuers (or supporting institutions) so rated have an acceptable ability to repay short-term debt obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P®

S&P's ratings are a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days -- including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

A-1: This designation indicates that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: Issues carrying this designation are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations carrying the higher designations. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.

A-3: Issues carrying this designation exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Issues carrying this designation are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Issues carrying this designation are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Issues carrying this designation are in payment default. The D rating category is used when payments on an obligation are not made on the due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

FRANKLIN FLOATING RATE MASTER TRUST

File Nos. 811-09869

PART C

OTHER INFORMATION

Item 28. Exhibits.

The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

(a)	Agreement and Declaration of Trust

(i)

Amended and Restated Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware statutory trust, dated May 18, 2018

Filing: Amendment No. 32 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2018

(b)	By-Laws

(i)

Third Amended and Restated By-Laws of Franklin Floating Rate Master Trust, a Delaware Statutory Trust effective as of May 18, 2018

Filing: Amendment No. 32 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2018

(ii)

Certificate of Amendment of By-Laws of Franklin Floating Rate Master Trust dated January 17, 2019

Filing: Amendment No. 37 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 29, 2019

(c)	Instruments Defining Rights of Security Holders

(i) Amended and Restated Agreement and Declaration of Trust

(a) Article III, Shares
(b) Article V, Shareholders' Voting Powers and Meetings
(c) Article VI, Net Asset Value; Distributions; Redemptions; Transfers
(d) Article VIII, Certain Transactions - Section 4
(e) Article X, Miscellaneous – Section 4

(ii) Amended and Restated By-Laws

(a) Article II – Meetings of Shareholders
(b) Article VI, Records and Reports – Section 1,2 and 3
(c) Article VII, General Matters: - Sections 3, 4, 6, 7
(d) Article VIII, Amendment – Section 1

(iii) Part B: Statement of Additional Information – Item 22

(d)	Investment Advisory Contracts

(i)

Amended and Restated Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Advisers, Inc. dated March 1, 2015

Filing: Amendment No. 22 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: June 30, 2015

(ii)

Investment Management Agreement between Registrant on behalf of Franklin Floating Rate Income Fund (formerly, Franklin Middle Tier Floating Rate Fund) and Franklin Advisers, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(iii) Fee Waiver and/or Expense Reimbursement Agreement dated June 1, 2020 Filing: Amendment No. 40 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: March 4, 2021

(e)	Underwriting Contracts

Not Applicable

(f)	Bonus or Profit Sharing Contracts

Not Applicable

(g)	Custodian Agreements

(i) Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996 Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(ii)

Amendment dated May 7, 1997 to Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iii)

Amendment dated February 27, 1998 to Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iv)

Amendment dated May 16, 2001 to Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 3 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(v)

Amendment dated January 29, 2021 to Exhibit A of the Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 40 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: March 4, 2021

(vi)

Amendment dated June 3, 2019 to Schedule 1 of the Amendment dated May 16, 2001, to Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon

Filing: Amendment No. 37 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 29, 2019

(vii)

Amended and Restated Foreign Custody Manager Agreement dated May 16, 2001 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 3 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(viii)

Amendment dated January 27, 2017 to Schedule 1 of the Foreign Custody Manager Agreement between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 30 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: November 30, 2017

(ix)

Amendment dated November 19, 2014 to Schedule 2 of the Foreign Custody Manager Agreement dated May 16, 2001 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 21 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: November 26, 2014

(x) Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(xi)

Amendment dated January 29, 2021 to Exhibit A of the Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 40 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: March 4, 2021

(xii)

Supplement to the Master Custody Agreement Hong Kong - China Connect Service dated July 26, 2018, revised Exhibit A dated August 1, 2019

Filing: Amendment No. 40 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: March 4, 2021

(h)	Other Material Contracts

(i)

Amended and Restated Transfer Agent and Shareholder Services Agreement dated November 1, 2017 between the Registrant, on behalf of Franklin Floating Rate Master Trust, and Franklin Templeton Investors Services, LLC

Filing: Amendment No. 30 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: November 30, 2017

(ii)

Subcontract for Fund Administrative Services between Franklin Advisers, Inc. and Franklin Templeton Services, LLC dated May 1, 2014

Filing: Amendment No. 21 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: November 26, 2014

(iii)

Subcontract for Fund Administrative Services on behalf of Franklin Floating Rate Income Fund (formerly, Franklin Middle Tier Floating Rate Fund) and Franklin Lower Tier Floating Rate Fund between Franklin Advisers, Inc. and Franklin Templeton Services, LLC dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(iv)

Placement Agent Agreement between the Registrant on behalf of Franklin Floating Rate Income Fund (formerly, Franklin Middle Tier Floating Rate Fund) and Franklin Lower Tier Floating Rate Fund and Franklin Templeton Financial Services, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(v)

Amendment to Fund Services Agreement dated January 22, 2020, as amended July 15, 2020 between Franklin Templeton Services, LLC and JPMorgan Chase Bank, N.A. on behalf of the Registrant

Filing: Amendment No. 39 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: November 30, 2020

(vi)

Amendment to Placement Agent Agreement between the Registrant and Franklin Templeton Financial Services, Inc. dated May 13, 2020

Filing: Amendment No. 40 to the Registration Statement on

Form N-1A

File No. 811-09869

Filing Date: March 4, 2021

(i)	Legal Opinion

Not Applicable

(j)	Other Opinions

Not Applicable

(k)	Omitted Financial Statements

Not Applicable

(l)	Initial Capital Agreements

Not Applicable

(m)	Rule 12b-1 Plan

Not Applicable

(n)	Rule 18f-3 Plan

Not Applicable

(p)	Code of Ethics

(i) Code of Ethics dated September 1, 2020

(q)	Power of Attorney

(i) Power of Attorney dated May 21, 2019 Filing: Amendment No. 36 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: June 11, 2019

(ii) Power of Attorney dated December 4, 2020 for Robert G. Kubilis Filing: Amendment No. 40 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: March 4, 2021

Item 29.  Persons Controlled by or Under Common Control with the Fund

None

Item 30.  Indemnification

The Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.  Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton. For additional information please see Part B and Schedules A and D of Form ADV of

Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.  Principal Underwriters

Not Applicable

Item 33.  Location of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder service agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

Item 34.  Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.  Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 29th day of April 2021.

FRANKLIN FLOATING RATE MASTER TRUST

(Registrant)

By: /s/STEVEN J. GRAY

Steven J. Gray

Vice President and Co-Secretary

FRANKLIN FLOATING RATE MASTER TRUST

REGISTRATION STATEMENT

EXHIBITS INDEX

EXHIBIT NO.	DESCRIPTION

Ex-99.(p)(i)	Code of Ethics dated September 1, 2020